   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1999
                                                      REGISTRATION NO. 333-65029
================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                AMENDMENT NO. 4
                                      TO
                                   FORM SB-2
                                      ON
                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             U.S. REMODELERS, INC.
            (Exact name of registrant as specified in its charter)

                                  ----------

      DELAWARE                      1798                     75-2686765
      (State of          (Primary Standard Industrial      (I.R.S. Employer
   incorporation)         Classification Code Number)     Identification No.)

                                  ----------

1341 W. MOCKINGBIRD LANE, SUITE 900E                    MURRAY H. GROSS
       DALLAS, TEXAS 75247                            U.S. REMODELERS, INC.
         (214) 267-2000                          1341 W. MOCKINGBIRD, SUITE 900E
  (Address and telephone number of                     DALLAS, TEXAS 75247
registrant's principal executive offices)                 (214) 267-2000
                                             (Name, address and telephone number
                                                       of agent for service)

                                  ----------

                         Copies of communications to:

CHARLES D. MAGUIRE, JR., ESQ.                          JAKES JORDAAN, ESQ.
   JACKSON WALKER L.L.P.                           JORDAAN & PENNINGTON, PLLC
901 MAIN STREET, SUITE 6000                      300 CRESCENT COURT, SUITE 1605
    DALLAS, TEXAS 75202                                DALLAS, TEXAS 75201
  PHONE NO. (214) 953-5850                            PHONE NO. (214) 871-6550
  FAX NO. (214) 953-5822                              FAX NO. (214) 871-6560

                                  ----------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                                  ----------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ----------


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                                      PROPOSED
            TITLE OF EACH               AMOUNT TO                 PROPOSED            MAXIMUM           AMOUNT OF
          CLASS OF SECURITIES         BE REGISTERED               MAXIMUM             AGGREGATE        REGISTRATION
           TO BE REGISTERED           PER SECURITY(1)          OFFERING PRICE     OFFERING PRICE(1)        FEE
-------------------------------------------------------------------------------------------------------------------
Units(2)...............................  1,610,000                 $5.125           $ 8,251,250           $2,500.13
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share(3)......................  1,610,000                 $ 5.00           $ 8,050,000                  (3)
-------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock
Purchase Warrants(3)(9)................  1,610,000                 $0.125           $   201,250                  (3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, issuable
under Redeemable Common
Stock Purchase Warrants(4)(9)..........  1,610,000                 $ 6.25           $10,062,500           $3,048.94
-------------------------------------------------------------------------------------------------------------------
Representative's Warrants(5)(9)........    140,000                 $.0007           $       100           $    0.03
-------------------------------------------------------------------------------------------------------------------
Units underlying
Representative's Warrants..............    140,000                 $ 6.15           $   861,000           $  260.91
-------------------------------------------------------------------------------------------------------------------
Common Stock included in Units
issuable under the Representative's
Warrants(6)............................    140,000                     (6)                   (6)                 (6)
-------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase
Warrants included in the Units
issuable under the Representative's
Warrants(7)............................    140,000                     (7)                   (7)                 (7)
-------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise
of the Redeemable Common Stock
Purchase Warrants included in the
Units issuable under the
Representative's Warrants(8)...........    140,000                 $ 6.25           $   875,000           $  265.15
-------------------------------------------------------------------------------------------------------------------
 Total..........................................................................................          $6,075.16(10)
                                                                                                          =========
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) Includes an aggregate of 1,610,000 shares of Common Stock and 1,610,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to be offered to the public in 1,610,000 units (the "Units"), and includes 210,000 Units which may be purchased by the Underwriters to cover over-allotments, if any.
(3)  Included in the Units.  No additional registration fee is required.
(4) Represents shares of Common Stock issuable upon exercise of the Warrants registered hereby together with such additional indeterminate number of shares as may be issued upon exercise of such Warrants by reason of the anti-dilution provisions contained therein.
(5) Representative's Warrants to purchase up to 140,000 Units consisting of an aggregate of 140,000 shares of Common Stock and 140,000 Warrants.
(6) Represents shares of Common Stock included in the Units issuable upon exercise of the Representative's Warrants, together with such additional indeterminate number of shares of Common Stock as may be issued upon exercise of such Representative's Warrants by reason of the anti-dilution provisions contained therein.
(7) Represents Warrants to purchase 140,000 shares of Common Stock included in the Units issuable upon exercise of the Representative's Warrants.
(8) Represents 140,000 shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable upon exercise of the Representative's Warrants.
(9) Pursuant to Rule 416 of the Securities Act of 1933, as amended, no separate registration fee is required as the Common Stock underlying the Warrants is being registered in the same registration statement.
(10) The amount of $6,075.16 was previously paid.

                                  ----------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1999

LOGO                         U.S. REMODELERS, INC.
                                1,400,000 UNITS
              EACH UNIT COMPRISED OF ONE SHARE OF COMMON STOCK AND
                  ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

         U.S. Remodelers, Inc., a Delaware corporation (the "Company"), hereby offers 1,400,000 units (the "Units"), with each Unit consisting of one share of common stock, $.01 par value per share (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant (the "Warrants") (the "Offering"). The Units, the shares of Common Stock and the Warrants offered hereby are sometimes hereinafter collectively referred to as the "Securities". The shares of Common Stock and the Warrants included in the Units may not be traded separately until _______________, 1999 (90 days from the date of this Prospectus), or on such earlier date (the "Separation Date"), as may be determined by First London Securities Corporation, as representative (the "Representative") of the companies underwriting this Offering (the "Underwriters"). The Warrants will not be detachable from the Units and may not be traded separately until the Separation Date. The Company anticipates the Units will be offered to the public at approximately $5.125 per Unit or $5.00 per share of Common Stock and $0.125 per Warrant. Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $6.25 per share during the five year period commencing on the date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant on not less than 30 nor more than 60 days written notice if the closing price of the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed equals or exceeds $8.75 per share. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative. See "Description of Securities."

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, INCLUDING, WITHOUT LIMITATION, A RISK THAT THIS PROSPECTUS MAY NOT BE CURRENT DURING THE EXERCISE PERIOD OF THE WARRANTS.
                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                           PRICE      UNDERWRITING DISCOUNTS    PROCEEDS TO
                         TO PUBLIC      AND COMMISSIONS(1)       COMPANY(2)
--------------------------------------------------------------------------------
Per Unit                $__________       $__________          $__________
--------------------------------------------------------------------------------
  Total(3)              $__________       $__________          $__________
--------------------------------------------------------------------------------
================================================================================

    (1) Does not include compensation to the Representative in the form of (i) a 2% non-accountable expense allowance, $60,000 of which has previously been paid, and (ii) warrants to purchase up to 140,000 Units exercisable at 120% of the price per Unit offered hereby (the "Representative's Warrants"). The Representative's Warrants are exercisable for a four-year period commencing one year from the date of this Prospectus. In addition, the Company has granted certain registration rights with respect to the registration of the shares of Common Stock and the Warrants underlying the Representative's Warrants (the "Underlying Warrants") and the shares of Common Stock issuable upon exercise of the Underlying Warrants. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Description of Securities -- Representative's Warrants" and "Underwriting."
    (2) Before deducting expenses of the Offering payable by the Company, estimated at $473,200, including the non-accountable expense allowance.
    (3) The Company has granted the Underwriters a 45-day over-allotment option to purchase up to 210,000 additional Units on the same terms and conditions as set forth above. If all such additional Units are purchased by the Underwriters, the total Price to Public will be $_______________, the total Underwriting Discounts and Commissions will be $_______________ and the total Proceeds to the Company will be $_______________. See "Underwriting."

      The Securities offered by this Prospectus are being offered by the Underwriters named herein on a "firm commitment" basis subject to prior sale, when, as and if accepted by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer without notice and reject any order in whole or in part. It is expected that delivery of the certificates representing the Securities will be made at the offices of First London Securities Corporation, Dallas, Texas on or about ____________________, 1999.

                      FIRST LONDON SECURITIES CORPORATION

          The Date of this Prospectus is                       , 1999

                             AVAILABLE INFORMATION

        The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2, as amended on Form S-1 (the "Registration Statement"), pursuant to the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. THE STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT IDENTIFIED AS EXHIBITS IN THIS PROSPECTUS ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE, REFERENCE IS MADE TO A COPY OF SUCH CONTRACT OR DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH STATEMENT BEING QUALIFIED IN ANY AND ALL RESPECTS BY SUCH REFERENCE. For information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

        Upon consummation of this Offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; and at its New York Regional Office, Room 1300, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Company's Registration Statement as well as any reports to be filed under the Exchange Act can also be obtained electronically after the Company has filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis And Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission maintains a Website (at http://www.sec.gov) that contains such information regarding the Company.

        The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law. Such requests may be directed to Murray H. Gross, Chief Executive Officer, U.S. Remodelers, Inc., 1341 W. Mockingbird Lane, Suite 900E, Dallas, Texas 75247, telephone number (214) 267-2000.

        IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING."

        IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) OR THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE SECURITIES ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SEE "UNDERWRITING."

                                    SUMMARY

        The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated herein, the financial, business activities, management and other pertinent information herein relates on a consolidated basis to the Company and its predecessors. Each prospective investor is urged to read this Prospectus in its entirety and to particularly consider the information set forth under the heading "RISK FACTORS." Unless otherwise indicated, all Common Stock share and per share data and information in this Prospectus (i) have been adjusted to give effect to a 10-for-one stock split of the Company's Common Stock effective June 15, 1998, effected in the form of a nine-for-one stock dividend, (ii) assume no exercise of either the Warrants offered hereby or the Representative's Warrants, (iii) assume no exercise of options to purchase an aggregate of 37,875 shares of Common Stock and (iv) assume no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

        GENERAL. U.S. Remodelers, Inc. (the "Company") is engaged, through direct consumer marketing, in the design, sale, manufacture and installation of kitchen cabinet refacing products utilized in kitchen remodeling. Refacing is a kitchen remodeling technique in which existing cabinetry framework is retained but all exposed surfaces are changed. The Company presently operates in 13 major metropolitan areas in the United States. The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "CENTURY 21 Cabinet Refacing" under license agreements with TM Acquisition Corp. ("TM") and HFS Licensing Inc. ("HFS") pursuant to a master license agreement between Century 21 Real Estate Corporation and each of TM and HFS. Both agreements give the Company the right to market, sell and install kitchen cabinet refacing products in specific territories under the trademark and service mark "CENTURY 21 Cabinet Refacing." The Company also conducts its business under the name "Facelifters." In addition to marketing, selling and installing cabinet refacing, the Company has plans to market, sell and install replacement kitchens. To satisfy the demands of its customers, the Company anticipates developing, marketing and selling additional home improvement products and services, including, but not limited to, replacement windows. See "Business."

        INDUSTRY. According to industry publications, spending for kitchen remodeling is expected to exceed $30 billion in 1998 -- an increase from $25 billion in 1997 and $18 billion in 1991 -- with approximately 4.65 million kitchens expected to be remodeled in 1998, an 8.1% increase over 1997. Of the expected $30 billion in kitchen remodeling spending, approximately $14.4 billion is expected to be spent on remodeling jobs costing under $5,000 and approximately $11.5 billion is expected to be spent on remodeling jobs costing between $5,000 and $15,000. Based upon industry publications, the Company believes the continued projected growth of kitchen remodeling is principally due to three factors: (1) an expected consistent rate of existing home sales, (2) an aging baby boomer market and
     (3) kitchen remodeling continues to offer the homeowner a significantly better cost recoupment upon sale than other home improvement projects. Households in which the homeowners are age 40 or older account for approximately 60% of kitchen remodeling projects.

        MARKET POSITIONING. The Company operates in a niche segment of the kitchen remodeling industry known as cabinet refacing, and the Company believes that it is the largest single seller of cabinet refacing in the United States. The Company has sales and installation centers located in 12 of the 20 largest metropolitan areas in the United States. The Company provides its customers with a full range of services including in-home design, product installation, access to third-party financing and after sale service. The Company also manufactures almost all of the components used in its kitchen refacing business in its own factory. The Company intends to expand its existing business lines to become a full service kitchen updating business by also offering replacement kitchens to primarily middle market customers who intend to spend between $5,000 and $15,000 on updating their kitchen.

        BUSINESS STRATEGY. The Company's business objective is to become a leader in the replacement kitchen market, primarily in the mid-range price level. To achieve this objective, the Company intends to implement a business strategy comprised of the following elements (see "Business -- Business Strategy"):

               .Provide Superior Customer Service
               .Leverage Existing Expertise and Infrastructure
               .Increase Customer Penetration and Product Offerings .Enter into New Geographic Markets
               .Develop and Incorporate New Technology
               .Implement Internet Initiatives
               .Pursue Acquisition Opportunities

          BACKGROUND. The Company was organized on January 23, 1997 under the laws of the State of Delaware. On January 27, 1997, the Company entered into an interim operating agreement (the "Operating Agreement") with AMRE, Inc. and Facelifters Home Systems, Inc. ("Facelifters"), a wholly-owned subsidiary of AMRE, Inc. (collectively, "AMRE"). AMRE, Inc. was involuntarily placed into bankruptcy by certain of its creditors on January 20, 1997. AMRE, Inc. then voluntarily placed its affiliated entities, including Facelifters, into bankruptcy on January 22, 1997 by filing for protection under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). Under the terms of the Operating Agreement, the Company (i) leased certain operating facilities and equipment and purchased certain raw materials for the purpose of establishing the business of the Company and
     (ii) received from AMRE a prospective customer list which included certain of AMRE's customers who had entered into contracts with AMRE for kitchen cabinet refacing services that could not be completed because of the Chapter 11 proceeding. The Operating Agreement obligated the Company to pay a fee to AMRE for any revenues it derived from use of the customer list. On February 12, 1997, AMRE and the Company entered into an agreement for the purchase of certain selected operating assets related to AMRE's kitchen cabinet refacing business (the "Purchase Agreement"). Effective April 3, 1997, the Company consummated the transaction contemplated by the Purchase Agreement by acquiring selected operating assets from approximately 11 of AMRE's former sales offices and by assuming certain other agreements and lease obligations related to machinery, equipment, facilities and real property related to the Company's business operations. The Purchase Agreement and the transactions contemplated thereby were approved by the United States Bankruptcy Court for the Northern District of Texas -Dallas Division.

          Certain of the Company's directors and executive officers were associated with AMRE prior to the date AMRE became involved in the above-referenced bankruptcy proceedings. However, except as set forth below, none of the Company's directors or executive officers were associated with AMRE subsequent to the date AMRE sought protection under Chapter 11. Specifically, David L. Moore, Chairman of the Board and a director of the Company, served as a director of AMRE until the expiration of his term in May 1996; Murray H. Gross, President, Chief Executive Officer and a director of the Company, acted as Vice President and a director of AMRE from May 1996 until his resignation in January 1997; Ronald I. Wagner, a director of the Company, served as Chairman of the Board, Chief Executive Officer and a director of AMRE and resigned from those positions in December 1995; Peter T. Bulger, Vice President and Chief Operating Officer of the Company, Steven L. Gross, Vice President - Marketing of the Company and Malcolm R. Harris, Vice President - Operations of the Company, became employees of AMRE following AMRE's acquisition of Facelifters in April 1996 and remained in the employment of AMRE until January 1997; and Robert A. DeFronzo, Chief Financial Officer, Secretary and Treasurer of the Company served as corporate controller at the time of the Chapter 11 filing and continued in this position until February 1997. See "Management."

          Effective November 23, 1997, the Company also purchased certain assets of Reunion Home Services, Inc. and Kitchen Master, Inc. (collectively "Reunion"), manufacturers, marketers and installers of kitchen cabinet refacing products and kitchen cabinet doors. Similar to the Company, but in separate transactions from those between the Company and AMRE, Reunion, prior to completing its transaction with the Company, entered into an interim operating agreement with AMRE, after AMRE filed for protection under Chapter 11, with terms similar to those found in the Operating Agreement. Effective April 3, 1997, Reunion also acquired certain selected operating assets of AMRE. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

          The principal executive offices of the Company are located at 1341 W. Mockingbird Lane, Suite 900E, Dallas, Texas, 75247, telephone number (214) 267-2000.

                                  THE OFFERING

     SECURITIES OFFERED

        Units.......... 1,400,000 Units, each Unit consisting of one share of
                        Common Stock and one Warrant to purchase one share of Common Stock. See"Description of Securities -- Units."

        Common Stock... 1,400,000 shares, par value $.01 per share (included in the Units). See "Description of Securities -- Common Stock."

        Warrants....... 1,400,000 Warrants (included in the Units). Each Warrant entitles the holder thereof to purchase, after the Separation Date, one share of Common Stock at a price of $6.25 per share, subject to certain adjustments, until ____________________, 2004 (60 months from the date of this Prospectus). The Company is entitled to redeem the Warrants for $.05 per Warrant upon not less than 30 nor more than 60 days written notice if the closing price of the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed equals or exceeds $8.75 per share. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative. Warrant holders may exercise their Warrants between the date of the notice of redemption and the redemption date. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."

OUTSTANDING SECURITIES(1)

                                                              Securities to be
                                          Securities            Outstanding
                                           Presently          Upon Completion
                                          Outstanding         of the Offering
                                   -------------------------  ----------------

       Units.....................              -0-                1,400,000
       Common Stock..............        2,500,000                3,900,000
       Series A Preferred Stock..           80,000                   80,000
       Warrants..................              -0-                1,400,000

ESTIMATED NET PROCEEDS TO COMPANY....   Approximately $5,984,300 if the
                                        1,400,000 Units are sold, and $6,931,400
                                        if the over-allotment option is fully
                                        exercised. See "Use of Proceeds."

USE OF PROCEEDS......................   To implement the Company's business
                                        strategy, for acquisitions and for
                                        working capital purposes. See "Use of
                                        Proceeds" and "Business."

RISK FACTORS.........................   Purchasers of the Units offered hereby
                                        should consider carefully the risk
                                        factors under the heading "Risk
                                        Factors."

PROPOSED TRADING SYMBOLS(2)                                  Nasdaq     Boston
                                                            SmallCap    Stock
                                                             Market    Exchange
                                                             ------    --------
                                        Units............... USRIU       URMU
                                        Common Stock........ USRI        URM
                                        Warrants............ USRIW       URMW

----------

(1) Unless otherwise indicated herein, the information contained in this Prospectus regarding the Company's outstanding securities does not include:
    (i) 210,000 Units to be issued upon exercise of the Underwriter's over-allotment option or the 210,000 shares of Common Stock and 210,000 Warrants included in such Units; (ii) the 140,000 Units issuable upon exercise of the Representative's Warrants and the 140,000 shares of Common Stock and 140,000 Underlying Warrants reserved for issuance and constituting a part of the Units issuable upon exercise of the Representative's Warrants; (iii) an aggregate of 37,875 shares of Common Stock to be issued upon exercise of options granted to certain employees of the Company pursuant to the 1998 Stock Option Plan or (iv) the balance of the shares of Common Stock reserved for issuance under the 1998 Stock Option Plan, which in no event shall exceed 1,500,000 shares. See "Management - Stock Option Plan," "Principal Stockholders," "Description of Securities" and "Underwriting."
(2) The Company has made application to list the Securities on the Nasdaq SmallCap Market and the Boston Stock Exchange. The inclusion of the proposed trading symbols in this Prospectus Summary is not meant to imply that a trading market may someday exist for the Securities offered hereby or that the aforementioned symbols will be assigned to such Securities.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

          The following table presents summary financial data of the Company on a consolidated basis as of December 31, 1997 and September 30, 1998 and 1997, respectively. This information has been derived from the Company's audited financial statements for the periods ended December 31, 1997 and September 30, 1998 and its unaudited financial statements for the period ended September 30, 1997, respectively, included elsewhere in this Prospectus. The Company's unaudited proforma financial information for the periods ended December 31, 1997 and September 30, 1997 reflects the acquisition of selected assets from Reunion as if it had occurred at the beginning of the period. The unaudited proforma financial results are not necessarily indicative of the actual results of operations that would have occurred had the purchase actually been made at the beginning of the period, nor is it necessarily indicative of future results of operations of the combined enterprises. The summary financial information should be read in conjunction with "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. This financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future. See "Prospectus Summary -- Background."

                                                                                                           (Unaudited)
                                                                                                            Proforma
                                                                                  (Unaudited)    -----------------------------
                                                                 Nine Months      Nine Months                     Nine Months
                                                 Period Ended       Ended            Ended        Period Ended       Ended
                                                 December 31,   September 30,    September 30,    December 31,   September 30,
SELECTED STATEMENT OF OPERATIONS DATA:               1997            1998           1997(1)           1997            1997
                                                 ------------   -------------   --------------    ------------   -------------
Contract revenues, net..........................  $16,158,745     $21,146,566     $11,371,441      $23,395,301     $16,895,909
Cost of goods sold..............................    6,453,597       8,844,059       4,089,872        8,609,945       5,754,143
Operating expenses..............................   11,003,391      12,581,491       7,511,744       16,168,940      11,567,436
Loss from operations............................   (1,298,243)       (278,984)       (230,175)      (1,383,584)       (425,670)
Other expenses, net.............................      144,132         (71,271)        (87,718)         144,132         (87,718)
Provision for income taxes......................        5,000           5,000              --            5,000              --
Net loss........................................   (1,447,375)       (355,255)       (317,893)      (1,532,716)       (513,388)
Net loss per weighted-average share of common
 stock outstanding -- basic and diluted.........  $      (.76)    $      (.19)    $      (.18)     $      (.80)    $      (.29)
Number of weighted-average shares of common
  stock outstanding.............................    1,911,040       2,484,686       1,782,680        1,911,040       1,782,680


                                                                                                                   September 30,
                                                                                  December 31,   September 30,         1998
SELECTED BALANCE SHEET DATA:                                                          1997            1998       (As adjusted)(2)
                                                                                  ------------   -------------   -------------
Current assets.............................................................         $1,981,750      $3,219,521     $ 9,203,821
Total assets...............................................................          4,708,424       5,929,567      11,913,867
Current liabilities........................................................          2,190,501       3,294,257       3,294,257
Total liabilities..........................................................          4,297,094       5,917,166       5,917,166
Series A Preferred Stock (Redeemable)......................................            689,967         742,425         742,425
Stockholders' equity or (deficit)..........................................           (278,637)       (730,024)      5,254,276
Working capital (deficit)..................................................           (208,751)        (74,736)      5,909,564

------------------------------
(1) The Company commenced operations on January 23, 1997. Tabular information reflects statement of operations data for the period from inception through September 30, 1997.

(2) Adjusted to give effect to the sale of 1,400,000 Units at an assumed initial public offering price of $5.125 per Unit and the application of the net proceeds therefrom. See "Use of Proceeds." No effect has been given to the exercise of (i) the Warrants offered hereby or the Representative's Warrants, (ii) the Underwriters' over-allotment option or (iii) outstanding options. See "Management - Stock Option Plan," "Description of Securities" and "Underwriting."

                                  RISK FACTORS

          THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. IN ANALYZING THE OFFERING MADE HEREBY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, AMONG OTHER FACTORS, THE FOLLOWING ELEMENTS OF RISK IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

          NEW BUSINESS ENTERPRISE; RECENT LOSSES; STOCKHOLDERS' DEFICIT. The Company's operations are subject to many of the risks inherent in establishing a new business enterprise. The Company's potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business. No assurances can be given that the Company will be successful. If the Company is not successful, any investment in the Company may be lost. The Company has incurred losses from operations. For the nine-month period ended September 30, 1998, the Company had a net loss of $355,255. Furthermore, at September 30, 1998, the Company had an accumulated deficit of $1,802,603 and a stockholders' deficit of $730,024.


          RISKS RELATING TO GROWTH AND EXPANSION. Although the Company believes that the net proceeds from this Offering will allow the Company to achieve implementation of its business strategies, there can be no assurance that the Company will have sufficient funds or successfully achieve its plans to a level that will have a positive effect on its results of operations or financial condition. The ability of the Company to execute its growth strategy is contingent upon sufficient capital as well as other factors, including market acceptance of the Company's products, its ability to further increase consumer awareness of its products by advertising, its ability to consummate acquisitions of complimentary businesses, general economic and industry conditions, its ability to recruit, train and retain a qualified sales staff, and other factors, many of which are beyond the control of the Company. Even if the Company's revenues and earnings grow rapidly, such growth may significantly strain the Company's management and its operational and technical resources. If the Company is successful in obtaining greater market penetration with its products, the Company will be required to deliver increasing volumes of its products to its customers on a timely basis at a reasonable cost to the Company. No assurance can be given that the Company can meet increased product demand or that the Company will be able to satisfy increased production demands on a timely and cost-effective basis. There can be no assurance that the Company's growth strategy will be successful, and if one or more of the component parts of the Company's growth strategy is unsuccessful, there can be no assurance that such lack of success will not have a material adverse effect on the Company's results of operations or financial condition. See "Use of Proceeds" and "Business -- Business Strategy."

          RISKS RELATING TO FUTURE UNSPECIFIED ACQUISITIONS. One element of the Company's growth strategy involves growth through the acquisition of other companies, assets or product lines that would complement or expand the Company's business. The Company has designated approximately $1,000,000 or 16.7% of the net proceeds from this Offering for acquisitions. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital. Future acquisitions by the Company could result in potentially dilutive issuances of securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially affect the Company's profitability. In addition, acquisitions involve risks that could adversely affect the Company's operating results, including the assimilation of the operations and personnel of acquired companies, and the potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to consummate any acquisitions on suitable terms. No commitments or binding agreements have been entered into to date and there can be no assurance that acquisitions, if any, can be completed. Other than as required by the Company's Certificate of Incorporation, Bylaws and applicable laws, stockholders of the Company generally will not be entitled to vote upon such acquisitions. See "Use of Proceeds" and "Business -- Business Strategy."

          MATERIAL CONTRACTS -- DEPENDENCE ON CENTURY 21 LICENSE AGREEMENT; CUSTOMER FINANCING. The Company primarily markets its products directly to consumers under license agreements with TM and HFS pursuant to the master license agreement between Century 21 Real Estate Corporation and each of TM and HFS. These license agreements provide for terms of 10 years ending in 2007 and give the Company the right to market, sell and install kitchen cabinet refacing products in specific territories under the trademark and service mark "CENTURY 21 Cabinet Refacing." In the event the license agreements were terminated, management believes that these products could be independently marketed by the Company in these territories; however, the cancellation of the license agreements could have an adverse effect on the business of the Company, including its financial condition and results of operations. See "Business."

          The Company has an agreement with a financial institution which makes financing available to the Company's customers. Approximately 65% of the Company's customers finance their home improvement projects. There can be no assurance that the Company can continually offer customer financing under the agreement or provide a suitable replacement program with similar terms. Deterioration of consumer credit markets generally will likely result in a tightening of the availability of consumer credit and the ability of customers to obtain financing. The inability of customers to obtain financing or the Company to provide comparable customer financing could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

          DEPENDENCE ON PROPRIETY RIGHTS. Except for the trademark "Facelifters," the Company does not own any patents or any other trademarks or service marks. However, if the Company was to develop or otherwise acquire additional intellectual property rights it would rely on a combination of contracts, copyrights, trade secret laws and or patents to protect such rights. There can be no assurance that the steps, if any, taken by the Company will be adequate to deter misappropriation. In the event either TM or HFS were to cancel the license agreements with the Company or the Company was otherwise unable to utilize the "Century 21 Cabinet Refacing" trade and service marks, the Company believes that its products could be independently marketed; however, the loss of such marks could have an adverse effect on the business of the Company. Furthermore, there can be no assurance that if the Company was unable to utilize the marks that it could find suitable substitutions, or that the Company's products and services would receive the same market acceptance without the marks.

          NO ASSURANCE OF FUNDING FOR ADDITIONAL CAPITAL REQUIREMENTS. In the event the Company should require additional financing to satisfy working capital requirements or implement its business strategy, there can be no assurance that additional financing will be available, or if available, that such financing will be on favorable terms. Any such failure to secure additional financing, if needed, or otherwise maintain adequate liquidity could have a material adverse effect upon the financial condition and results of operations of the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Business Strategy."

          SUBSTANTIAL INDEBTEDNESS; DEBT SERVICE CAPABILITY. The Company has a substantial amount of long-term and short-term debt under its credit facilities and its capitalized leases. There can be no assurance that the operations of the Company will generate sufficient net income to service such debt. The Company's leverage poses substantial risk in that it could limit the Company's ability to respond to industry changes or economic downturns, as well as its ability to satisfy its funding needs for operations or to raise debt or equity capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          DIFFICULTIES IN RECRUITING ADEQUATE SALES AND INSTALLATION PERSONNEL. In order to fulfill the Company's growth expectations, the Company must recruit, hire, train and retain qualified sales and installation personnel. Historically, during periods of strong economic growth and low unemployment, the Company experiences greater difficulty in fulfilling its personnel needs. In particular, when new construction and remodeling are on the rise, recruiting of independent contractors ("Contractors") to perform the Company's installations becomes more difficult. There can be no assurance that the Company will have sufficient Contractors to fulfill its installation requirements. The inability of the Company to fulfill its personnel needs could have a material adverse effect on the Company's ability to meet its growth expectations.

          SEASONALITY. The Company's business is subject to seasonal fluctuations. Extreme winter weather conditions can have an adverse effect on appointments and installations. In addition, sales and revenues customarily decline in the fourth quarter due to the holiday season. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          DEPENDENCE ON KEY PERSONNEL. The Company's success will depend to a large degree on its ability to retain the services of its existing management and to attract and retain qualified personnel as necessary in the future. To provide for continuity of management, the Company has entered into employment agreements with key management personnel. The loss of the services of any key management personnel or the inability to recruit and retain qualified personnel in the future could have a material adverse effect on the Company's business and results of operations. The Company has purchased a key man life insurance policy on the life of Murray H. Gross, the Company's President and Chief Executive Officer. The policy has a death benefit of $2,000,000, with the Company being entitled to receive

     $750,000 of the death benefit. The balance of the death benefit is allocated $500,000 to a creditor of the Company and $750,000 to a trust established by Mr. Gross. See "Management -- Executive Compensation" and "Certain Relationships and Related Transactions."

          COMPETITION. The Company operates in a highly fragmented industry. Although the Company believes it is one of the largest enterprises engaged in the direct marketing of in-home sales and installation of kitchen cabinet refacing products, the Company competes with numerous contractors in each of the territories in which it operates, with reputation, price, workmanship and services being the principal competitive factors. The Company also competes against retail chains, including Sears, Builders Square, Sams Warehouse Club and other stores, which offer similar products and services through licensees. The Company competes, to a lesser extent, with small home improvement contractors and with large "home center" retailers such as Home Depot and Lowes. As a result of the implementation of the Company's business strategy, the Company anticipates that it will compete to a greater degree with large "home center" retailers. See "Business -- Competition."

          GOVERNMENT REGULATIONS. The Company's operations are subject to a Federal Trade Commission rule which provides for a "cooling off" period for in-home sales. This rule requires an in-home seller to inform the buyer of his right to cancel the transaction at any time prior to midnight of the third business day after the date of the sales transaction. Many states have (but the states in which the Company currently conducts business have not) supplemented this rule by extending the time period in which the buyer may cancel. Generally, the Company's activities and the activities of its direct sellers and contractors are subject to various federal and state laws and regulations and municipal ordinances relating to, among other things, in-home sales, consumer financing, advertising, the licensing of home improvement contractors, and zoning regulations. The Company has procedures designed to comply with such laws and regulations; however, there can be no assurance that the Company's contractual agreements or operations will not be successfully challenged for noncompliance with such regulations and ordinances, and if successfully challenged, that such challenge would not adversely effect the Company's business, financial condition and results of operations. See "Business -- Government Regulations."

          THE YEAR 2000 ISSUE. The year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. The Company does not believe that the year 2000 issue will have a material effect on its network, computer systems or operations, however, it will continue to assess the potential impact of the year 2000 issue. Any failure of the Company to become year 2000 compliant on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations, including, without limitation, a complete failure or degradation of the performance of the Company's network or other systems. To the extent that the Company relies on external vendors and network providers with year 2000 exposure, any failure by such third-party providers to resolve any year 2000 issues on a timely basis or in a manner that is compatible with the Company's systems could have a material adverse effect on the Company. The Company is evaluating such providers in relation to the year 2000 issue, and furthermore, the Company has no control over whether its third-party providers are, or will be, year 2000 compliant. Any failure on the part of such third-party providers to become year 2000 compliant on a timely basis or in a manner that is compatible with the Company's systems could have a material adverse effect on the Company. In the event the Company encounters year 2000 problems, it would expect to take all necessary measures to address such problems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          BROAD DISCRETION OVER USE OF PROCEEDS; POSSIBLE SUBSTANTIAL PAYMENTS TO RELATED PARTIES. After payment of the expenses of this Offering, the Company intends to use approximately $3,500,000 for implementation of its business strategy (58.5% of net proceeds), $1,000,000 for acquisitions (16.7% of net proceeds) and $1,484,300 for working capital (24.8% of net proceeds). The Company may find it necessary or advisable to reallocate the net proceeds of this Offering within the categories described above if its assumptions regarding present plans and future revenues and expenditures prove inaccurate. Any change in the allocation of funds, including the utilization of working capital to redeem the Company's outstanding Series A Preferred Stock, approximately $800,000, and for the repayment of loans to the Company by certain stockholders in the aggregate amount of approximately $1,090,000, will be at the discretion of the Company's Board of Directors, with the Company's stockholders having no opportunity to review or vote upon the terms of such reallocations. See "Use of Proceeds."

          IMMEDIATE AND SUBSTANTIAL DILUTION. The purchase price of the Common Stock included in the Units substantially exceeds the net tangible book value of the Common Stock presently outstanding. Purchasers of the Common Stock will experience an immediate substantial dilution in the net tangible book value per share of the Common Stock after this Offering in the amount of $3.69 per share or 74% of the price per share of Common Stock paid by the investors in this Offering (assuming an offering price of $5.00 per share of Common Stock). See "Dilution."

          RETENTION OF CONTROL. The Company's officers, directors and principal stockholders beneficially will own approximately 55% of the outstanding shares of the Company's Common Stock at the completion of the Offering. As a result, the officers, directors and principal stockholders of the Company will have the ability to control the day-to-day affairs and the fundamental policies of the Company. Voting together, such stockholders, including the officers and directors of the Company, could possibly block any major corporate transactions, such as a merger or sale of substantially all of the Company's assets, that under Delaware law requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company. See "Management" and "Principal Stockholders."

          RELATIONSHIPS WITH AMRE. Certain of the Company's directors and executive officers were associated with AMRE prior to the time AMRE become involved in certain bankruptcy proceedings. Specifically, David L. Moore, Chairman of the Board and a director of the Company, served as a director of AMRE until the expiration of his term in May 1996; Murray H. Gross, President, Chief Executive Officer and a director of the Company, acted as Vice President and a director of AMRE from May 1996 until his resignation in January 1997; Ronald I. Wagner, a director of the Company, served as Chairman of the Board, Chief Executive Officer and a director of AMRE and resigned from those positions in December 1995; Peter T. Bulger, Vice President and Chief Operating Officer of the Company, Steven L. Gross, Vice President - Marketing of the Company and Malcolm R. Harris, Vice President
     - Operations of the Company, were employees of AMRE following AMRE's acquisition of Facelifters in April 1996 and remained in the employment of AMRE until January 1997; and Robert A. DeFronzo, Chief Financial Officer, Secretary and Treasurer of the Company served as corporate controller at the time of the Chapter 11 filing and continued in this position until February 1997. See "Summary" and "Management."

          ANTI-TAKEOVER PROVISIONS; PREFERRED STOCK. The Company's Certificate of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. In addition, the Board of Directors of the Company has the authority to issue up to 100,000 shares of preferred stock in one or more series and to fix the preferences, rights and limitations of any such series without stockholder approval. The ability to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company, or otherwise could adversely affect the market price of the Common Stock. The Company does not currently have any plans, arrangements, commitments or understandings to issue any additional shares of preferred stock. See "Description of Securities."

          NO DIVIDENDS. The Company has not paid cash dividends with respect to its Common Stock, and does not anticipate any such payments or declarations in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors of the Company and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth, restrictive covenants under the Company's credit agreements and such other factors as the Company may then deem appropriate. Investors should not rely on the receipt of dividends in the near future or at any time in the future when evaluating the merits of an investment in the Securities. See "Dividend Policy", "Description of Securities -- Preferred Stock" and "Underwriting."

          SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market following the completion of the Offering could have an adverse effect on the market price of the Common Stock. There will be approximately 3,900,000 shares of Common Stock outstanding immediately after the Offering. Upon completion of the Offering, all of the shares of Common Stock offered hereby will be eligible for public sale without restrictions, except for shares purchased by affiliates (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors) of the Company. The remaining approximately 2,500,000 shares of the Company's Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Subject to the volume and holding period limitations of Rule 144, approximately 2,100,750 outstanding shares of Common Stock are eligible for sale under Rule 144 after the completion of the Offering. Approximately 361,250 shares of Common Stock are eligible for sale under Rule 144(k). No prediction can be made as to the effect, if any, that future sales of additional shares of Common Stock or the availability of such shares for sale under Rule 144, other applicable exemptions or otherwise will have on the market price of the Common Stock prevailing from time to time.
     Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Principal Stockholders" and "Shares Eligible for Future Sale."

          POSSIBLE ADVERSE EFFECTS OF EXERCISE OF REPRESENTATIVE'S WARRANTS. In connection with this Offering, the Company will sell to the Representative, for nominal consideration, warrants (the "Representative's Warrants") to purchase an aggregate of 140,000 Units. The Representative's Warrants will be exercisable for a period commencing one year after the date of this Prospectus and ending four years after such date at an exercise price of 120% of the initial public offering price per Unit. The terms of the Underlying Warrants shall be the same as those Warrants offered to the public. The holders of the Representative's Warrants will have the opportunity to profit from a rise in the market price of the Securities, if any, without assuming the risk of ownership. At any time when the holders of the Representative's Warrants might be expected to exercise them, the Company may be able to obtain additional equity capital on terms more favorable than those provided by the Representative's Warrants. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representative's Warrants are outstanding. To the extent that any of the Representative's Warrants are exercised, the ownership interest of the Company's stockholders may be diluted. The Company also has granted registration rights to the Representative with respect to the 140,000 shares of the Common Stock, the 140,000 Underlying Warrants and the 140,000 shares of Common Stock issuable upon exercise of the 140,000 Underlying Warrants. See "Description of Securities -- Representative's Warrants" and "Underwriting."

          POSSIBLE ADVERSE IMPACT ON MARKET UPON WARRANT EXERCISE. In the event of the exercise of a substantial number of the Warrants offered hereby, within a reasonably short period of time after the right to exercise commences, the resulting increase in the number of shares of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."

          ADJUSTMENTS TO OUTSTANDING WARRANTS EXERCISE PRICE AND EXERCISE DATE. The Company, in its sole discretion, may reduce the exercise price of the Warrants offered hereby, and/or extend the time within which such Warrants may first be exercised. Further, in the event the Company issues certain securities or makes certain distributions to holders of its Common Stock, the exercise price of such Warrants may be reduced. Any such price reduction in the exercise price of outstanding Warrants will provide less money for the Company and possibly adversely affect the market price of the Securities. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."

          POSSIBLE ADVERSE EFFECTS RELATED TO REDEMPTION OF WARRANTS. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative. Warrant holders may exercise their Warrants between the date of the notice of redemption and the redemption date. In the event a current prospectus is not available, the Warrants may not be exercised and the Company will be precluded from redeeming the Warrants. If holders of the Warrants elect not to exercise them upon notice of redemption thereof, and the Warrants are subsequently redeemed prior to exercise, the holders thereof will lose the benefit, if any, of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. As the result of an exercise of the Warrants, existing stockholders would be diluted and the market price of the Common Stock may be adversely affected. If a Warrant holder fails to exercise his rights under the Warrants prior to the date set for redemption, then the Warrant holder will be entitled to receive only the redemption price, $0.05 per Warrant. See "Description of Securities -- Redeemable Common Stock Purchase Warrants" and "Shares Eligible for Future Sale."

          CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Company will be able to issue shares of its Common Stock upon the exercise of the Warrants only if
     (i) there is a current prospectus relating to the Common Stock issuable upon exercise of the Warrants under an effective registration statement filed with the Commission and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdiction in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock subject to the Warrants offered hereby, there can be no assurance that the Company will be successful in doing so. After a registration statement becomes effective, it may require continuous updating by the filing of post-effective amendments. A post-effective amendment is required (i) when, for a prospectus that is used more than nine months after the effective date of the registration statement, the information contained therein (including the certified financial statements) is as of a date more than 16 months prior to the use of the prospectus, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for a least nine months following the date of this Prospectus, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of the Securities in a limited number of states, although certain exemptions under certain state securities laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the foregoing requirements. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."

          NO ASSURANCE OF ACTIVE PUBLIC MARKET; POSSIBLE VOLATILITY OF UNITS. Although the Company has made application to list the Units, Common Stock and Warrants on the Nasdaq SmallCap Market and the Boston Stock Exchange, there can be no assurance that an active public market for the Units, Common Stock or the Warrants will develop or be sustained after the Offering. The offering price of the Securities offered hereby has been determined by negotiations between the Company and the Representative. The trading price of the Securities could be subject to wide fluctuations in response to quarter to quarter variations in operating results, announcements of innovations or new products by the Company or its competitors, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which affects the market price of securities of publicly traded companies and which have often been unrelated to the operating performance of these companies. Broad market fluctuations may adversely affect the market price of the Securities. See "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting".

          POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED OR "PENNY"
     STOCKS: POSSIBLE FAILURE TO QUALIFY FOR BOSTON STOCK EXCHANGE OR NASDAQ SMALLCAP MARKET LISTING. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. While the price at which the shares of Common Stock offered to the public pursuant to this Offering will be equal to $5.00, the Warrants offered hereby will initially be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Securities are listed on the Boston Stock Exchange. There can be no assurance that the Company will be able to satisfy the listing or maintenance criteria of the Boston Stock Exchange or that the Common Stock or the Warrants will trade for $5.00 or more per security after the Offering. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's Securities and may affect the ability of purchasers in this Offering to sell the Company's Securities in a secondary market.

          Although the Company has applied for listing of the Securities on the Boston Stock Exchange and the Nasdaq SmallCap Market, there can be no assurance that such applications will be approved or that a trading market for the Securities will develop or, if developed, will be sustained. Furthermore, there can be no assurance that the Securities purchased by the public hereunder may be resold at the original offering price or at any other price.

          In order to qualify for initial listing on the Boston Stock Exchange, a company must, among other things, have at least $3.0 million in total assets, $2.0 million in tangible assets, 750,000 shares in "public float," $1.5 million market value of "public float," and a minimum bid price for its securities of $2.00 per share. For continued listing on the Boston Stock Exchange, a company must maintain $1.0 million in total assets, 150,000 shares in "public float," a $500,000 market value of the "public float," and $500,000 in stockholders equity. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Securities on the Boston Stock Exchange.

          In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other things, have at least (i) $4,000,000 in net tangible assets, $50.0 million market capitalization or $750,000 net income in its latest fiscal year or two of its last three fiscal years, (ii) $5.0 million market value of "public float," (iii) 300 "round lot" stockholders and (iv) a minimum bid price for its securities of $4.00 per share. For continued listing on the

     Nasdaq SmallCap Market, a company must maintain a $1.0 million market value of the "public float" and $2.0 million in total net tangible assets. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Securities on the Nasdaq SmallCap Market.

          If the Company is or becomes unable to meet the listing criteria (either initially or on a continued basis) of the Boston Stock Exchange or the Nasdaq SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Securities may be adversely impacted. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of the Securities.

          CONTINUING RELATIONSHIP WITH REPRESENTATIVE; POTENTIAL INFLUENCE. In connection with this Offering, the Company will have certain continuing relationships with the Representative, some of which may adversely affect the Company's results of operations. The Company has agreed with the Representative that (i) it will sell to the Representative Representative's Warrants (including the grant of "piggyback" and demand registration rights), (ii) it will pay, under certain conditions, to the Representative a warrant solicitation fee equal to 5% of the exercise price of the Warrants exercised which are solicited by the Representative, and (iii) for a period of two years it will use its best efforts to cause the election to its Board of Directors one non-voting advisory designee of the Representative. Any of the foregoing relationships may adversely impact the Company's business, operating results or financial condition, or its ability to raise additional capital for its business should the need arise during the term of the above agreements. See "Description of Securities-- Representative's Warrants," "Shares Eligible For Future Sale--Registration Rights" and "Underwriting."

          FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. Management believes that this Prospectus contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate.

                                USE OF PROCEEDS

          The net proceeds to be received by the Company from the sale of the 1,400,000 Units offered hereby are estimated to be approximately $5,984,300 (based on an assumed public offering price of $5.00 per share of Common Stock and $0.125 per Warrant) or approximately $6,931,400 if the Underwriters' over-allotment option is exercised in full, after deducting Underwriters' discounts and commission and estimated offering expenses.
     The Company intends to use the net proceeds from the sale of the Securities offered hereby (assuming no exercise of the Underwriters' over-allotment option) for the purposes and in the approximate percentages as set forth in the following table:

                                                                                         Approximate
                                                                         Approximate      Percentage
Application of Proceeds(1)                                              Dollar Amount  of Net Proceeds
--------------------------                                              -------------  ----------------
Implementation of Business Strategy (excluding acquisitions)(2).....      $3,500,000          58.5%
Acquisitions........................................................       1,000,000          16.7
Working capital(3)..................................................       1,484,300          24.8
                                                                          ----------         -----
          Total.....................................................      $5,984,300         100.0%
                                                                          ==========         =====

----------
(1) Proceeds, if any, received upon the exercise of the Underwriters' over-allotment option will be used for working capital and general corporate purposes.

(2) Includes the expenditure of (i) approximately $500,000 for new technology, including, but not limited to, enhanced information and computer systems, (ii) approximately $250,000 for expansion of telemarketing operations, (iii) approximately $350,000 for marketing and promotional activities, and (iv) approximately $2.4 million for entry into new markets and related infrastructure costs, including the development of retail showrooms and sales centers in new and existing markets. See "Business -- Business Strategy."

(3) Working capital will be increased to $2,431,400 if the Underwriters' over-allotment option is exercised. Working capital includes, but is not limited to, carrying additional receivables associated with increased sales, costs for expansion of existing facilities, personnel costs related to expansion of the Company's business and increased sales and other general and administrative expenses. Management may also use working capital of approximately $800,000 for the redemption of the Company's outstanding Series A Preferred Stock and the repayment of loans to the Company by certain stockholders in the aggregate amount of up to approximately $1,090,000. See "Certain Relationships and Related Transactions" and "Description of Securities -- Preferred Stock."

          The Company may find it necessary or advisable to reallocate the net proceeds within the categories described above if its assumptions regarding present plans and future revenues and expenditures prove inaccurate. Any change in the allocation of funds will be at the discretion of the Company's Board of Directors. Proceeds, if any, from the exercise of the Warrants are currently intended to be used for working capital and general corporate purposes. The Company also reserves the right to allocate a portion of the net proceeds for acquisitions and the payment of legal, accounting and other expenses associated with acquisitions. No commitments or binding agreements have been entered into by the Company for any such acquisitions. Until the proceeds of this Offering are used for the purposes stated above, the Company may invest them temporarily in interest-bearing securities such as certificates of deposit, United States governmental obligations or money market funds or instruments.

          Management of the Company believes that the net proceeds of the Offering, together with anticipated cash flows and all other sources of financing currently available to the Company, will be sufficient to sustain the Company for a minimum of 12 months from the date of this Prospectus.

                                DIVIDEND POLICY

          The Company has not paid cash dividends with respect to its Common Stock, and does not anticipate paying any cash dividends or other distributions on its Common Stock in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors of the Company and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth, restrictive covenants under the Company's credit agreements and such other facts as the Company may then deem appropriate. See "Description of Securities -- Preferred Stock."

                                    DILUTION

          At September 30, 1998, the Company had a net tangible book value (deficit) of approximately ($870,000) or approximately ($.35) per share of Common Stock. Net tangible book value (deficit) per share of Common Stock equals the tangible assets of the Company, less all liabilities, divided by the total number of shares of Common Stock outstanding, without giving effect to the possible exercise of outstanding stock options and warrants. After giving effect to the sale of the 1,400,000 shares of Common Stock offered hereby (at an assumed offering price of $5.00 per share) and the 1,400,000 Warrants offered hereby (at an assumed offering price of $0.125 per Warrant) and the receipt of the estimated net proceeds therefrom, the proforma net tangible book value of the Company as of September 30, 1998 would have been approximately $5,114,300 or approximately $1.31 per share, representing an immediate increase in net tangible book value of $1.66 per share to existing stockholders, and an immediate dilution in net tangible book value of $3.69 per share or 74% of the price per share of Common Stock to be paid by purchasers of the Securities offered hereby. The following table illustrates the resulting dilution with respect to the Common Stock offered hereby:

Public offering price (per share of Common Stock)(1)........................           $5.00
     Net tangible book value (deficit) per share as of September 30, 1998    ($0.35)
     Increase per share attributable to new investors.......................   1.66
                                                                             ------
Proforma net tangible book value per share after the Offering(2)............            1.31
                                                                                       -----
Dilution of net tangible book value per share to new investors
     attributable to purchase of Common Stock by new investors..............           $3.69
                                                                                       =====

----------
(1) Represents the anticipated public offering price per share of Common Stock (excluding Warrants) before deduction of underwriting discounts and commissions and estimated expenses of the Offering.

(2) Assuming no exercise of outstanding options, the Warrants offered hereby, the Representative's Warrants or the Underwriters' over-allotment option. See "Management - Stock Option Plan," "Description of Securities" and "Underwriting."

          The following table sets forth the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share by existing stockholders and new investors purchasing shares of Common Stock in this Offering:

                           Shares Purchase        Total Consideration
                         -------------------  ----------------------------     Average Price
                          Amount    Percent     Amount           Percent         Per Share
                         ---------  --------  -----------     --------------     ---------
Existing stockholders..  2,500,000       64%   $1,194,234           15%            $0.48
New investors..........  1,400,000       36     7,000,000           85             $5.00
                         ---------      ---    ----------          ---
   Total...............  3,900,000      100%   $8,194,234          100%
                         =========      ===    ==========          ===

          The foregoing table gives effect to the sale of the shares of Common Stock offered hereby (assuming an offering price of $5.00 per share and without giving effect to the underwriting discount and expenses of the Offering) and does not give effect to the exercise of outstanding options, the Warrants offered hereby, the Representative's Warrants or the Underwriters' over-allotment option. See "Management - Stock Option Plan," "Principal Stockholders" and "Description of Securities."

                                 CAPITALIZATION

          The following table sets forth the capitalization of the Company as of September 30, 1998 and is adjusted to reflect (i) the issuance and sale by the Company of the 1,400,000 Units offered hereby and (ii) the application of the estimated net proceeds of the Offering. This table has not been adjusted to give effect to the exercise of the Underwriter's over-allotment option, exercise of the Warrants offered hereby, exercise of the Representative's Warrants or exercise of outstanding options. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.


                                                                               September 30, 1998
                                                                   -----------------------------------------
                                                                      Actual     Adjustments(1)  As Adjusted
                                                                   -----------   --------------  -----------
Short-term debt:
  Current portion of capital lease obligation....................  $   173,519   $        --     $   173,519
Current portion of long-term debt................................      336,935            --         336,935
                                                                   -----------    ----------     -----------
  Total short-term debt..........................................  $   510,454   $        --     $   510,454
                                                                   ===========                   ===========

Long-term debt, net of current portion(2)........................  $ 2,622,909   $        --     $ 2,622,909

Series A Preferred Stock (Redeemable); 80,000 shares issued and..  $   742,425   $        --     $   742,425
 outstanding (liquidation preference of $10.00 per share)

Stockholders' equity:
Preferred Stock, par value $.01 per share; 100,000 shares........           --            --              --
 authorized; 80,000 shares of Series A Preferred Stock
 (Redeemable) issued and outstanding (liquidation
 preference of $10.00 per share)
Common Stock, par value $.01 per share; 15,000,000 shares........       25,000        14,000          39,000
 authorized; 2,500,000 shares issued and outstanding;
 3,900,000 shares issued and outstanding, as adjusted
Redeemable Common Stock Purchase Warrants; 1,400,000.............           --       175,000         175,000
 issued and outstanding, as adjusted

Additional paid-in capital.......................................    1,047,606     5,795,300       6,842,906

Retained earnings................................................   (1,802,630)           --      (1,802,630)
                                                                   -----------    ----------     -----------

  Total stockholders' equity (deficit)...........................     (730,024)    5,984,300       5,254,276
                                                                   -----------    ----------     -----------

  Total capitalization...........................................  $ 3,145,764    $5,984,300     $ 9,130,064
                                                                   ===========    ==========     ===========

----------
(1) To reflect the net proceeds from the sale and issuance of 1,400,000 Units offered hereunder. See "Description of Securities" and "Underwriting."
(2) Includes long-term debt, capital lease obligations and notes payable to related parties. See "Certain Relationships and Related Transactions."

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

          The following table presents selected financial data of the Company on a consolidated basis as of December 31, 1997 and September 30, 1998 and 1997, respectively. This information has been derived from the Company's audited financial statements for the periods ended December 31, 1997 and September 30, 1998 and its unaudited financial statements for the period ended September 30, 1997, respectively, included elsewhere in this Prospectus. The Company's unaudited proforma financial information for the periods ended December 31, 1997 and September 30, 1997 reflects the acquisition of selected assets from Reunion as if it had occurred at the beginning of the period. The unaudited proforma financial results are not necessarily indicative of the actual results of operations that would have occurred had the purchase actually been made at the beginning of the period, nor is it necessarily indicative of future results of operations of the combined enterprises. The selected financial information should be read in conjunction with"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. This financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future. See "Prospectus Summary -- Background."

                                                                                                         (Unaudited)
                                                                                                          Proforma
                                                                                  (Unaudited)     ----------------------------
                                                                 Nine Months      Nine Months                     Nine Months
                                                 Period Ended       Ended            Ended        Period Ended       Ended
                                                 December 31,   September 30,    September 30,    December 31,   September 30,
SELECTED STATEMENT OF OPERATIONS DATA:               1997            1998           1997(1)           1997            1997
                                                 ------------   -------------   --------------    ------------   -------------
Contract revenues, net.........................   $16,158,745     $21,146,566     $11,371,441      $23,395,301     $16,895,909
Cost of goods sold.............................     6,453,597       8,844,059       4,089,872        8,609,945       5,754,143
Operating expenses.............................    11,003,391      12,581,491       7,511,744       16,168,940      11,567,436
Loss from operations...........................    (1,298,243)       (278,984)       (230,175)      (1,383,584)       (425,670)
Other expenses, net............................       144,132         (71,271)        (87,718)         144,132         (87,718)
Provision for income taxes.....................         5,000           5,000              --            5,000              --
Net loss.......................................    (1,447,375)       (355,255)       (317,893)      (1,532,716)       (513,388)
Net loss per weighted-average share of common
 stock outstanding -- basic and diluted........   $      (.76)    $      (.19)    $      (.18)     $      (.80)    $      (.29)
Number of weighted-average shares of common
  stock outstanding............................     1,911,040       2,484,686       1,782,680        1,911,040       1,782,680

                                                                                                                 September 30,
                                                                                December 31,   September 30,         1998
SELECTED BALANCE SHEET DATA:                                                        1997            1998       (As adjusted)(2)
                                                                                ------------   -------------   ----------------
Current assets..............................................................      $1,981,750      $3,219,521     $ 9,203,821
Total assets................................................................       4,708,424       5,929,567      11,913,867
Current liabilities.........................................................       2,190,501       3,294,257       3,294,257
Total liabilities...........................................................       4,297,094       5,917,166       5,917,166
Series A Preferred Stock (Redeemable).......................................         689,967         742,425         742,425
Stockholders' equity or (deficit)...........................................        (278,637)       (730,024)      5,254,276
Working capital (deficit)...................................................        (208,751)        (74,736)      5,909,564

----------
(1) The Company commenced operations on January 23, 1997. Tabular information reflects statement of operations data for the period from inception through September 30, 1997.

(2) Adjusted to give effect to the sale of 1,400,000 Units at an assumed initial public offering price of $5.125 per Unit and the application of the net proceeds therefrom. See "Use of Proceeds." No effect has been given to the exercise of (i) the Warrants offered hereby or the Representative's Warrants, (ii) the Underwriters' over-allotment option or (iii) outstanding options. See "Management - Stock Option Plan," "Description of Securities" and "Underwriting."

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The following unaudited pro forma financial information of the Company for the period ended December 31, 1997 has been derived from the audited consolidated financial statements of the Company for the period ended December 31, 1997 and the audited financial statements of Reunion for the period ended November 23, 1997, all included herein. The unaudited pro forma financial information for the Company reflects the acquisition of Reunion as if it had taken place on January 23, 1997. On November 23, 1997, the Company acquired certain assets of Reunion. The Company effected the purchase through the issuance of 371,480 shares of Common Stock valued at $125,405 and 80,000 shares of Series A Preferred Stock with a fair value of $683,300. The acquisition was accounted for as a purchase and accordingly, the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition.

          The information set forth below should be read in conjunction with the other information contained in "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of the Company and the financial statements of Reunion for the period ended November 23, 1997 and Notes thereto included elsewhere in this Prospectus. The unaudited pro forma information reflects pro forma adjustments which eliminate Reunion's operations that were not acquired by the Company.
     Prior to the acquisition of the assets of Reunion, Reunion had 14 sales and installation branch locations, a telemarketing center, a manufacturing facility and its corporate administrative offices. The Company acquired selected assets of Reunion, including the assets at seven of the 14 sales and installation branch locations. Therefore, the pro forma information reflects only the ongoing operations of Reunion which were acquired by the Company on a historical cost basis. This information is unaudited and does not purport to represent the actual operating results had the acquisition of Reunion taken place on January 23, 1997 nor does it purport to be indicative of the results that may be obtained in the future.

                                                   Period Ended December 31, 1997
                               ----------------------------------------------------------------------
                                                              Reunion      Historical
                               Historical      Pro forma     Operations       U.S.
                                 Reunion      Adjustment     Acquired      Remodelers      Combined
                               -----------    -----------    ----------    -----------    -----------
Revenues, net................  $11,519,504    $(4,282,948)   $7,236,556    $16,158,745    $23,395,301
Cost of goods sold...........    3,454,870     (1,298,522)    2,156,348      6,453,597      8,609,945
Operating expenses...........   10,309,980     (5,144,431)    5,165,549     11,003,391     16,168,940
Loss from operations.........   (2,245,346)     2,160,005       (85,341)    (1,298,243)    (1,383,584)
Other expenses, net..........       (1,645)         1,645            --        144,132        144,132
Income taxes (income), net...        3,326         (3,326)           --          5,000          5,000
                               -----------    -----------    ----------    -----------    -----------
Net (loss)...................  $(2,247,027)   $(2,161,686)   $  (85,341)   $(1,447,375)   $(1,532,716)
                               ===========    ===========    ==========    ===========    ===========

                                                  Period Ended September 30, 1997
                              -----------------------------------------------------------------------
                                                              Reunion      Historical
                               Historical      Pro forma     Operations       U.S.
                                 Reunion      Adjustment     Acquired      Remodelers      Combined
                               -----------    -----------    ----------    -----------    -----------
Revenues, net................  $ 9,288,005    $(3,763,537)   $5,524,468    $11,371,441    $16,895,909
Cost of goods sold...........    2,825,605     (1,161,334)    1,664,271      4,089,872      5,754,143
Operating expenses...........    8,450,060     (4,394,368)    4,055,692      7,511,744     11,567,436
Loss from operations.........   (1,987,660)     1,792,165      (195,495)      (230,175)      (425,670)
Other expenses, net..........      (10,063)        10,063            --        (87,718)       (87,718)
Income taxes (income), net...           --             --            --             --             --
                               -----------    -----------    ----------    -----------    -----------
Net (loss)...................  $(1,977,597)   $(1,782,102)   $ (195,495)   $  (317,893)   $  (513,388)
                               ===========    ===========    ==========    ===========    ===========

     NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Note 1 -- Basis of Presentation -- The unaudited pro forma information reflects the pro forma adjustments which eliminate Reunion's operations which were not acquired by the Company. Costs of goods sold includes the effects of the additional depreciation resulting from the write-up of the manufacturing equipment acquired.

     Note 2 -- Acquisition of Reunion -- On November 23, 1997, the Company acquired certain net assets of Reunion. The Company effected the purchase through the issuance of 371,480 shares of Common Stock valued at $125,405 and 80,000 shares of Series A Preferred Stock with a fair value of $683,300. The acquisition was accounted for as a purchase and accordingly, the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition, based primarily on independent appraisal. The following tables summarize the consideration for the acquisition and the fair value of the net assets acquired.

Purchase consideration:

   Common stock issued                 $   125,405

   Preferred stock issued                  683,300
                                       -----------
Fair value of assets acquired          $   808,705
                                       ===========

Allocation of fair value              Net Assets
of net assets acquired:                Acquired
                                   (Adjusted Basis)
                                   ---------------
   Current assets                      $ 1,204,858

   Manufacturing equipment                 867,120

   Current liabilities                  (1,283,712)

   Other assets and liabilities, net        20,439
                                       -----------
                                       $   808,705
                                       ===========

     Note 3 -- Purchase Price Allocation Adjustments -- The net current assets and liabilities acquired were stated at estimated fair value. The manufacturing equipment acquired was adjusted to reflect its fair value based on independent appraisal.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following is a discussion and analysis of the financial condition and results of operations of the Company and should be read in conjunction with the financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.

          This section includes forward-looking statements which reflect Management's current views with respect to future operating performance and ongoing cash requirements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. Factors that could cause or contribute to such differences include, but are not specifically limited to: the Company's ability to generate a sufficient quantity of prospective customer leads; the Company's ability to retain its sales staffing levels; the Company's ability to recruit Contractors to complete installations of sales orders; changes in the economic conditions of the various markets served by the Company; and the Company's ability to effectively manage growth and expand its product offerings to include other home improvement products. Readers are cautioned not to place undue reliance on these forward-looking statements.

     OVERVIEW

          The Company is engaged, through direct consumer marketing, in the design, sale, manufacture and installation of kitchen cabinet refacing products utilized in kitchen remodeling. The Company presently operates in 13 major metropolitan markets in the United States. The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "CENTURY 21 Cabinet Refacing." The Company also markets under the name "Facelifters/TM/."

          The Company was organized on January 23, 1997 under the laws of the State of Delaware. On January 27, 1997, the Company entered into an interim operating agreement (the "Operating Agreement") with AMRE, Inc and Facelifters Home Systems, Inc. ("Facelifters"), a wholly-owned subsidiary of AMRE, Inc. (collectively, "AMRE"), subsequent to the date that AMRE filed for protection under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). Under the terms of the Operating Agreement, the Company
     (i) leased certain operating facilities and equipment and purchased raw materials for the purpose of establishing the business of the Company and
     (ii) received from AMRE a prospective customer list which included certain of AMRE's customers who had entered into contracts with AMRE for kitchen cabinet refacing services that could not be completed because of the Chapter 11 proceeding. The Operating Agreement also obligated the Company to pay a fee to AMRE for revenues derived from the customer list. On February 12, 1997 the Company entered into an agreement with AMRE (the "Purchase Agreement") for the purchase of selected operating assets related to the kitchen cabinet refacing business of AMRE. Effective April 3, 1997, the Company consummated the transaction contemplated by the Purchase Agreement by acquiring the selected operating assets from approximately 11 of AMRE's former sales offices and by assuming certain other agreements and lease obligations related to machinery, equipment, facilities and real property related to the Company's business operations.

          Effective November 23, 1997, the Company also purchased certain assets of Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively, "Reunion"), manufacturers, marketers and installers of kitchen cabinet refacing products and kitchen cabinet doors. Similar to the Company, but in separate transactions from those between the Company and AMRE, Reunion, prior to completing its transaction with the Company, entered into an interim operating agreement with AMRE, after AMRE filed for protection under Chapter 11, with terms similar to those found in the Operating Agreement. Effective April 3, 1997, Reunion also acquired certain selected operating assets of AMRE.

          The Company recognizes revenue upon completion of each home improvement contract. In the Company's customary installation cycle, new sales orders are completed in approximately 60 days from the date of sale. Approximately 65% of the Company's customers finance their home improvement project with third party lenders. Ordinarily, in connection with sales that are financed, the Company receives payment approximately five to ten days after the completion of installation.

          The Company manufactures new cabinet doors, drawer fronts, counter tops, and replacement cabinets. In connection with the purchase of assets from Reunion, the Company's manufacturing operations were disrupted in

     December 1997 and in the first quarter of 1998 as a result of integrating the newly acquired manufacturing equipment into the Company's Charles City, Virginia manufacturing facility. The disruption was greater than the Company originally anticipated and as a result, contract revenues were adversely effected in December 1997 and in January and February of 1998.

          To assist in understanding the Company's operating results, the following table indicates the percentage relationship of various income and expense items included in the Statement of Operations for the three-month and nine-month periods ended September 30, 1998, the three-month period ended September 30, 1997, from January 23 through September 30, 1997, and from January 23, 1997 through December 31, 1997. The business of the Company is characterized by the need to continuously generate prospective customer leads, and in that respect, marketing and selling expenses constitute a substantial portion of the overall expense of the Company.

                                             Three-month period           Nine-month    January 23, 1997   January 23, 1997
                                        -------------------------------  period ended        through           through
                                         September 30,   September 30,   September 30,     September 30,      December 31,
                                             1998            1997            1998             1997               1997
                                        ------------------------------------------------------------------------------------
Contract revenue.........................    100.0%          100.0%         100.0%            100.0%             100.0%
Cost of goods sold.......................     42.2            38.2           41.8              36.0               39.9
Gross profit.............................     57.8            61.8           58.2              64.0               60.1

Operating expenses:
  Branch operating.......................      4.7             5.0            5.8               5.4                5.9
  Sales and marketing....................     37.0            43.7           42.6              46.7               46.7
  License fees...........................      1.6             1.5            1.5               1.5                1.5
  General and administrative.............      8.7            10.6            9.6              12.4               14.0

Operating income (loss)..................      5.8             1.0           (1.3)             (2.0)              (8.0)
Other income (expense), net..............      (.2)            (.9)           (.4)              (.8)              (1.0)

Income (loss) before income taxes........      5.6              .1           (1.7)             (2.8)              (9.0)
Income tax...............................       --              --             --                --                 --

Net income (loss)........................      5.6              .1           (1.7)             (2.8)              (9.0)

RESULTS OF OPERATIONS

          COMPARISON OF THREE-MONTH PERIOD ENDED SEPTEMBER 30, 1998 TO THREE-MONTH PERIOD ENDED SEPTEMBER 30, 1997. New sales orders were approximately $7,647,000 during the three-month period ended September 30, 1998 as compared to $4,774,000 in the three-month period ended September 30, 1997. The increase in new sales orders is primarily due to growth in the number of markets served by the Company (principally resulting from the purchase of the Reunion assets), and improved sales efficiencies in the comparative operating markets. In April and July 1998, the Company implemented pricing level changes in certain of the markets in which the Company operates. Management believes these changes contributed to improved sales efficiencies as compared to the prior year period.

          Contract revenues were $8,250,000 as compared to $4,892,000 in the prior year period. The increase in contract revenues reflects the higher level of new sales orders and production backlog at the beginning of the period. The number of installations increased 80% over the prior year, and average selling price, which is affected not only by price levels but also by the mix and size of jobs installed, declined approximately 6% from the prior year period.

          As a result of the higher level of new sales orders, backlog increased from $3,778,000 at December 31, 1997 to $5,067,000 at September 30, 1998.
     Backlog at September 30, 1997 was $3,050,000.

          Gross profit for the period ended September 30, 1998 was approximately $4,769,000 or 57.8% of contract revenues as compared to $3,025,000 or 61.8% of contract revenues in the prior year period. The decline in gross profit margin is primarily due to pricing level changes. In addition, gross profit margin was adversely effected by higher manufacturing and installation labor costs. The Company utilizes Contractors to complete installations. The Company has experienced increases in Contractor labor rates resulting from competitive pressures which management attributes to strong economic conditions and low unemployment levels in the markets in which the Company operates. In addition, the Company's manufacturing costs increased over the prior year period due to lower material yields.

          Branch operating expenses declined from 5.0% of contract revenues in the prior year period to 4.7% in the current year. Branch operating expenses, which include costs associated with each of the Company's local branch facilities including rent, telecommunications, branch administration and supplies, are primarily fixed in nature, and, as such, decreased as a percentage of contract revenues due to higher volume of installations during the period. However, the dollar amount of branch operating expenses increased from $246,000 in the prior year period to $391,000 in the current period principally due to the growth of the Company's operations.

          The business of the Company is characterized by the need to continuously generate prospective customer leads, and in this respect, marketing and selling expenses constitute a substantial portion of the overall expense of the Company. In the Company's normal operating cycle, marketing costs, which are expensed as incurred, can precede the completion of sales orders by up to three months. Consequently, during periods of increasing backlog, marketing expenses as a percentage of contract revenues will generally be higher, and during periods of decreasing backlog, marketing expenses as a percentage of contract revenues will generally be lower. However, the securing of sales orders is generally concurrent with marketing expenditures. In this respect, marketing expenses were 19.5% of contract revenues for the period ended September 30, 1998 as compared to 26.4% in the prior year period, and were 21.1% and 27.1% of new sales orders respectively. The reduction of marketing expenses as a percentage of new sales orders is due to increases in sales efficiencies and reduced marketing costs per customer appointment resulting largely from media mix adjustments.

          Sales expenses, which consist primarily of commissions, sales manager salaries, travel and recruiting expenses, were $1,443,000, or 17.5% of contract revenues in the period ended September 30, 1998, as compared to $845,000 or 17.3% of contract revenues in the prior year period. The increase in the dollar amount of sales expenses is largely the result of commissions on higher revenues, higher sales recruiting expenses, and the growth of the Company's operations.

          License fees increased from 1.5% of contract revenues in the prior year period to 1.6% in the current period. The increase in license fees as a percentage of contract revenues is due to the mix of the Company's business sold under the Century 21-license agreement as compared to that sold under the Facelifters brand name.

          General and administrative expenses were approximately $715,000 or 8.7% of contract revenues as compared to $518,000 or 10.6% of contact revenues in the prior year period. General and administrative expenses declined as a percentage of contract revenues due to higher volume in the current year period. The increase in the dollar amount of general and administrative expenses is due to the growth of the Company's infrastructure over the prior year. The Company expects to continue its efforts in the overall expansion of its business base and will continue to emphasize control of operating expenses, as well as a reduction of these expenses as a percentage of revenue.

          COMPARISON OF NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998 TO JANUARY 23, 1997 THROUGH SEPTEMBER 30, 1997. The Company commenced operations on January 23, 1997 and, as a result, the period from January 23, 1997 through September 30, 1997 is a shorter period compared to the nine-month period ended September 30, 1998. In addition to the length of the different periods, the period ended September 30, 1997 reflects the start up of the Company's operations. As a result, comparisons of the results of operations for the period ended September 30, 1998 to the period ended September 30, 1997 may be less meaningful than comparisons in future periods.

          New sales orders were approximately $22,435,000 during the nine-month period ended September 30, 1998 as compared to $14,422,000 in the prior year period. The increase in new sales orders is due to growth in the number of markets served by the Company (principally resulting from the purchase of the Reunion assets), and improved sales staffing and sales efficiencies in the comparative operating markets, as well as the shorter prior year period. In April and July 1998, the Company implemented pricing level changes in certain of the markets in which the Company operates. Management believes these changes have contributed to the higher sales efficiencies as compared to the prior year period.

          Contract revenues were $21,147,000 as compared to $11,371,000 in the prior year period. The increase in contract revenues reflects the higher level of new sales orders and production backlog at the beginning of the period as well as the shorter period in 1997. The number of installations increased 89% over the prior year and average selling price, which is affected not only by price levels but also by the mix and size of jobs installed, decreased approximately 2% from the prior year period. During the nine-month period ended September 30, 1998, the Company has had difficulty completing new sales orders within its customary installation cycle time. In the first quarter of 1998 the Company experienced manufacturing delays associated with the purchase of the Reunion assets, and in the second quarter of 1998 the Company experienced shortages of Contractors to complete installations. The Company, which utilizes Contractors to complete installations, has experienced difficulty in hiring a sufficient quantity of Contractors which management attributes to the strong economic conditions and low unemployment levels in the markets in which the Company operates. However, the Company had attained its desired Contractor level during the third quarter of 1998. Additionally, the Company was required to increase its manufacturing employee base to meet the increased demands. The Company was successful in achieving its desired manufacturing staffing late in the period and has attained appropriate production volumes.

          Backlog as of September 30, 1998 was approximately $5,067,000 as compared to $3,778,000 at December 31, 1997 and $3,050,000 at September 30, 1997.


                                                           (In Millions)
                                                     Period ended September 30,
                                                     --------------------------
                                                          1998         1997
                                                     ------------  ------------
                Net New Sales Orders                     $22.4        $14.4
                Contract Revenues (installed sales)      $21.1        $11.4
                Ending Production Backlog                $ 5.1        $ 3.0

          Gross profit was approximately $12,303,000 or 58.2% of contract revenues as compared to $7,282,000 or 64.0% of contract revenues in the prior year period. The decline in gross profit margin is principally due to the combination of increased manufacturing and installation labor costs, as well as pricing level changes. As noted above, the Company utilizes Contractors to complete installations. The Company has experienced increases in Contractor labor rates resulting from competitive pressures and the shortage of Contractors. In addition, the Company's manufacturing costs increased due to difficulties with the start up of manufacturing operations with the newly acquired assets from Reunion, lower material yields and higher labor costs from overtime rates.

          Branch operating expenses increased from $616,000, or 5.4% of contract revenues in the prior year period, to $1,226,000 or 5.8% in the current year. Branch operating expenses, which include costs associated with each of the Company's local branch facilities including rent, telecommunications, branch administration and supplies, are primarily fixed in nature. The increase in the dollar amount of branch operating expenses is principally due to the growth of the Company's operations as compared to the prior year period.

          The business of the Company is characterized by the need to continuously generate prospective customer leads, and in this respect, marketing and selling expenses constitute a substantial portion of the overall expense of the Company. In the Company's normal operating cycle, marketing costs, which are expensed as incurred, can precede the completion of sales orders by up to three months. Consequently, during periods of increasing backlog, marketing expenses as a percentage of contract revenues will generally be higher, and during periods of decreasing backlog, marketing expenses as a percentage of contract revenues will generally be lower. However, the securing of sales orders is generally concurrent with marketing expenditures. In this respect, marketing expenses were 24.4% of contract revenues for the period ended September 30, 1998 as compared to 28.6% in the prior year period, and were 22.9% and 22.5% of new sales orders respectively. In the prior year period, the Company received from AMRE a prospective customer list which included certain of AMRE's customers who had entered into contracts with AMRE for kitchen cabinet refacing services that could not be completed because of AMRE's Chapter 11 proceeding. The Company was required to pay a 4% fee to AMRE for revenues derived from the customer list. If the Company was to have generated these sales orders at its marketing rate, marketing costs in the prior year period would have been significantly higher. Consequently, excluding the affects of these revenues and expenses, management believes that marketing expenses as both a percentage of contract revenues and new sales orders has improved over the prior year period and attributes the improvement to increases in sales efficiencies and reduced marketing costs per customer appointment resulting largely from media mix adjustments.

          Sales expenses, which consist primarily of commissions, sales manager salaries, travel and recruiting expenses, were $3,855,000, or 18.2% of contract revenues in the period ended September 30, 1998, as compared to $2,064,000 or 18.1% of contract revenues in the prior year period. The increase in the dollar amount of sales expenses is due to sales commissions on higher revenues, increased recruiting expenses, and growth in the operations of the Company.

          General and administrative expenses were approximately $2,030,000 or 9.6% of contract revenues as compared to $1,412,000 or 12.4% of contact revenues in the prior year period. General and administrative declined as a percentage of contract revenues as a result of the higher volume level. The increase in the dollar amount of general and administrative expenses is due to the growth of the Company's infrastructure over the prior year. The Company expects to continue its efforts in the overall expansion of its business base and will continue to emphasize control of operating expenses as well as a reduction of these expenses as a percentage of revenue.

          Other income (expense) consists primarily of interest expense associated with the Company's debt and capital leases partially offset by income derived from its arrangement with its third party lender who provides financing for certain of the Company's customers.

          Income tax expense was $5,000 for the period ended September 30, 1998. The Company has provided a valuation allowance to reflect the uncertainties associated with the ultimate realization of its deferred tax asset, in accordance with SAS No. 109, "Accounting for Income Taxes". A valuation allowance is required when it is more likely than not that the deferred tax asset will not be realized. Principally, since the Company has no historical taxable income record, there can be no assurance that the deferred tax asset will ultimately be realized.

          In the first and second quarters of 1998, the Company was unable to generate sufficient contract revenues commensurate with its increased infrastructure and higher production costs resulting in a net loss in the period. Contract revenues were not only effected by the seasonal lower levels of new sales orders in December through February, but also by unsatisfactory sales performance in certain of its markets (principally in the first quarter) and increased cycle times of production as previously stated. Management continues to evaluate the performance of each of the markets in which it operates and in August 1998 closed two under performing markets. Management has also undertaken certain cost reduction measures and the Company is currently planning the expansion of its product offering to include replacement windows.

          PERIOD JANUARY 27, 1997 THROUGH DECEMBER 31, 1997. During the period, new sales orders were approximately $19,937,000. Contract revenues for the period were approximately $16,159,000. Backlog as of December 31, 1997 was approximately $3,778,000.

          Branch operating expenses were approximately $946,000 or 5.9% of contract revenues for the period ended December 31, 1997. Branch operating expenses are primarily fixed in nature and include costs associated with each of the Company's local branch facilities including rent, telecommunications, branch administration and supplies.

          Marketing and selling expenses were approximately $7,546,000 or 46.7% of contract revenues for the period, but were 39.7% of new sales orders for the period. Marketing costs are expenses as incurred. In the Company's normal operating cycle, marketing costs can precede the completion of installation of sales orders by up to three months depending upon the type of marketing media as well as the cycle time of production. Consequently, during period of increasing backlog, marketing expenses will be a high percentage of contract revenues.

          Selling expenses primarily consists of commission, bonus, sales management salaries, training and recruiting expenses and sales personnel benefit costs. During periods of low sales closing rates, selling expenses will be a higher percentage of contract revenues. During the first six months of operations, as compared to the remainder of the period, sales closing rates (the ratio of sales to leads generated) were lower as the Company recruited and trained its sales staff.

          License fees were approximately $238,000 or 1.5% of contract revenues. The Company conducts a substantial proportion of its direct consumer marketing under license agreements with TM Acquisition Corp. and HFS Licensing Inc. pursuant to a master license agreement with Century 21 Real Estate Corporation. The license agreements provide the Company with the right to market, sell and install kitchen cabinet refacing products under the trademark and service mark "CENTURY 21 Cabinet Refacing" in certain territories. The license agreements provide for license fees to the licensor equal to 2% of the associated contract revenues in 1997, and 2% to 6% over the remainder of the term of the agreement subject to certain adjustments based upon contract revenue levels and minimum fees in certain of its territories.

          General and administrative expenses were approximately $2,273,000 or 14% of contract revenues. The Company attributes the high percentage of contract revenues to its first year of operations.

          Other income (expense) consists primarily of interest expense associated with the Company's debt and capital leases.

          Income tax expense was $5,000 for the period ended December 31, 1997. The Company has provided a valuation allowance to reflect the uncertainties associated with the ultimate realization of its deferred tax asset, in accordance with SAS No. 109, "Accounting for Income Taxes". A valuation allowance is required when it is more likely than not that the deferred tax asset will not be realized. Principally, since this is the Company's first year of operation and it has no historical taxable income record, there can be no assurance that the deferred tax asset will ultimately be realized.

     LIQUIDITY AND CAPITAL RESOURCES

          The Company financed its liquidity needs in 1997 primarily from its initial capitalization through sale of its stock and loans from its stockholders, which in the aggregate was $2,140,000. Net cash used in operations was approximately $1,173,000 for the period ended September 30, 1997 and $1,475,000 for the period ended December 31, 1997.

          In the period ended September 30, 1998 net cash provided by operations was approximately $112,000. In January 1998 the Company received $350,000 in proceeds from the issuance of promissory notes to certain of the Company's stockholders (the "Short-Term Notes"). In April 1998, the Company received a $700,000 secured term loan from a financial institution. The proceeds of the term loan were used to retire the Short-Term Notes and the balance was used for working capital purposes. In addition, in June 1998, the Company entered into a $1.0 million secured revolving credit facility with the same financial institution. The Company borrowed approximately $147,000 against the revolving credit facility, and at September 30, 1998, based on the terms of the agreement, the Company had additional borrowing capacity of approximately $710,000. Borrowings and required payments under the revolving credit facility are based upon an asset formula involving accounts receivable and inventory. Both loans are secured by substantially all of the assets of the Company. Approximately $850,000 of the obligation to the financial institution has been guaranteed by Murray H. Gross, President and Chief Executive Officer of the Company. Certain stockholders of the Company have entered into an agreement with Mr. Gross indemnifying him against amounts paid as a result of such guaranty in an amount in excess of his pro rata stock ownership in the Company. See "Certain Relationships and Related Transactions."

          During the period ended December 31, 1997, capital expenditures, which included the acquisition of selected assets from AMRE, as well as capital leases, totaled approximately $1,983,000. Effective as of November 23, 1997, the Company acquired certain assets of Reunion. The Company effected the purchase of the Reunion assets through the issuance of 371,480 shares of common stock and 80,000 shares of Series A Preferred Stock. Capital expenditures, which included a capital lease for certain telemarketing telecommunications equipment, totaled approximately $257,000 in the period ended September 30, 1998. Capital expenditures for 1998 are expected to approximate $300,000. See "Certain Relationships and Related Transactions."

          At September 30, 1998, the Company had cash of approximately $896,000 and a negative working capital of $74,000. The Company anticipates a seasonal reduction in the amount of new sales orders for the fourth quarter of 1998. However, based upon current financial resources, including existing lines of credit, the Company believes that it will have sufficient reserves to meet its anticipated working capital needs for the business as currently conducted. However, the Company anticipates that it will need additional working capital to fund its business strategy including expansion into the full service kitchen remodeling business and has therefore undertaken the Offering. Upon consummation of the Offering, the Company believes that it will have sufficient reserves to meet its anticipated working capital needs. However, no assurance can be given that the Company will successfully complete the Offering or any financing transaction or otherwise maintain adequate liquidity, and any such failure could have a material adverse effect on the Company's overall financial condition. See "Risk Factors--Risks Relating to Growth and Expansion."

     YEAR 2000

          The year 2000 date change is believed to affect virtually all computers and organizations. The Company has undertaken a comprehensive review of its information systems including its main computer hardware and software, its personal computers' hardware and software and associated peripheral devices, its telemarketing telecommunications systems and general telecommunication systems. In addition, the Company has held discussions with certain of its software suppliers with respect to the year 2000 date change. While the Company has not completed its detailed review, as a preliminary assessment, the Company believes that it will not be required to modify or replace significant portions of its software and any such modifications or replacements are, or will be, readily available. The Company anticipates it will complete its detailed review by December 31, 1998.

          The Company is planning to conduct a comprehensive review of its manufacturing equipment, as well as other equipment and communication systems for potential year 2000 issues. In addition, the Company is planning to hold further discussions with its significant suppliers, shippers and other external business partners. The Company had completed a cursory review of it manufacturing equipment in the first quarter of 1998 and had determined that the year 2000 date change would not pose any operational problems. This second phase review is expected to be completed by February 1999.

          The Company does not expect the costs associated with the Year 2000 compliance to have a material effect on its financial position or its results of operations. There can be no assurance until the year 2000, however, that all of the Company's systems, and the systems of its suppliers, shippers and other business partners will function adequately.

                                    BUSINESS

     GENERAL

          The Company is engaged, through direct consumer marketing, in the design, sales, manufacture and installation of kitchen cabinet refacing products utilized in kitchen remodeling. The Company presently operates in 13 major metropolitan areas markets in the United States. The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "CENTURY 21 Cabinet Refacing" under license agreements with TM and HFS pursuant to a master license agreement between Century 21 Real Estate Corporation and each of TM and HFS. The license agreements with TM and HFS provide for terms of 10 years ending in 2007. Both agreements give the Company the right to market, sell and install kitchen cabinet refacing products in specific territories under the trademark and service mark "CENTURY 21 Cabinet Refacing." The license agreements provide for license fees to the licensor equal to 2% of the associated contract revenues in 1997, and 2% to 6% over the remainder of the term of the agreement subject to certain adjustments based upon contract revenue levels and minimum fees in certain of its territories. The Company also conducts its business under the name "Facelifters." In addition to marketing, selling and installing cabinet refacing, the Company has plans to market, sell and install replacement kitchens. To satisfy the demands of its customers, the Company anticipates developing, marketing and selling additional home improvement products and services, including, but not limited to, replacement windows. See "Risk Factors -- Material Contracts -- Dependence on Century 21 License Agreement; Customer Financing."

          The Company's principal marketing activities are conducted through telemarketing and television advertising. A telemarketing solicitation is made to homeowners whose demographic profile and homes fall within certain criteria, including age and income of the homeowner, home value, age of home and length of residency. The Company's telemarketing personnel conduct "outbound" telemarketing to generate customer leads and answer "in-bound" inquiries generated by advertising activities to schedule in-home sales presentations for the Company's cabinet refacing products.

          Refacing is a kitchen remodeling technique in which existing cabinetry framework is retained but all exposed surfaces are changed. Under the Company's cabinet refacing system, doors, drawers, and drawer fronts are replaced, and all exposed cabinet surfaces are covered with matching laminate. In addition, matching valances and molding, replacement sinks, faucets, counter tops, cabinet drawer boxes, additional replacement cabinets, space organizers, lazy susans and slide-out shelving can be provided by the Company. The Company provides homeowners with a wide selection of styles and colors to renovate their kitchens at a lower cost and more quickly and conveniently than through traditional remodeling methods. Installation is usually completed within three to five days as compared to between two to four weeks for traditional remodeling methods, and is usually commenced within approximately 60 days after an agreement is entered into between the Company and its customer.

     INDUSTRY OVERVIEW

          According to industry publications, spending for kitchen remodeling is expected to exceed $30 billion in 1998 -- an increase from $25 billion in 1997 and $18 billion in 1991 -- with approximately 4.65 million kitchens expected to be remodeled in 1998, an 8.1% increase over 1997. Of the expected $30 billion in kitchen remodeling spending, approximately $14.4 billion is expected to be spent on remodeling jobs costing under $5,000 and approximately $11.5 billion is expected to be spent on remodeling jobs costing between $5,000 and $15,000. Based upon industry publications, the Company believes that the continued projected growth of kitchen remodeling is principally due to three factors: (1) an expected consistent rate of existing home sales, (2) an aging baby boomer market and (3) kitchen remodeling continues to offer the homeowner a significantly better cost recoupment upon sale than other home improvement projects. Households in which the homeowners are age 40 or older account for approximately 60% of kitchen remodeling projects.

     MARKET POSITIONING

          The Company operates in a niche segment of the kitchen remodeling industry known as cabinet refacing, and the Company believes that it is the largest single seller of cabinet refacing in the United States. The Company has sales and installation centers located in 12 of the 20 largest metropolitan areas in the United States. The Company provides its customers with a full range of services including in-home design, product installation, access to third-party financing and after sale service. The Company also manufactures almost all of the components used in its kitchen refacing business in its own factory.

          The Company intends, however, to expand its existing business lines to also become a full service kitchen updating business. The Company will then be able to offer replacement kitchens to its target group of middle market customers who customarily spend between $5,000 and $15,000 on updating their kitchen. The Company believes that a significant market opportunity exists in the kitchen replacement business for middle market consumers. The middle market kitchen updating business is presently serviced by small home improvement contractors who typically do not offer in-home design or access to financing, or large "home center" retailers such as Home Depot or Lowes, which retailers do not offer in-home design, installation or after sale service. The Company believes that Sears, through its Great Indoors prototype retail operation, recognized this significant market opportunity and is currently test marketing kitchen updating to the middle market consumer. The Company believes that by leveraging its marketing and sales expertise it can become the leading full service kitchen updating enterprise focused upon middle market customers.

     BUSINESS STRATEGY

          The Company's business objective is to become a leader in the replacement kitchen market primarily in the mid-range price level. To achieve this objective, the Company's strategy is as follows:

          . PROVIDE SUPERIOR CUSTOMER SERVICE. The Company believes that its emphasis on providing a full range of services will provide it with an advantage in its pursuit of middle market consumers seeking to update their kitchen. The ability of the Company to provide in-home design, product installation, access to third-party financing and its after sale service distinguishes the Company from its principal competitors.

          . LEVERAGE EXISTING EXPERTISE AND INFRASTRUCTURE. The Company plans to leverage its existing marketing and sales expertise as well as its existing warehousing, installation, distribution and financing capabilities to broaden its offerings to include replacement kitchens and related products and to increase the volume of kitchen cabinet refacing sales.

          .    INCREASE CUSTOMER PENETRATION AND PRODUCT OFFERINGS.  The
               Company believes that by building a base of satisfied kitchen remodeling customers, the Company will be able to build a database of customers that will be targets for other remodeling products. By building this database and using its sales and marketing expertise to maintain closer contact with its customers the Company believes it will be able to lower its current marketing costs and provide additional remodeling products to existing customers. The foregoing will permit the Company to increase its "share of the customer" as well as its "share of the market." To further facilitate this element of its business strategy, the Company also intends to develop a "do-it-yourself" cabinet refacing kit.

          . ENTER INTO NEW GEOGRAPHIC MARKETS. The Company intends to establish sales offices in approximately 10 new geographic markets over the next 36 months. The decision to enter into a particular market will be based in part upon (i) the target population of the target market, (ii) the demographic make-up within the target market, (iii) existing competition, (iv) availability of suitable sales and showroom facilities, and (v) the availability of sales personnel and Contractors.

          . USE OF NEW TECHNOLOGY. The Company intends to enhance its in-home design capabilities by acquiring new, state of the art computer software and hardware. Available technology, including digital cameras, CAD/CAM design software and laptop computers will ultimately permit the Company's in-home sales personnel to provide computer imaging of the desired updated kitchen features to the customer while in the customer's home.

          . INTERNET INITIATIVE. The Company intends to pursue development of an Internet site for the purpose of (i) permitting customers to do preliminary in-home design by viewing the Company's products and in turn allowing them to electronically place orders with the Company for its "do-it-yourself" cabinet refacing kits;
               (ii) affording customers the opportunity to obtain credit pre-approval; (iii) generating customer leads for the Company's sales force; (iv) establishing a listing of employment opportunities; and (v) creating a general information site for the Company's customers and investors.

          . PURSUE ACQUISITION OPPORTUNITIES. The Company intends to selectively explore the acquisition of related or complimentary businesses. Target companies will be in the home improvement business and will provide the Company with complimentary capabilities. Acceptable acquisition candidates are expected to provide the Company with (i) additional products and services that can be offered to the consumer, (ii) additional distribution channels for its products and services, (iii) increased customer lead generation capabilities, and/or (iv) synergies of manufacturing and information systems technology and/or marketing and sales expertise. There are no present agreements, commitments, letters of intent or understandings with any acquisition candidate. The Company intends to aggressively pursue growth through acquisitions, subject to financial and managerial resources.

     DIRECT MARKETING AND SALES

          The Company's principal marketing activities are conducted through telemarketing and television advertising. A telemarketing solicitation is made to homeowners whose demographic profiles and homes fall within certain criteria, including age and income of the homeowner, home value, age of home and length of residency. To maintain the efficiency of its marketing, the Company uses its internally developed computer software to monitor responses and sales. The Company's telemarketing personnel follow prepared scripts, conduct outbound telemarketing, answer in-bound inquiries generated by advertising activities and schedule in-home sales presentations.

          Direct sellers are used as sales representatives. Direct sellers utilize the Company's in-home sales presentation and sales kit, which includes a presentation book, photos, video materials, sample products and other sales materials. Most sales result from the initial in-home presentation. Results of in-home presentations are tabulated on a daily basis. Such information provides data upon which the Company may evaluate each direct seller's performance with respect to sales as it relates to a percentage of in-home presentations, cancellation rates and average dollar amounts of sales and commissions earned.


     PURCHASING, MATERIAL AND INSTALLATION

          KITCHEN CABINET REFACING, CUSTOM COUNTERTOPS AND CABINETS. The Company manufactures cabinet fronts, countertops, and cabinets which are faced with high pressure laminate or thermofoil in its manufacturing facility in Charles City, Virginia. The Company has acquired "state of the art" equipment enabling the Company to manufacture thermofoil cabinet doors and drawer fronts. Raw materials used in the manufacturing and installation process are purchased from several suppliers at prices which are negotiated periodically. Management believes such materials are available from numerous suppliers at competitive prices.

          INSTALLATIONS. Generally, within one week after a sales agreement is entered into, the customer's kitchen is measured pursuant to the Company's specified procedures. Measurements are entered on systematized forms to facilitate manufacturing at which time the order is forwarded to the Company's manufacturing facility in Charles City, Virginia. Products are usually ready for shipment within three weeks after receipt of an order. If necessary, replacement or service parts are usually shipped within five working days after the Company receives a request. Installation, which generally occurs approximately 60 days after the agreement is signed, is performed by Contractors skilled in cabinet refacing and kitchen cabinet installation and is usually completed within three to five days.

          Except for some warranty and other service work, Contractors perform all of the Company's installations. Contractors employ their own crafts persons and are required to maintain their own vehicles, equipment, tools, licenses, workers compensation coverage and general liability insurance. Contractors assume full financial risk in their performance of an installation and enter into a written agreement with the Company upon meeting the Company's qualifications. Contractors obtain a work order, which specifies all work to be performed pursuant to the sales agreement, and materials at the Company's branch office. Installations are generally completed within three to five work days, at which time the Contractor obtains a certificate of completion from the customer and returns all documentation and excess materials to the Company. The Contractor is paid by the Company upon satisfactory completion of each job, at which time the Company receives an invoice for services from the Contractor and a customer signed completion certificate. Fees paid by the Company to the Contractor for an installation are based upon an amount negotiated between the Company and the Contractor. When new construction and remodeling is on the rise, recruiting of Contractors becomes more challenging. The Company believes it can stay competitive in its recruiting efforts and that there are an adequate number of qualified Contractors available to the Company to satisfy anticipated needs.

     CONSUMER LOAN FINANCING

          The Company's customers pay for their home improvement products and services upon completion of the work. Payments are made in cash, on MasterCard, Visa or Discovery cards, or by third party financing, primarily a revolving unsecured line of credit, arranged by the Company. Third party financing pays for approximately 65% of the Company's business. In most third-party lender transactions, the customer executes a revolving credit agreement with the lender and the lender pays the Company on completion of the installation. In some of these transactions, the third-party lender discounts the contract price to the Company to offset the lenders credit risk. The Company's risk is limited to its normal representations and warranties regarding material and workmanship. See "Risk Factors -- Material Contracts -- Dependence on Century 21 License Agreement; Customer Financing."

     EMPLOYEES

          At November 30, 1998, the Company either employed or had representing its products, on a full or part-time basis, approximately 400 associates, including 200 telemarketing, 80 direct sellers, 55 manufacturing employees, and 65 management and administrative personnel. In addition, the Company has working arrangements with approximately 105 independent contracting companies. The Company believes that labor relations with its employees have been good in the past and does not expect this assessment to change.

     WARRANTIES

          The Company provides each customer with a 12-month limited warranty covering defective materials and workmanship and an extended limited warranty of between two to five years on its materials. The Company requires its Contractors to correct defective workmanship for a 12-month period. To date, the Company has not experienced significant warranty claims.

     COMPETITION

          The Company operates in a highly fragmented industry. Although the Company believes it is one of the largest enterprises engaged in the direct marketing of in-home sales and installation of kitchen cabinet refacing products, the Company competes with numerous contractors in each of the territories in which it operates, with reputation, price, workmanship and services being the principal competitive factors. The Company also competes against retail chains, including Sears, Builders Square, Sams Warehouse Club and other stores, which offer similar products and services through licensees. The Company also competes, less directly, with small home improvement contractors, who typically do not provide in-home design or access to financing, and with large "home center" retailers such as Home Depot and Lowes, who do not offer in-home design, installation or after sale service. It is anticipated that the Company will compete to a greater extent with "home center" retailers upon implementation of its business strategy. See "Risk Factors -- Competition."

     SEASONALITY

          The Company's business is subject to seasonal fluctuations and extreme winter weather conditions. In addition, recruiting of Contractors to perform the Company's installation becomes more difficult when new construction and remodeling is on the rise. See "Risk Factors -- Seasonality."

     GOVERNMENT REGULATIONS

          Generally, the Company's activities and the activities of its direct sellers and Contractors are subject to various federal and state laws and regulations and municipal ordinances relating to, among other things, in-home sales, consumer financing, advertising, the licensing of home improvement contractors, and zoning regulations. The Company's operations are also subject to a Federal Trade Commission rule which provides for a "cooling off" period for in-home sales. This rule requires an in-home seller to inform the buyer of his right to cancel the transaction at any time prior to midnight of the third business day after the date of the sales transaction. Many states have (but the states in which the Company currently conducts retail business have not) supplemented this rule by extending the time period in which the buyer may cancel. The Company has procedures designed to comply with such laws and regulations. See "Risk Factors -- Government Regulations."

     PROPERTIES

          All of the Company's facilities are leased, and in most cases, management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. At November 30, 1998, the Company had under lease 12 sales offices, two telemarketing facilities and its corporate headquarters. The Company's manufacturing facility at Charles City, Virginia is under a capital lease with a 15-year lease term and an option to purchase the property at the end of the lease term for nominal consideration. Pursuant to the terms of this lease, the Company also has a right of first refusal to purchase certain adjacent land. All of the Company's leases, other than the Charles City, Virginia facility, are for terms of five years or less.

          The Company's leased properties are:

        LOCATION               SQUARE FEET           PURPOSE
        --------               -----------           -------
        Dallas, TX                5,570     Corporate Headquarters

        Boston, MA                4,400     Sales office and warehouse

        Chicago, IL               6,349     Sales office and warehouse

        Dallas, TX                4,021     Sales office and warehouse

        Cinnaminson, NJ           3,600     Sales office and warehouse

        Denver, CO                2,912     Sales office and warehouse

        Detroit MI                5,240     Sales office and warehouse

        Lanham, MD(1)             3,500     Sales office and warehouse

        Long Island, NY           6,500     Sales office and warehouse

        Los Angeles, CA          10,378     Sales office and warehouse

        Minneapolis, MN           4,762     Sales office and warehouse

        College Point, NY         7,480     Sales office and warehouse

        Phoenix, AZ               5,025     Sales office and warehouse

        Boca Raton, FL            6,710     Telemarketing

        Fort Lauderdale, FL       4,560     Telemarketing

        Charles City, VA         71,810     Manufacturing

----------

     (1) The Baltimore, Maryland sales office was consolidated with the Lanham, Maryland facility. The Baltimore, Maryland metropolitan area is currently serviced by the staff of the Lanham, Maryland sales office.

     LEGAL PROCEEDINGS

          The Company may, from time to time, become involved in lawsuits in the ordinary course of business. There are no lawsuits currently pending or threatened against the Company.

                                   MANAGEMENT

     EXECUTIVE OFFICERS AND DIRECTORS

          The names, current ages and positions of the executive officers and directors of the Company are:

Name                          Age  Position
----                          ---  --------

David L. Moore(1)(3)           42  Chairman of the Board and Director

Murray H. Gross(2)(3)          60  President and Chief Executive Officer and Director

Peter T. Bulger                39  Vice President and Chief Operating Officer

Steven L. Gross                35  Vice President -- Marketing

Malcolm R. Harris              52  Vice President -- Operations

Robert A. DeFronzo             43  Chief Financial Officer, Secretary and Treasurer

David A. Yoho(1)               70  Director

Gregory Kiernan(2)             41  Director

Marc W. Beresin                63  Director

Ronald I. Wagner(1)(3)         52  Director

Charles D. Maguire, Jr.(2)     40  Director

----------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

          The Company may employ such additional management personnel as the Board of Directors of the Company deems necessary. The Company has not identified or reached an agreement or understanding with any other individuals to serve in such management positions, but does not anticipate any difficulty in employing qualified individuals.

          Directors of the Company are elected by the stockholders at each annual meeting and serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed or their earlier resignation or removal from office.

          The business experience, principal occupations and employment of each of the directors and executive officers of the Company during at least the past five years, together with their periods of service as directors and executive officers of the Company are set forth below.

          DAVID L. MOORE has served as Chairman of the Board and as a director of the Company since shortly after its inception in January 1997. Mr. Moore is Chairman and Chief Executive Officer of Garden State Brickface, Windows and Siding, Inc., a leading New York City area commercial and residential remodeling company. Mr. Moore is also Chairman of Paradigm Direct, Inc., a direct marketing services company. In addition, Mr. Moore is a member of the Board of Directors of Lumen Technologies, Inc., a New York Stock Exchange listed company, and Bolle, Inc., a Nasdaq listed company. He is also Chairman of Sonostar Ventures, L.L.C., a private consulting and investment firm. Mr. Moore served as a director of AMRE, Inc. until the expiration of his term in May 1996. Mr. Moore holds a B.A. degree from Amherst College, Magna Cum Laude, and an M.B.A. degree from Harvard University. See "Risk Factors -- Relationships with AMRE."

          MURRAY H. GROSS has been President, Chief Executive Officer, and director since the inception of the Company in January 1997. He has been in the home improvement industry for over 38 years. In 1963, Mr. Gross founded Busy Beaver Remodelers, a subsidiary of Busy Beaver Home Centers, a Pittsburgh, Pennsylvania home center chain. He served as Executive Vice President at Busy Beaver Remodelers from 1963 until 1979 and as President from 1979 until

     1981. From August 1981 to September 1983, Mr. Gross was employed at Home Craftsman Company in Dallas, Texas; and from September 1983 to January 1987, he served as Executive Vice President, Chief Operating Officer and Director. Mr. Gross joined Facelifters in April 1987 as Vice President and Director. He became President and Chief Operating Officer in January 1990. Facelifters was acquired by AMRE in April 1996 and Mr. Gross became Vice President and served as a director of AMRE until January 1997. AMRE sought protection under federal bankruptcy laws in January 1997. Mr. Gross attended the University of Pittsburgh from 1957 to 1960. Mr. Gross is the father of Steven L. Gross. See "Risk Factors -- Relationships with AMRE."

          PETER T. BULGER has been a Vice President of the Company since January 1997 and has served as the Company's Chief Operations Officer since June 8, 1998. He has been in the home improvement industry for over 16 years. Mr. Bulger began his sales management career with a division of Reynolds Aluminum where he became a Branch Manager in 1984. In November 1991, he joined Facelifters as a Sales Representative and in March 1992, he became a Branch Sales Manager. Mr. Bulger was promoted to Regional Sales Manager in June 1993, and in December 1993, he was promoted to Vice President of Sales. He held that position until Facelifters was acquired by AMRE in April 1996. At that time, he became Vice President Sales of the Cabinet Division, a position he held with AMRE until January 1997. Mr. Bulger earned a B.S. degree in 1982 from Russell Sage College, Troy, New York. See "Risk Factors -- Relationships with AMRE."

          STEVEN L. GROSS has been Vice President of Marketing since the Company was founded in January 1997. He has been in the home improvement industry for over 15 years. Mr. Gross began his career at Home Craftsman Company in 1985 as Director of Telemarketing. In 1987, he took a position as a salesperson with Diamond Window Systems. Mr. Gross joined Facelifters in 1989 to become Director of Marketing. In April 1993, he was promoted to Vice President of Marketing. After the acquisition of Facelifters by AMRE in April 1996, Mr. Gross became Director of Telemarketing and held such position until January 1997. Steven L. Gross is the son of Murray H. Gross. See "Risk Factors -- Relationships with AMRE."

          MALCOLM R. "MAC" HARRIS has been Vice President of Operations since the Company's founding in January 1997. He has been in the home improvement industry for nearly 30 years. Mr. Harris began his career in 1970 with Keller Industries in Miami, Florida and until 1978 served as General Manager of the manufacturing facility in Butler, Missouri. From 1979 through 1984, Mr. Harris was Supervisor for Noranda Building Products of Cleveland, Ohio. He joined Home Craftsman Company in Dallas, Texas in November 1984 as General Manager of Manufacturing and worked there through March 1987. From April 1987 to May 1988, Mr. Harris relocated to Millen, Georgia to work for Remington Building Products. He joined Facelifters in May 1988 to become Plant Manager and was promoted to Vice President of Manufacturing in January 1990. In January 1993, he was promoted to Vice President of Operations. In April 1996 when Facelifters was acquired by AMRE, Mr. Harris continued in his same capacity until January 1997. Mr. Harris attended Stephen F. Austin College, Nacogdoches, Texas. See "Risk Factors - Relationship with AMRE."

          ROBERT A. DEFRONZO joined the Company in December 1997 after the acquisition of Reunion Home Services, Inc. where he was Chief Financial Officer. He has been in the home improvement industry since 1990. Mr. DeFronzo began his career in 1976 as an auditor. In 1979, he joined General Instrument Corporation as Components Group Financial Analyst and held several financial positions during his tenure. In January 1989, after a leveraged buyout of the Clare Division of General Instrument Corp., Mr. DeFronzo became Treasurer and Assistant Controller of C. P. Clare Corporation. In November 1990, he joined AMRE as Cabinet Division Controller. Mr. DeFronzo was promoted in 1992 to Corporate Controller and remained in that capacity until February 1997. He became Chief Financial Officer of Reunion Home Services, Inc. in February 1997. Mr. DeFronzo holds an accounting degree from Illinois State University and an MBA in Finance from Roosevelt University, Chicago, Illinois. See "Risk Factors -- Relationships with AMRE."

          DAVID A. YOHO has served as a director of the Company since shortly after its inception in January 1997. Mr. Yoho is a motivational consultant to most Fortune 500 companies, an award winning lecturer and best selling author. He is President of Dave Yoho Associates, a major consulting firm active in turnarounds, mergers and acquisitions. He holds multiple degrees from Temple University.

          GREGORY KIERNAN has served as a director of the Company since shortly after its inception in January 1997. Mr. Kiernan is President and Chief Executive Officer of Sonostar Ventures, L.L.C. Mr. Kiernan previously spent 15 years on Wall Street with Lehman Brothers, Salomon Brothers, and at Paine Webber, where he served as a Managing Director. Mr. Kiernan was previously an attorney with Cravath, Swaine and Moore, and holds a BA degree from Amherst College, Magna Cum Laude, Phi Beta Kappa, and a J.D. degree from Harvard Law School.

          MARC W. BERESIN has served as a director of the Company since shortly after its inception in January 1997. Mr. Beresin is a private investor who was a major entrepreneur in the home improvement business for 20 years. Mr. Beresin was President and chief marketing officer of Eljo Products, Inc. and Magne Seal Doors, Inc., companies that manufactured and marketed custom residential steel replacement doors. Mr. Beresin was also employed by the Consumer Plastics Division of Mobil Oil in marketing intensive positions such as New Product Development Manager and Group Marketing Manager. Mr. Beresin holds a bachelors degree from Wharton School, University of Pennsylvania.

          RONALD I. WAGNER has served as a director of the Company since December 1997. Mr. Wagner has been in the home improvement industry for 25 years. In 1975, Mr. Wagner founded Save-A-Kitchen, and in 1980 founded a related company, Cabinet Magic, Inc., both kitchen cabinet refacing companies. In 1988, following the sale of the operations of Cabinet Magic, Inc. to AMRE, Mr. Wagner joined that company as President - Cabinet Division and Senior Vice President. Mr. Wagner was promoted to Chairman and Chief Executive Officer in 1990, and remained in this capacity until his retirement in December 1995. In January 1997, Mr. Wagner came out of retirement and founded Reunion. See "Risk Factors -- Relationships with AMRE."

          CHARLES D. MAGUIRE, JR. has served on the Board of Directors since May 1998 and is a partner in the Dallas, Texas office of the law firm of Jackson Walker L.L.P. Mr. Maguire has practiced with Jackson Walker L.L.P. since 1983. See "Legal Matters."

     EXECUTIVE COMPENSATION

          The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for the Company to its Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the referenced periods. Remuneration received during calendar year 1997 represents the period beginning January 23, 1997 and ending December 31, 1997. All other compensation related tables required to be reported have been omitted as there has been no applicable compensation awarded to, earned by or paid to any of the Company's executive officers in any fiscal year to be covered by such tables. See "-- Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation
                                                   --------------------------
                                                                  Other Annual
                Name/Title                   Year  Salary/Bonus  Compensation(1)
------------------------------------------   ----  ------------  ------------
Murray H. Gross, President and Chief         1997      $184,865
 Executive Officer
Peter T. Bulger, Vice President and Chief    1997      $138,706
 Operating Officer
Steven L. Gross, Vice President --           1997      $ 92,511
 Marketing
Malcolm R. Harris, Vice President --         1997      $ 81,607
 Operations
Robert A. DeFronzo, Chief Financial          1997      $    -0-
 Officer, Secretary and Treasurer

----------
(1) The referenced individuals received personal benefits in addition to salary and bonuses. The aggregate amount of such personal benefits, however, did not exceed the lessor of $50,000 or 10% of their total annual salary and bonus.

     EMPLOYMENT AGREEMENTS

          The Company has employment agreements with each of Murray H. Gross, Peter T. Bulger, Steven L. Gross, Malcolm R. Harris and Robert A. DeFronzo.

          The Company's employment agreement with Murray H. Gross is for a one year initial term with an annual salary of $200,000; provided, that six months prior to the first anniversary of the employment agreement, and each anniversary thereafter, the employment agreement will automatically be extended for an additional year unless the Company notifies Mr. Gross of its intent not to extend the agreement. In the event that Mr. Gross' employment agreement is terminated by the Company for cause or by Mr. Gross without good reason (as defined therein), Mr. Gross will not be entitled to severance pay. In the event the Company terminates Mr. Gross without cause (as defined therein), Mr. Gross will be entitled to severance pay equal to one year's salary. Notwithstanding the foregoing, if Mr. Gross' employment with the Company is terminated following a change in control of the Company (as defined therein) (i) by the Company for any reason within five years of such change in control or (ii) by Mr. Gross within one year of such change in control, then Mr. Gross is entitled to severance pay equal to one year's salary. Mr. Gross is entitled to receive bonuses and other incentive compensation made generally available to the executive employees of the Company.

          The Company's employment agreement with Peter T. Bulger is for a one year initial term with an annual salary of $150,000; provided, that six months prior to the first anniversary of the employment agreement, and each anniversary thereafter, the employment agreement will automatically be extended for an additional year unless the Company notifies Mr. Bulger of its intent not to extend the agreement. In the event that Mr. Bulger's employment agreement is terminated by the Company for cause or by Mr. Bulger without good reason (as defined therein), Mr. Bulger will not be entitled to severance pay. In the event the Company terminates Mr. Bulger without cause (as defined therein), Mr. Bulger will be entitled to severance pay equal to one year's salary. Notwithstanding the foregoing, if Mr. Bulger's employment with the Company is terminated following a change in control of the Company (as defined therein) by the Company for any reason within five years of such change in control, then Mr. Bulger is entitled to severance pay equal to one year's salary. Mr. Bulger is entitled to receive bonuses and other incentive compensation made generally available to the executive employees of the Company.

          The Company's employment agreement with Steven L. Gross is for a one year initial term with an annual salary of $100,000; provided, that six months prior to the first anniversary of the employment agreement, and each anniversary thereafter, the employment agreement will automatically be extended for an additional year unless the Company notifies Mr. Gross of its intent not to extend the agreement. In the event that Mr. Gross' employment agreement is terminated by the Company for cause or by Mr. Gross without good reason (as defined therein), Mr. Gross will not be entitled to severance pay. In the event the Company terminates Mr. Gross without cause (as defined therein), Mr. Gross will be entitled to severance pay equal to one year's salary. Notwithstanding the foregoing, if Mr. Gross' employment with the Company is terminated following a change in control of the Company (as defined therein) by the Company for any reason within five years of such change in control, then Mr. Gross is entitled to severance pay equal to one year's salary. Mr. Gross is entitled to receive bonuses and other incentive compensation made generally available to the executive employees of the Company.

          The Company's employment agreement with Malcolm R. Harris is for a one year initial term with an annual salary of $90,000; provided, that six months prior to the first anniversary of the employment agreement, and each anniversary thereafter, the employment agreement will automatically be extended for an additional year unless the Company notifies Mr. Harris of its intent not to extend the agreement. In the event that Mr. Harris' employment agreement is terminated by the Company for cause or by Mr. Harris without good reason (as defined therein), Mr. Harris will not be entitled to severance pay. In the event the Company terminates Mr. Harris without cause (as defined therein), Mr. Harris will be entitled to severance pay equal to six month's salary. Notwithstanding the foregoing, if Mr. Harris' employment with the Company is terminated following a change in control of the Company (as defined therein) by the Company for any reason within five years of such change in control, then Malcolm Harris is entitled to severance pay equal to his annual salary. Mr. Harris is entitled to receive bonuses and other incentive compensation made generally available to the executive employees of the Company.

          The Company's employment agreement with Robert A. DeFronzo is for a one year initial term with an annual salary of $100,000; provided, that six months prior to the first anniversary of the employment agreement, and each anniversary thereafter, the employment agreement will automatically be extended for an additional year unless the Company notifies Mr. DeFronzo of its intent not to extend the agreement. In the event that Mr. DeFronzo's employment agreement is terminated by the Company for cause or by Mr. DeFronzo without good reason (as defined therein), Mr. DeFronzo will not be entitled to severance pay. In the event the Company terminates Mr. DeFronzo without cause (as defined therein), Mr. DeFronzo will be entitled to severance pay equal to six month's salary. Notwithstanding the foregoing, if Mr. DeFronzo's employment with the Company is terminated following a change in control of the Company (as defined therein) by the Company for any reason within five years of such change in control, then Mr. DeFronzo is entitled to severance pay equal to his annual salary. Mr. DeFronzo is entitled to receive bonuses and other incentive compensation made generally available to the executive employees of the Company.

     STOCK OPTION PLAN

          In May 1998, the Board of Directors adopted, and the stockholders of the Company approved the 1998 Stock Option Plan (the "1998 Plan"). The purpose of the 1998 Plan is to provide employees, directors and advisors with additional incentives by increasing the proprietary interest in the Company. The aggregate number of shares of Common Stock with respect to which options may be granted is 250,000 which amount may be increased in the discretion of the Board of Directors to an amount not to exceed 10% of the total outstanding shares of the Company, from time to time, provided, however, the aggregate number of shares of Common Stock with respect to which options may be granted may in no event, exceed 1,500,000 shares.

          The 1998 Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("NSOs") (collectively ISOs and NSOs are referred to as "Awards"). The 1998 Plan will be administered by the Company's full Board of Directors, although the 1998 Plan may be administered by a committee of not less than two members of the Board of Directors (the "Committee"). The Board of Directors or, if established, the Committee has, subject to the terms of the 1998 Plan, the sole authority to grant Awards under the 1998 Plan, to construe and interpret the 1998 Plan to make all other determinations to take any and all actions necessary and advisable for the administration of the 1998 Plan. All of the Company's full-time, salaried employees, members of the Board of Directors and certain advisors are eligible to receive Awards under the 1998 Plan. Options will be exercisable during the period specified in each Option Agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designed by the Board of Directors or the Committee. The provisions of Option Agreements may provide for acceleration of exercisability in the event of certain events including certain reorganizations and changes in control of the Company. No option will remain exercisable later than 10 years after the date of grant. The exercise prices for ISOs and NSOs granted under the 1998 Plan may be no less than the fair market value of the Common Stock on the date of grant. Each non-employee director of the Company shall automatically be granted a NSO to purchase 1,000 shares of Common Stock upon initial election or appointment to the Board of Directors, and will be granted a NSO to purchase 1,000 shares of Common Stock on the date of each subsequent annual meeting of the Board of Directors.


          On January 8, 1999, the Company granted to 35 employees, none of which were officers or directors of the Company, options to purchase, at fair market value, an aggregate of 37,875 shares of Common Stock. The fair market value exercise price of the options shall be the per share offering price of the Common Stock offered hereby. The option grants will be automatically cancelled if the Company does not complete an initial public offering of its securities on or before June 30, 1999. The options vest as follows: one-third (1/3) of the options granted vest on each of the first, second and third anniversaries of the date of grant. The options otherwise expire on January 8, 2009.

     COMPENSATION OF DIRECTORS

          No cash compensation has been paid by the Company to its directors prior to the date of this Prospectus. Directors are reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof. See "-- Stock Option Plan."

     COMMITTEES

          On November 24, 1998, The Board of Directors established three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each of these committees shall have one or more members who serve at the discretion of the Board of Directors. The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the 1998 Plan or other stock option plans that may be implemented by the Company. The Nominating Committee is responsible for developing a strategy and criteria for new board members and making recommendations to the Board of Directors that the selection of future board members should be based upon. As of the date of this Prospectus, no meetings of the foregoing committees have been held. See "Management."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     INFORMATION RELATING TO FOUNDERS

          The Company was organized under the laws of the State of Delaware in January 1997. The Company's founders were Murray H. Gross, Peter T. Bulger, Steven L. Gross, Malcolm R. Harris, Gregory Kiernan, David L. Moore and David A. Yoho. On January 23, 1997, in connection with the founding of the Company, 126,300 shares of Common Stock were purchased by About Face Limited, a family limited partnership of which Murray H. Gross is president of the general partner, 84,200 shares of Common Stock were purchased by Peter T. Bulger, 84,200 shares of Common Stock were purchased by Steven L. Gross, and 21,050 shares of Common Stock were purchased by Malcolm R. Harris. See "-- Stockholders' Notes."

     STOCKHOLDERS' AGREEMENT

          The Company and each of the holders of the Company's Common Stock have entered into a Stockholders' Agreement (the "Stockholders' Agreement") providing restrictions on the transfer or sale of such stockholders' shares. The Stockholders' Agreement provides that a holder of Common Stock must give the Company and other holders of Common Stock the right of first refusal in the event such holder receives a bona fide offer for the purchase of all, or any part thereof, of his shares of Common Stock. The Stockholders' Agreement also provides that the Company and holders of Common Stock shall have the right to acquire the Common Stock from (i) a deceased holder of Common Stock, (ii) a deceased spouse of a holder of Common Stock, and (iii) a former spouse of a holder of Common Stock upon a divorce. During the term of the Stockholders' Agreement, each holder of Common Stock has agreed to vote all of his shares in a manner to ensure (a) that the Board of Directors will not consist of more than seven directors and (b) that (i) three designees of About Face Limited, (ii) two designees of Sonostar Ventures L.L.C., the Kiernan Family Trust (the "Kiernan Trust") and Garden State Brickface Windows and Siding, Inc. ("Garden State"), collectively, (iii) one designee of the David A. Yoho Revocable Trust, dated January 19, 1995 (the "Yoho Trust"), and (iv) one individual designated by the Board of Directors are elected to the Board of Directors of the Company. The Stockholders' Agreement also provides that the Company shall have the option to purchase any or all of the Common Stock from certain management investors (each a "Management Investor") at purchase price equal to 120% of the book value per share after the second anniversary of the Stockholders' Agreement. Alternatively, each Management Investor also has the option to require the Company to purchase any or all of his Common Stock at purchase price equal to 110% of the book value per share after the second anniversary of the Stockholders' Agreement. The Stockholders' Agreement will terminate: (i) upon a written agreement of the holders of at least 70% of the Common Stock subject to the Stockholders' Agreement, (ii) upon the dissolution, bankruptcy or insolvency of the Company, (iii) at such time as there is only one holder of Common Stock, or
     (iv) upon the consummation of a public offering of the Common Stock registered with the Commission.

     ISSUANCE OF PREFERRED STOCK

          Effective November 23, 1997, the Company entered into an agreement to acquire certain assets of Reunion. The Company effected the purchase through the issuance of 371,480 shares of Common Stock valued at $125,405 to Ronald I. Wagner and 80,000 shares of Series A Preferred Stock valued at $683,300 to Kitchen Masters, Inc. Ronald I. Wagner is a director of the Company. See "Prospectus Summary -- Background," "Risk Factors -- Possible Substantial Payments to Related Parties" and "Description of Securities -- Preferred Stock."

     STOCKHOLDERS NOTES

          On January 23, 1997, the Company's Board of Directors authorized and approved the issuance of an aggregate of $2,092,500 in convertible promissory notes (the "Convertible Notes"). The Convertible Notes were to mature on March 31, 2002 and the interest rate on the outstanding principal was 6.1% simple interest. The Convertible Notes provided that the principal could be converted into Common Stock at a conversion price of $.5880 per share at the election of the Board of Directors or upon the consummation of an underwritten public offering. On March 24, 1997, the Board of Directors authorized and approved a conversion of the Convertible Notes into Common Stock for an aggregate consideration of $1,052,500. As a result, the Company converted $150,000, $225,000, $125,000, $150,000,
     $50,000, $37,500, $25,000, $50,000 and $25,000 of principal on the
     Convertible Notes held by each of About Face Limited, Sonostar Ventures L.L.C., the Kiernan Trust, the Yoho Trust, Peter T. Bulger, Steven L. Gross, Malcolm R. Harris, Garden State Brickface, Windows and Siding, Inc. and Marc W. Beresin, respectively, and, after giving effect to the 10 for 1 stock split, issued 255,000, 382,500, 212,500, 255,000, 85,000, 63,750,
     42,500, 85,000 and 42,500 shares of Common Stock to About Face Limited, Sonostar Ventures L.L.C., the

     Kiernan Trust, the Yoho Trust, Peter T.. Bulger, Steven L. Gross Malcolm R. Harris, Garden State Brickface, Windows and Siding, Inc. and Marc W. Beresin, respectively. In addition, the Company replaced the remaining Convertible Notes with promissory notes (the "Promissory Notes") which are not convertible into shares of Common Stock. The Promissory Notes provide for simple interest at the rate of 10% per annum and that cash payments of interest are to be made in equal semi-annual payments on each October 1 and April 1, until March 31, 2002, upon which date the principal, together with all accrued but unpaid interest thereon, shall mature and be due and payable. As of September 30, 1998, the outstanding principle on the Promissory Notes owed to About Face Limited, Sonostar Ventures L.L.C., the Kiernan Trust, the Yoho Trust, Peter T. Bulger, Steven L. Gross, Malcolm R. Harris, Garden State Brickface, Windows and Siding, Inc. and Marc W. Beresin was $150,000, $225,000, $125,000, $150,000, $50,000, $37,500,
     $25,000, $50,000 and $25,000, respectively. Additionally, the Company has separate outstanding indebtedness to Murray H. Gross in the amount of $50,000.

          In January 1998, the Company received $350,000 in proceeds from the issuance of promissory notes to certain of the Company's stockholders (the "Short-Term Notes"). A portion of the proceeds from the $700,000 secured promissory term note referenced in the paragraph below were used to retire the Short-Term Notes.

     FINOVA FINANCING

          Effective June 5, 1998, the Company entered into a loan and security agreement with FINOVA Capital Corporation ("FINOVA") whereby the Company may borrow up to $1,000,000 on a revolving basis. The obligation also incorporates an existing term loan in the original principal amount not to exceed $700,000, which is evidenced by a secured promissory term note executed by the Company on April 6, 1998. The Short-Term Notes referenced in the preceding paragraph were retired using a portion of the proceeds from the secured promissory term note. Approximately $850,000 of the obligation to FINOVA has been guaranteed by Murray H. Gross, President and Chief Executive Officer of the Company. This guaranty amount will be reduced if the Company meets certain financial performance objectives. Certain stockholders of the Company have entered into an agreement with Mr. Gross indemnifying him against amounts paid as a result of such guaranty in an amount in excess of his pro rata stock ownership in the Company.

     OTHER BUSINESS RELATIONSHIPS

          None of the officers of the Company are engaged in other businesses. Some of the directors of the Company are engaged in other businesses and either individually or through partnerships and corporations in which they have an interest, hold an office or serve on the board of directors. Certain conflicts of interest may arise between the Company and its directors. The Company will attempt to resolve any such conflicts of interest in favor of the Company.

          The officers and directors of the Company are accountable to it and its stockholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A stockholder of the Company may be able to institute legal action on behalf of the Company or on behalf of itself and all similarly situated stockholders of the Company to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

          The Company will maintain at least two independent directors on its Board of Directors at all times. All future material affiliated transactions and loans will be made or entered into on terms no less favorable than could be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who had access, at the Company's expense, to the Company's or independent legal counsel.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information as of November 30, 1998 regarding the beneficial ownership of Common Stock of (i) each person or group known by the Company to beneficially own 5% or more of the outstanding shares of the Common Stock, (ii) each of the directors and executive officers of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                                                                           Percentage of
                                                          Shares of Common      Percentage of Shares           Shares
                                                         Stock Beneficially       of Common Stock         of Common Stock
                                                         Owned Prior to and      Beneficially Owned      Beneficially Owned
Name of Beneficial Owner(1)                              After the Offering     Prior to the Offering    After the Offering
------------------------                                 ------------------     ---------------------   --------------------
About Face Limited.......................................       381,300                   15.3                   9.8
Murray H. Gross(2).......................................       381,300                   15.3                   9.8
Peter T. Bulger..........................................       169,200                    6.8                   4.3
Steven L. Gross(3).......................................       147,950                    5.9                   3.8
Malcolm R. Harris........................................        63,550                    2.5                   1.6
Kiernan Family Trust(4)..................................       212,500                    8.5                   5.4
Sonostar Ventures, L.L.C.(5).............................       382,500                   15.3                   9.8
Gregory Kiernan(5).......................................       382,500                   15.3                   9.8
David L. Moore(6)........................................       477,500                   19.1                  12.2
David A. Yoho Revocable Trust dated January 19,..........       255,000                   10.2                   6.5
   1995 or any successor trustee(7)
Mark Honigsfeld Revocable Living Trust dated.............       170,000                    6.8                   4.4
   March 27, 1996
Lynne Tarnopol...........................................       170,000                    6.8                   4.4
Ronald I. Wagner.........................................       371,480                   14.9                   9.5
Marc W. Beresin..........................................        42,500                    1.7                   1.1
Robert A. DeFronzo.......................................        27,770                    1.1                   *
Charles D. Maguire, Jr...................................             -                    *                     *
Directors and Officers as a group (11 persons)(8)........     2,138,750                   85.6                  54.8

---------
* Less than 1%.
(1) Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Also, unless otherwise indicated, the address of the beneficial owner identified below is: c/o U.S. Remodelers, Inc., 1341 W. Mockingbird Lane, Suite 900E, Dallas, Texas 75247.
(2) Includes 381,300 shares of Common Stock held by About Face Limited, a family limited partnership in which Murray H. Gross is the president of the general partner.
(3) On July 16, 1998, Mr. Gross transferred his 147,950 shares of Common Stock to the Gross Family Trust.
(4) Gregory Kiernan is grantor of this irrevocable trust. Mr. Kiernan is neither a trustee nor a beneficiary of the trust. Mr. Kiernan disclaims any beneficial interest in the Common Stock held by the trust.
(5) Includes 382,500 shares of Common Stock held by Sonostar Ventures L.L.C. of which Mr. Kiernan is a partner.
(6) Includes 382,500 shares of Common Stock held by Sonostar Ventures L.L.C. of which Mr. Moore is a partner and 85,000 shares of Common Stock held by Garden State Brickface, Windows and Siding, Inc. of which Mr. Moore is Chairman and Chief Executive Officer.
(7) Includes 255,000 shares of Common Stock held by the David A. Yoho Revocable Trust dated January 19, 1995 (the "Yoho Trust") of which Mr. Yoho is the trustee.
(8) Includes 381,300 shares of Common Stock held by About Face Limited, a family limited partnership in which Murray H. Gross is the president of the general partner, 382,500 shares of Common Stock held by Sonostar Ventures L.L.C. of which each of Mr. Moore and Mr. Kiernan is a partner, 255,000 shares of Common Stock held by the Yoho Trust of which Mr. Yoho is the trustee and 85,000 shares held by Garden State Brickface, Windows and Siding, Inc. of which Mr. Moore is Chairman and Chief Executive Officer.

                           DESCRIPTION OF SECURITIES

     GENERAL

          The Certificate of Incorporation of the Company authorizes the issuance of 15,000,000 shares of Common Stock, and 100,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), 80,000 shares of which have been designated as Series A Preferred Stock (the "Series A Preferred Stock"). As of November 30, 1998, 2,500,000 shares of Common Stock were issued and outstanding and 80,000 shares of Series A Preferred Stock were issued and outstanding.

          As provided in the Certificate of Incorporation, no stockholder is entitled to preemptive rights or cumulative voting rights. The Board also has the authority to fix or alter the powers, designations, preferences and relative, participating, optional or other special rights of all classes of the capital stock of the Company.

     UNITS

          The Units offered hereby consist of one share of Common Stock and one Warrant to purchase one share of Common Stock. See "-- Common Stock" and "-- Redeemable Common Stock Purchase Warrants."

     COMMON STOCK

          Each holder of Common Stock is entitled to one vote for each share held of record for the election of directors on all other matters submitted to the stockholders. There are no cumulative voting or preemptive rights attributable to any shares of Common Stock. The Common Stock does not have any conversion rights and is not subject to redemption. After dividends have been declared and set aside for payment or paid on any series of preferred stock, each holder of Common Stock is entitled to receive and to share equally in, when, as and if declared by the Board of Directors, dividends per share, out of the funds legally available therefore, in such amounts as the Board may from time to time fix and determine. Upon liquidation, dissolution or winding up of the affairs of the Company, whether voluntary of involuntary, after there has been paid or set apart for the holders of any series of preferred stock having a preference over the Common Stock, the holders of Common Stock are entitled to receive and to share equally in all of the assets of the Company available for distribution to the stockholders. All outstanding shares of Common Stock are fully paid and nonassessable.

     PREFERRED STOCK

          The Board of Directors has designated 80,000 shares of Preferred Stock as Series A Preferred Stock. The holders of Series A Preferred Stock have no voting rights other than those expressly provided in the Certificate of Incorporation or by applicable law. The holders of Series A Preferred Stock are also entitled to receive dividends at the rate of $1.00 per annum commencing on November 30, 1997, payable when and as declared by the Board of Directors, out of funds at the time legally available therefor; provided however, that if all of the outstanding shares of Series A Preferred Stock are redeemed in full by the Company prior to June 30, 1999, no dividends will accrue on the Series A Preferred Stock. The dividends on the Series A Preferred Stock are cumulative and become due semiannually in arrears as of the last day of June and December of each calender year, the first being due and payable on June 30, 1999. Interest on accrued and unpaid dividends bear interest at annual rate of 10%. The dividends on the Series A Preferred Stock are senior in right of dividend payments to any other class or Series of Preferred Stock or Common Stock of the Company unless the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock expressly consent to the contrary. In addition, dividends on the Series A Preferred Stock must be paid prior to the purchase or redemption of any class or series of stock ranking junior to the Series A Preferred Stock and the Series A Preferred Stock shall have preference over Common Stock in the event of any liquidation or winding up of the Company. The Company may redeem all or a part of the Series A Preferred Stock outstanding at any time; however, commencing on June 30, 1999, and on the last day of December and June thereafter, the Company must redeem the lesser of 8,000 shares of Series A Preferred Stock or the remaining shares of Series A Preferred Stock outstanding at a price per share of $10.00 plus any accrued and unpaid dividends. The Company may also convert and exchange all of the Series A Preferred Stock into a promissory note payable to the holder of the shares of Series A Preferred Stock in the original principal amount of the redemption value of the outstanding shares, plus any accrued but unpaid dividends. The promissory note shall bear interest at the rate of 10% percent interest compounded annually. All outstanding shares of Series A Preferred Stock are fully paid and nonassessable.

          The Board of Directors may, without further action by the Company's stockholders, authorize, from time to time, the issuance of up to 20,000 shares of Preferred Stock in series and may, at the time of issuance, determine the powers, rights, preferences and limitations of any such series. Satisfaction of any dividend preferences on outstanding shares of Series A Preferred Stock or any other issuance of Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Holders of Preferred Stock would be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Stock. Although there is no current intention to do so, the Board of Directors may, without stockholder approval, issue shares of a class or series of Preferred Stock with voting and conversion rights which could adversely affect the voting power or dividend rights of the holders of Common Stock and may have the effect of delaying, deferring or preventing a change in control of the Company.

     REDEEMABLE COMMON STOCK PURCHASE WARRANTS

          The Warrants will be issued in registered form pursuant to an agreement dated the date of this Prospectus (the "Warrant Agreement") between the Company and Securities Transfer Corporation, a Texas corporation, as the Warrant Agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing the Warrants which form a part of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

          Each of the Warrants entitles the registered holder to purchase one share of Common Stock. The Warrants are exercisable at a price equal to $6.25 (which exercise price has been arbitrarily determined by the Company and the Representative) subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

          The Warrants may be exercised at any time after the Separation Date and continuing thereafter until the close of five years from the date of this Prospectus, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

          Warrant holders do not have any voting or any other rights as stockholders of the Company. The Company has the right from the date hereof to redeem the Warrants, at a price of $.05 per Warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the proposed date of redemption (the "Redemption Date"). The Company may exercise this right only if the closing price for the Common Stock for seven trading days during a ten consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is given, equals or exceeds $8.75 per share, subject to adjustment. If the Company exercises its right to call Warrants for redemption, such Warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of Warrants of record at least 30 days, but not more than 60 days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Securities Act is not then in effect. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative. The Company has agreed to pay the Representative upon the exercise or redemption of the Warrants a fee equal to 5% of the gross proceeds received by the Company from the exercise of the Warrants actually solicited by the Representative and 5% of the aggregate redemption price for Warrants redeemed. Such fee will be paid to the Representative or its designee no sooner than 12 months after the effective date of this Offering.

          The Warrant Agreement permits the Company and the Warrant Agent without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that the Company and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Warrant holder. The Company and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the Warrants without the consent of each Warrant holder affected thereby.

          In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of Common Stock underlying the Warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Warrants prior to the exercise of such Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Act. See "Risk Factors -- Current Prospectus and State Blue Sky Registration Required in Connection with the Exercise of the Warrants."

     REPRESENTATIVE'S WARRANTS

          At the closing of this Offering, the Company will issue to the Representative or its designees, for nominal consideration, Representative's Warrants to purchase up to 140,000 Units. The Representative's Warrants are exercisable for a four-year period commencing one year from the date of this Prospectus at a purchase price of 120% of the initial public offering price of the Units. The Representative's warrants may not be sold, transferred, assigned or otherwise disposed of except under certain limited circumstances. In addition, the Company has granted to the Representative certain registration rights with respect to registration of the shares of Common Stock and the Underlying Warrants constituting the Units issuable upon exercise of the Representative's Warrants and the shares of Common Stock issuable upon exercise of the Underlying Warrants. The Company has agreed to indemnify the Underwriter against certain liabilities arising under the Securities Act. See "Risk Factors -- Possible Adverse Effects of Exercise of Representative's Warrants" and "Underwriting."

     CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

          The Company's Certification of Incorporation and Bylaws provide that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of stockholders or by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and that special meetings of stockholders may be called only by the Chairman of the Board, the President or the Board of Directors of the Company. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. The Company's Certificate of Incorporation also does not allow for cumulative voting for directors or for any other purpose. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares might be able to ensure the election of one or more directors. These and other provisions contained in the Certificate of Incorporation and the Company's Bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of the Company or its management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management of the Company or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of the Company's Common Stock.

     CERTAIN PROVISIONS OF DELAWARE LAW

          The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This provision could delay, discourage or prohibit transactions not approved in advance by the Board of Directors, such as takeover attempts that might result in a premium over the market price of the Common Stock.

     LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

          The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification. The Bylaws of the Company provide that the Company will indemnify its directors to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

     TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for the Units, Common Stock and Warrants is Securities Transfer Corporation, a Texas corporation.

                        SHARES ELIGIBLE FOR FUTURE SALE

          Sales of substantial amounts of Common Stock in the public market following the completion of the Offering could have an adverse effect on the market price of the Common Stock. Upon completion of the Offering, there will be approximately 3,900,000 (4,110,000 shares if the Underwriters' over-allotment option is exercised in full) shares of Common Stock outstanding. The Securities offered hereby will be eligible for public sale without restriction, except for shares purchased by affiliates of the Company (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors). Of the 3,900,000 shares of Common Stock to be outstanding after the Offering, 2,500,000 shares will be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Additionally, there will be outstanding as of the closing of the Offering, Warrants to purchase an aggregate 1,400,000 shares of Common Stock (1,610,000 Warrants if the Underwriters' over-allotment option is exercised in full). See "Description of Securities."

          Effective April 29, 1997, the Commission adopted amendments to Rule 144 to shorten the holding period for restricted securities, generally being those securities purchased in unregistered private placements. As a result of these amendments, and subject to satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated into such affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale. Subject to the volume and holding period limitations of Rule 144 and the lock-up agreements described below, approximately 2,100,750 outstanding shares of Common Stock are eligible for sale under Rule 144 after the completion of the Offering. Holders of approximately 2,478,750 shares of Common Stock, including officers, directors and holders of greater than 5% of the Common Stock of the Company, will agree to "lock-up" their shares of Common Stock for periods ranging from 12 to 24 months after the completion of the Offering. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above. As of the date of this Prospectus, 361,250 restricted shares of Common Stock would be eligible for sale under the provisions of Rule 144(k). See "-- Lock-Up Agreements."

          The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

     REGISTRATION RIGHTS

          The holders of the Representative's Warrants have been granted registration rights to require the Company, at the Company's expense, to register under the Securities Act the 140,000 Units issuable upon exercise of the Representative's Warrants including the 140,000 shares of Common Stock and the 140,000 Underlying Warrants, including the 140,000 shares of Common Stock issuable upon exercise of the Underlying Warrants comprising the Units. See "Underwriting." Any exercise of such registration rights by the holders of these securities may hinder the Company's efforts to obtain future financing and may have an adverse effect on the market price of the Common Stock. See "Risk Factors -
     - Possible Adverse Effects of Exercise of Representative's Warrants; -- Continuing Relationship with Representative; Potential Influence."

     LOCK-UP AGREEMENTS

          Each of the Company's officers and directors have agreed to enter into Lock-Up Agreements with the Representative for the purpose of restricting their ability to sell the shares of Common Stock beneficially held by them for a period of 24 months from the closing date of the Offering. Those stockholders holding greater than five percent of the Company's outstanding Common Stock before the Offering have also agreed to enter into similar lock-up arrangements for a period of 12 months following the closing date of the Offering.

                                  UNDERWRITING

          Subject to the terms and conditions of the Underwriting Agreement, the Underwriter(s) named below, for whom First London Securities Corporation is acting as the Representative, have severally agreed to purchase from the Company an aggregate of 1,400,000 Units. The number of Units which each Underwriter has agreed to purchase is set forth opposite its name.

                                               Number of Units
                                               ---------------
        First London Securities Corporation... __________

        _____________________________......... __________

        _____________________________......... __________

        _____________________________......... __________

        _____________________________......... __________
             Total

        The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all Securities offered by this Prospectus, if any are purchased.

        The Company has been advised that the Underwriters propose initially to offer the Securities offered hereby to the public at the offering price set forth on the cover page of this Prospectus. The Representative has advised the Company that the Underwriters propose to offer the Securities through members of the NASD, and may allow a concession, in their discretion, to certain dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD Conduct Rules. Such concessions shall not exceed the amount of the underwriting discount that the Underwriters are to receive.

        The Company has granted to the Representative an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an additional 210,000 Units at the public offering price less the underwriting discount set forth on the cover page of this Prospectus (the "Over-Allotment Option"). The Representative may exercise the Over-Allotment Option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

        Officers and directors of the Company may introduce the Representative to persons to consider the Offering and purchase Securities either through the Representative, other Underwriters, or through participating dealers. In this connection, officers and directors will not receive any commissions or any other compensation. As of ________________, 199__, no plans, proposals, arrangements or understandings have been made. Furthermore, no reservations of shares have been implemented. However, in the future, such plans, proposals, arrangements or understandings may be made and such reservations of shares may be implemented. Officers and directors of the Company may also purchase the Securities offered hereby. Any such purchases will be on terms identical to those offered to all public investors in the Securities.

     The Company has agreed to pay the Representative a commission of 10% of the gross proceeds of the Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Over-Allotment Option, if exercised. In addition, the Company has agreed to pay to the Representative a non-accountable expense allowance of two percent (2%) of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the Over-Allotment Option, of which $60,000 has been paid to date. The Representative's expenses in excess of the non-accountable expense allowance will be paid by the Representative. The Company has agreed to pay the Representative upon the exercise or redemption of the Warrants a fee equal to 5% of the gross proceeds received by the Company from the exercise of the Warrants solicited by the Representative and 5% of the aggregate redemption price for Warrants redeemed. Such fee will be paid to the Representative or its designees no sooner than 12 months after the effective date of this Offering. The Representative will not solicit the exercise of the Warrants if the market price of the underlying security is less than the exercise price of the Warrants at the time of exercise. The Representative has informed the Company that they do not expect sales to discretionary accounts to exceed 5% of the total number of Securities offered by the Company hereby. Additionally, the Representative shall have the right for two years to nominate an Advisory Director to the Company's Board of Directors. The Advisory Director will have the same privileges as a normal director including equal compensation, but will not have the right to vote on Board issues. See "Risk Factors --Continued Relationship with Representative; Potential Influence."

        Prior to this Offering, there has been no public market for the Securities. Consequently, the initial public offering price for the Securities, and the terms of the Warrants (including the exercise price of the Warrants), have been determined by negotiation between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospect for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of this Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Common Stock or Warrants will develop after the close of this Offering, or if a public market in fact develops, that such public market will be sustained, or that the Common Stock or Warrants can be resold at any time at the offering or any other price. See "Risk Factors."

        At the closing of this Offering, the Company will issue to the Representative or its designee, for nominal consideration, Representative's Warrants to purchase up to 140,000 Units. The Representative's Warrants will be exercisable for a four-year period commencing one year from the date of this Prospectus at a purchase price of 120% of the initial public offering price of the Units, subject to adjustment. The Representative's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this Prospectus, except (i) to officers of the Representative, other Underwriters, and officers and partners thereof; (ii) by will; or (iii) by operation of law. The Representative's Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Representative's Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative's Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative's Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Representative's Warrants do not entitle the holders thereof to any rights as a stockholder of the Company until such Representative's Warrants are exercised and shares of Common Stock are purchased thereunder.

        The Company has granted to the holders of the Representative's Warrants certain rights with respect to registration of the Common Stock, the Underlying Warrants and the Common Stock issuable upon exercise of the Underlying Warrants (the "Registrable Securities") under the Securities Act. For a period of four years commencing one year following the date of this Prospectus, the holders representing more than 50% of the Registrable Securities may require the Company at the Company's sole expense to prepare and file one registration statement under the Securities Act with respect to the Registrable Securities. For a period of four years commencing one year following the date of this Prospectus, the holders representing more than 50% of the Registrable Securities also have the right at the Representative's or holders' expense to require the Company to prepare and file one registration statement with respect to the Registrable Securities. In addition, subject to certain limitations, in the event the Company proposes to register any of its securities under the Securities Act during the seven-year period following the date of this

     Prospectus, the holders of the Registrable Securities are entitled to notice of such registration and may elect to include the Registrable Securities held by them in such registration statement at the sole expense of the Company.

        The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and the Prospectus. The Underwriters have in turn agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liability arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

        The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Available Information."

                                 LEGAL MATTERS

        The validity of the Securities offered hereby will be passed upon for the Company by Jackson Walker LLP, Dallas, Texas. Certain legal matters in connection with the sale of the Securities offered hereby will be passed on for the Underwriters by Jordaan & Pennington, PLLC, Dallas, Texas. Charles
     D. Maguire, Jr., a partner with Jackson Walker L.L.P. is also a director of the Company. Mr. Maguire does not beneficially own any shares of the Company's Common Stock or other securities of the Company.

                                    EXPERTS

        The consolidated financial statements of U.S. Remodelers, Inc. at September 30, 1998 and December 31, 1997 and for the periods then ended and the combined financial statements of Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively, "Reunion") at November 23, 1997 and for the period then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                Page
                                                                                ----
     INDEX TO FINANCIAL STATEMENTS                                               F-1

     U.S. Remodelers, Inc.
     Report of Ernst & Young LLP, Independent Auditors                           F-2
     Consolidated Balance Sheet
          as of December 31, 1997                                                F-3
     Consolidated Statement of Operations
          for the period ended December 31, 1997                                 F-4
     Consolidated Statement of Stockholders' Deficit
          for the period ended December 31, 1997                                 F-5
     Consolidated Statement of Cash Flows
          for the period ended December 31, 1997                                 F-6
     Notes to Consolidated  Financial Statements                                 F-7

     U.S. Remodelers, Inc.
     Report of Ernst & Young LLP, Independent Auditors                          F-15
     Consolidated Balance Sheets
          as of September 30, 1998 and December 31, 1997                        F-16
     Consolidated Statements of Operations
          for three months ended September 30, 1998 and 1997 (unaudited)        F-17
     Consolidated Statements of Operations
          for nine months ended September 30, 1998 and the
          period ended September 30, 1997 (unaudited)                           F-18
     Consolidated Statement of Stockholders' Deficit                            F-19
     Consolidated Statements of Cash Flows
          for the three months ended September 30, 1998 and 1997 (unaudited)    F-20
     Consolidated Statements of Cash Flows
          for the nine months ended September 30, 1998 and the
          period ended September 30, 1997 (unaudited)                           F-21
     Notes to Consolidated Financial Statements                                 F-22

     Reunion Home Services, Inc. and Kitchen Masters, Inc. (Reunion)
     Report of Ernst & Young LLP, Independent Auditors                          F-33
     Combined Balance Sheet
          as of November 23, 1997                                               F-34
     Combined Statement of Operations
          as of November 23, 1997                                               F-35
     Combined Statement of Stockholders' Equity
          for the period ended November 23, 1997                                F-36
     Combined Statement of Cash Flows
          for the period ended November 23, 1997                                F-37
     Notes to Combined Financial Statements                                     F-38

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     The Board of Directors and Stockholders
     U.S. Remodelers, Inc.


     We have audited the accompanying consolidated balance sheet of U.S. Remodelers, Inc. as of December 31, 1997, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Remodelers, Inc., at December 31, 1997, and the results of its operations and its cash flows for the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                            Ernst & Young LLP


     Dallas, Texas
     March 20, 1998,
     except for Note 16,
     as to which the date is
     June 11, 1998

                             U.S. REMODELERS, INC.

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1997


ASSETS
Current assets:
  Cash and cash equivalents                                                                                  $   257,850
  Accounts receivable, net of allowance for doubtful accounts of $79,715                                         518,593
  Inventory                                                                                                      885,160
  Prepaid expenses                                                                                               320,147
                                                                                                             -----------
Total current assets                                                                                           1,981,750

Property, plant and equipment, net                                                                             2,628,374
Other assets                                                                                                      98,300
                                                                                                             -----------
Total assets                                                                                                 $ 4,708,424
                                                                                                             ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
  Current liabilities:
  Accounts payable                                                                                           $ 1,352,396
  Accrued wages, commissions and bonuses                                                                         304,436
  Current portion of long-term debt                                                                              170,818
  Current portion of capital lease obligations                                                                    88,771
  Other accrued liabilities                                                                                      274,080
                                                                                                             -----------
Total current liabilities                                                                                      2,190,501

Long-term debt, net of current portion                                                                           180,818
Long-term capital lease obligations, net of current portion                                                      835,775
Notes payable - related parties                                                                                1,090,000

Commitments and contingencies

Redeemable preferred stock: $.01 par value, 80,000 shares issued and outstanding, liquidation
 value $10 per share                                                                                             689,967

Stockholders' deficit:
  Preferred stock: $.01 par value, 100,000 shares authorized, 80,000 redeemable
    preferred shares outstanding                                                                                       -
  Common stock, $.01 par value: 15,000,000 shares authorized, 2,476,480 shares issued,
    2,472,230 shares outstanding                                                                                  24,765
  Additional capital                                                                                           1,146,473
  Accumulated deficit                                                                                         (1,447,375)
  Treasury stock - 4,250 shares                                                                                   (2,500)
                                                                                                             -----------
Total stockholders' deficit                                                                                     (278,637)
                                                                                                             -----------
Total liabilities and stockholders' deficit                                                                  $ 4,708,424
                                                                                                             ===========


See accompanying notes.

                             U.S. REMODELERS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         Period ended December 31, 1997


Contract revenue                                  $16,158,745
Cost of goods sold                                  6,453,597
                                                  -----------
Gross profit                                        9,705,148

Operating expenses:
  Branch operating                                    946,125
  Sales and marketing                               7,545,777
  License fees                                        238,307
  General and administrative                        2,273,182
                                                  -----------

Net operating loss                                 (1,298,243)

Other expenses, net                                  (144,132)
                                                  -----------

Loss before income taxes                           (1,442,375)
Income taxes                                            5,000
                                                  -----------
Net loss                                          $(1,447,375)
                                                  ===========

Net loss per common share - basic and diluted          $(0.76)
                                                  ===========
Weighted average shares outstanding                 1,911,040
                                                  ===========


See accompanying notes.

                             U.S. REMODELERS, INC.

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT




                                      Common Stock        Additional                     Treasury Stock           Total
                                   -------------------     Paid-In      Accumulated    --------------------    Stockholders'
                                    Shares     Amount      Capital        Deficit      Shares       Amount        Deficit
                                   --------   --------   ------------   -----------   --------   -----------   ------------
Balance at January 23, 1997
  (inception)                           --    $    --    $        --    $       --         --    $       --    $        --

    Issuance of common stock      2,105,000     21,050      1,031,450           --         --            --       1,052,500
    Issuance of common stock,
      Reunion asset acquisition     371,480      3,715        121,690           --         --            --         125,405
    Purchase of treasury stock          --         --             --            --       4,250        (2,500)        (2,500)
    Accretion on redeemable
      preferred stock                   --         --          (6,667)          --         --            --          (6,667)
    Net loss                            --         --             --     (1,447,375)       --            --      (1,447,375)
                                  ---------   --------   ------------   -----------   --------   -----------   ------------
Balance at December 31, 1997      2,476,480    $24,765     $1,146,473   $(1,447,375)     4,250       $(2,500)  $   (278,637)
                                  =========   ========   ============   ===========   ========   ===========   ============


     See accompanying notes.

                             U.S. REMODELERS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         Period ended December 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                         $(1,447,375)
Adjustments to reconcile net loss to net cash used in
 operating activities:
   Depreciation                                                      189,219
   Provision for doubtful accounts                                    79,715
   Changes in operating assets and liabilities:
     Accounts receivable                                            (260,509)
     Inventory                                                      (437,222)
     Prepaid expenses                                               (223,120)
     Accounts payable                                                674,304
     Other assets and liabilities                                    (49,829)
                                                                 -----------
Net cash used in operating activities                             (1,474,817)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of AMRE assets                                           (1,481,690)
Purchase of Reunion assets -- cash acquired                          322,094
Capital expenditures                                                (501,466)
Proceeds from sale of property, plant and equipment                   22,700
                                                                 -----------
Net cash used in investing activities                             (1,638,362)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings of long-term debt                                   1,231,029
Borrowings from related parties                                    1,090,000
Proceeds from issuance of common stock, net of treasury stock      1,050,000
                                                                 -----------
Net cash provided by financing activities                          3,371,029
                                                                 -----------

Net increase in cash                                                 257,850
Cash and cash equivalents at beginning of period                          --
                                                                 -----------
Cash and cash equivalents at end of period                       $   257,850
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                    $   128,446
                                                                 ===========

     See accompanying notes.

                             U.S. REMODELERS, INC.

                  Notes to Consolidated Financial Statements

                               December 31, 1997


     1.  ORGANIZATION AND BASIS OF PRESENTATION

     U. S. Remodelers, Inc. (the "Company") is engaged, through direct consumer marketing, in the design, sales, manufacture and installation of kitchen cabinet refacing products utilized in kitchen remodeling. The Company operates in 13 major metropolitan areas in the United States. The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "Century 21 Cabinet Refacing" under license agreements with TM Acquisition Corp. ("TM") and HFS Licensing Inc. ("HFS") pursuant to a master license agreement between Century 21 Real Estate Corporation and each of TM and HFS. The Company also conducts its business under the name "Facelifters." The consolidated financial statements include the accounts of U. S. Remodelers, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions are eliminated in consolidation.

     On January 23, 1997, the Company commenced business under the laws of the State of Delaware. Effective April 3, 1997, the Company purchased selected assets of Amre, Inc., Facelifters Home Systems, Inc. ("Facelifters") and American Remodeling, Inc., wholly-owned subsidiaries of Amre, Inc. (collectively, "Amre") after Amre filed for protection under Chapter 11 of the United States Bankruptcy Code. Facelifters was a kitchen remodeling and cabinet refacing business which was acquired by Amre, Inc. in April 1996. Effective November 23, 1997, the Company acquired certain assets of Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively "Reunion"). Reunion was a marketer and installer of kitchen cabinet refacing products, as well as a manufacturer of kitchen cabinet doors.

     2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash in bank accounts, money market funds, and certificates of deposit with maturities of 90 days or less.

     ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from individuals, credit card sponsors and financial institutions. Because of the diverse customer base, there are no concentrations of credit risk. The Company provides for estimated losses of uncollectible accounts.

     INVENTORY

     Inventory (consisting principally of raw materials) is carried at the lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets by using the straight-line method of depreciation. Maintenance and repairs are expensed when incurred; renewals and betterments are capitalized.

     REVENUE RECOGNITION

     Revenue is recognized upon completion of each home improvement contract. Costs of goods sold represent the costs of direct materials and labor associated with installations and manufacturing overhead associated with the production of cabinet fronts and countertops.

                             U.S. REMODELERS, INC.

     2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     MARKETING

     The Company's marketing consists predominantly of telemarketing and is supplemented by television and other direct consumer marketing media. The Company expenses all marketing costs as incurred.

     INCOME TAXES

     The Company accounts for income taxes under the liability method. Deferred income taxes are provided for temporary differences between the tax basis of assets and liabilities and their basis for financial reporting purposes.

     EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per share is based on the income (loss) available to common stockholders and the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share includes the effect of dilutive common stock equivalents except when those equivalents would be antidilutive.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments approximate fair value.

     3.  ACQUISITION

     Effective April 3, 1997, the Company purchased selected assets from Amre for approximately $834,000 (see Note 1). The Company effected the purchase through a cash payment of approximately $352,000 and the assumption of $482,000 in debt related to certain of these assets. In addition, the Company assumed a capital lease from Facelifters, for a manufacturing facility of approximately $740,000.

     On November 23, 1997, the Company acquired certain assets of Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively Reunion). The Company effected the purchase through the issuance of 371,480 shares of common stock valued at $125,405 and 80,000 shares of Redeemable Preferred Stock with a fair value of $683,300. The acquisition was accounted for as a purchase and accordingly, the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition. The results of operations of the acquired business have been included in the financial statements since the date of acquisition.

     The following unaudited pro forma information shows the results of the Company's operations as though the purchase of Reunion had been made at the beginning of the period (sales of $23.4 million, net loss of $1.5 million and loss per common share of $0.80). The unaudited pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the purchase actually been made at the beginning of the period, nor is it necessarily indicative of future results of operations of the combined enterprise.

                             U.S. REMODELERS, INC.

     4.  INVENTORY

     Inventories at December 31, 1997 consisted of the following:

        Raw materials                           $578,213
        Work-in-progress                         306,947
                                                --------
                                                $885,160
                                                ========

     5.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:


                                                      DECEMBER 31  DEPRECIATION
                                                         1997         LIVES
                                                      -----------  ------------
        Land                                           $   50,000      -
        Buildings and improvements                        690,135  39 years
        Machinery and equipment                         1,502,865  3-7 years
        Furniture, fixtures and computer equipment        564,560  5-7 years
        Leasehold improvements                              5,262  3 years
                                                       ----------
                                                        2,812,822
        Less accumulated depreciation                     184,448
                                                       ----------
                                                       $2,628,374
                                                       ==========

     6.  LONG-TERM DEBT

     At December 31, 1997, long-term debt consisted of the following:

        8.2% Secured note payable due to Central Fidelity National    $118,495
         Bank in monthly payments of principal and interest of $10,411 through November 1998 and a final payment of $9,195 in December 1998

        6.0% Secured note payable due to Industrial Development        228,395
         Authority of Charles City County in monthly payments of principal and interest of $4,998 through April 2002

        Other                                                            4,746
                                                                      --------
                                                                       351,636
        Less current portion                                           170,818
                                                                      --------
                                                                      $180,818
                                                                      ========

     Notes payable to Central Fidelity National Bank and Industrial Development Authority of Charles City County are collateralized by certain machinery and equipment.

                             U.S. REMODELERS, INC.

     6.  LONG-TERM DEBT (CONTINUED)

     Maturities of the notes payable during the next five years are as follows:

                1998                                    $170,818
                1999                                      50,511
                2000                                      53,627
                2001                                      56,933
                2002                                      19,747
                                                        --------
                                                        $351,636
                                                        ========

     7.  CAPITAL LEASES

     At December 31, 1997 obligations under capital leases consisted of the following:

                Land and building                       $709,474
                Machinery and equipment                  178,514
                Office furniture and equipment            36,558
                                                        --------
                                                        $924,546
                                                        ========

     Future minimum lease payments under these leases are as follows:

                1998                                  $  159,731
                1999                                     159,731
                2000                                     151,781
                2001                                     140,651
                2002                                     116,198
                Thereafter                               565,760
                                                      ----------
                Total minimum lease payments           1,293,852
                Interest discount amount                (369,306)
                                                      ----------
                Total present value of minimum
                  lease payments                         924,546
                Less current portion                      88,771
                                                      ----------
                Long-term portion                     $  835,775
                                                      ==========

     Capital leases generally contain a bargain purchase option payable at the end of the lease. The leases mature at various dates between July 2000 and February 2009, and are collateralized by assets under the leases having a gross book value of $971,011 and accumulated depreciation of $34,391 at December 31, 1997.

     8.  NOTES PAYABLE - RELATED PARTIES

     On January 23, 1997, the Company's Board of Directors authorized and approved the issuance of an aggregate of $2,092,500 in convertible promissory notes (the "Convertible Notes"). The Convertible Notes were to mature on March 31, 2002 and the interest rate on the outstanding principal was 6.1% simple interest. The Convertible Notes provided that the principal could be converted into Common Stock at a conversion price of $.588 per share at the election of the Board of Directors or upon the consummation of an underwritten public offering. On March 24, 1997, the Board of Directors authorized and approved a conversion of the Convertible Notes into Common Stock for an

                             U.S. REMODELERS, INC.

     8. NOTES PAYABLE - RELATED PARTIES (CONTINUED)

     aggregate consideration of $1,052,500, and after giving effect to the 10 for 1 stock split, issued 1,789,250 shares of Common Stock. In addition, the Company replaced the remaining Convertible Notes with promissory notes (the "Promissory Notes") which are not convertible into shares of Common Stock. The Promissory Notes provide for interest at the rate of 10% per annum and that cash payments of interest are to be made in equal semi-annual payments on each October 1 and April 1 until March 31, 2002, upon which date the principal, together with all accrued but unpaid interest thereon, shall mature and be due and payable. As of December 31, 1997 and September 30, 1998, the outstanding principle on all of the Promissory Notes was $1,040,000. Additionally, the Company has a separate outstanding indebtedness to an officer of the Company with the same terms as the Promissory Notes in the amount of $50,000.

     Interest expense, including $26,000 of accrued interest, was approximately $78,000 for the period ended December 31, 1997. In January 1998, the Company received additional funds of $350,000 pursuant to promissory notes from certain stockholders which mature March 31, 1999.

     9.  COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Company operates principally in leased facilities and, in most cases, management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Escalation charges imposed by lease agreements are not significant.

     Rent expense recognized under operating leases was approximately $587,000 for the period ended December 31, 1997. Commitments for future minimum rental payments required under operating leases with terms in excess of one year for the years ending December 31 are as follows:

                1998                            $  576,000
                1999                               435,000
                2000                               300,000
                2001                               119,000
                2002                               105,000
                Thereafter                          84,000
                                                ----------
                Total minimum lease payments    $1,619,000
                                                ==========

     REVOLVING CREDIT AGREEMENT

     The Company has an agreement with a financial institution which makes financing available to the Company's customers. The agreement provides the financial institution with the right of first refusal on all of the Company's customer credit applications. The customer executes a Revolving Credit Agreement with the lender and the lender pays the Company on completion of the installation. The Company's risk under the agreement is limited to its normal representations and warranties regarding material and workmanship.

                             U.S. REMODELERS, INC.

     9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     PURCHASE COMMITMENT

     The Company has an agreement with a provider of long distance communication services for 36 months ending February 2000. The agreement provides for certain minimum monthly usage fees whether or not the Company's actual usage exceeds these minimums. During the period ended December 31, 1997, in no month did these minimums exceed the Company's actual usage. Management does not expect that the minimums will exceed the Company's usage during the term of the agreement.

     LITIGATION

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

     10.  REDEEMABLE PREFERRED STOCK

     In connection with the acquisition of the Reunion assets (see Note 3), the Company issued 80,000 shares of Series A Preferred Stock ("Redeemable Preferred Stock") with a redemption price of $10 per share. Holders of the Redeemable Preferred Stock have no voting rights. The Redeemable Preferred Stock was recorded at fair value on the date of issuance. The excess of the liquidation value over the carrying value is being accreted by periodic charges to stockholders' equity through June 30, 1999.

     In preference to shares of common stock, dividends on the Redeemable Preferred Stock at an annual rate of $1 per share are cumulative from the date of issuance and are payable semi-annually each last day of June and December in arrears (commencing June 30, 1999, when and as declared by the Company's Board of Directors) except that no dividends shall be payable if the Redeemable Preferred Stock is redeemed prior to June 30, 1999.

     The Redeemable Preferred Stock is redeemable at the option of the Company at any time, in whole or in part. The Company must redeem 8,000 shares each June and December commencing June 30, 1999, together with accrued and unpaid dividends. In the event the Company were to consummate the sale of its common stock pursuant to public offering under the Securities Act of 1933 in which the Company was to receive net proceeds of $7.5 million, the Company must redeem all outstanding shares of the Redeemable Preferred Stock.

     11.  INCOME TAXES

     The provision for income taxes for the period ended December 31, 1997 consists of $5,000 of current state income taxes.

     The components of the Company's net deferred tax asset at December 31, 1997 are as follows:

                Net operating loss carryforward    $ 381,595
                Reserve for doubtful accounts         31,192
                Other accruals                        95,473
                                                   ---------
                                                     508,260
                Valuation allowance                 (508,260)
                                                   ---------
                Net deferred tax asset             $      -
                                                   =========

                             U.S. REMODELERS, INC.

     11.  INCOME TAXES (CONTINUED)

     The Company has provided a valuation allowance to reflect the uncertainties associated with the ultimate realization of its deferred tax asset, in accordance with SFAS No. 109, "Accounting for Income Taxes." A valuation allowance is required when it is more likely than not that the deferred tax asset will not be realized. Principally, since this is the Company's first year of operation and it has no historical taxable income record, there can be no assurance that the deferred tax asset will ultimately be realized.

     The provision for income taxes differs from the provision for income taxes at the statutory federal tax rate for the following reasons:

                Statutory federal income tax benefit              $(492,674)
                State income taxes, net of federal tax benefit        3,300
                Valuation allowance on deferred tax assets          508,260
                Other                                               (13,886)
                                                                  ---------
                                                                  $   5,000
                                                                  =========

     As of December 31, 1997, the Company has a net operating loss carryforward of $1,122,338 which expires in the year 2012.

     12.  LICENSE FEES

     The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "Century 21 Cabinet Refacing" under license agreements with TM Acquisition Corp. ("TM") and HFS Licensing Inc. ("HFS") pursuant to a master license agreement between Century 21 Real Estate Corporation and each of TM and HFS (collectively, "Licensor"). The Company also conducts its business under the name "Facelifters."

     The license agreements provide for a term of 10 years ending in 2007 and give the Company the right to market, sell and install kitchen cabinet refacing in specific territories under the name "Century 21 Cabinet Refacing." The license agreements may be terminated by the Company upon 90 days written notice. The license agreements may be terminated by the Licensor if the Company is negligent in the performance of its services, becomes insolvent or bankrupt, fails to comply with any material provisions of the license agreements, or fails to meet certain minimum revenues. In the event Licensor was to cancel its license agreements, the Company believes that these products could be independently marketed by the Company in these territories, however, the cancellation of the license agreements could have an adverse effect on the business of the Company.

     The License agreements provide for license fees to HFS equal to 2% of the associated contract revenues in 1997, and 2% to 6% of contract revenues over the remainder of the term of the agreement subject to certain adjustments based upon contract revenue levels and minimum fees in certain of its territories. License fees pursuant to the license agreements were $238,307 for the period ended December 31, 1997.

                             U.S. REMODELERS, INC.

     13.  OTHER EXPENSES, NET

     Other expenses, net consists of the following for the period ended December 31, 1997:

                Interest expense                $(147,872)
                Other income                        3,740
                                                ---------
                                                $(144,132)
                                                =========

     14.  EMPLOYEE SAVINGS PLAN

     The Company maintains an employee savings plan (the Plan), under which qualified participants make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. At the discretion of the Board of Directors, the Company contributes up to a maximum of 6% of base salary. Employee contributions vest immediately, while Company contributions fully vest after five years. The Company made no contributions to the Plan in 1997.

     15.  LOSS PER SHARE

     The following table sets forth the computation of loss per share (which includes the effects of accretion on the Redeemable Preferred Stock):

                Loss applicable to common stockholders       $1,454,042
                Weighted average shares outstanding           1,911,040
                Loss per common share - basic and diluted    $     0.76

     The Company has no dilutive common stock equivalents.

     16.  SUBSEQUENT EVENTS

     In April 1998, the Company received a $700,000 term loan from a financial institution collateralized by certain equipment. The agreement provides for a seven year amortization and interest payable monthly, at 2.125% percentage points above the Prime Rate. In addition, the Company also received from the same financial institution a commitment to provide a revolving credit facility up to $1,000,000. Based upon the terms of the commitment the Company's available borrowing base under the revolving facility would have been approximately $700,000 as of March 31, 1998. In addition, the Company has engaged First London Securities Corporation with respect to an anticipated financing transaction by the Company, involving debt and equity, which is intended to provide the Company with sufficient cash to meet the Company's anticipated future working capital needs.

     In June 1998, the stockholders approved an increase in the authorized shares of common stock of the Company from 1,000,000 shares to 15,000,000 shares. Concurrent with the increase in the number of authorized shares, the Board of Directors authorized a ten-for-one stock split effected in the form of a nine-for-one stock dividend. Shareholder's equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional capital to common stock the par value of the additional shares arising from the split. In addition, all references in the financial statements to number of shares and per share amounts of the Company's common stock have been restated.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     The Board of Directors and Stockholders
     U.S. Remodelers, Inc.


     We have audited the accompanying consolidated balance sheets of U.S. Remodelers, Inc. as of September 30, 1998 and December 31, 1997, and the related consolidated statements of operations, stockholders' deficit and cash flows for the periods ended September 30, 1998 and December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Remodelers, Inc., at September 30, 1998 and December 31, 1997, and the results of its operations and its cash flows for the periods ended September 30, 1998 and December 31, 1997, in conformity with generally accepted accounting principles.



                                                   Ernst & Young LLP


     Dallas, Texas
     November 11, 1998

                             U. S. REMODELERS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      September 30, 1998      December 31, 1997
                                                                      ------------------      -----------------
ASSETS
Current assets:
 Cash and cash equivalents                                                $   896,479            $   257,850
 Accounts receivable, net of allowance for doubtful
   accounts of $80,370 and $79,715                                            744,755                518,593
 Inventory                                                                  1,117,492                885,160
 Prepaid expenses                                                             460,795                320,147
                                                                          -----------            -----------

Total current assets                                                        3,219,521              1,981,750

Property, plant and equipment, net                                          2,595,229              2,628,374
Other assets                                                                  114,817                 98,300
                                                                          -----------            -----------

 Total assets                                                             $ 5,929,567            $ 4,708,424
                                                                          ===========            ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable                                                         $ 1,666,350            $ 1,352,396
 Accrued wages, commissions and bonuses                                       625,556                304,436
 Current portion of long-term debt                                            336,935                170,818
 Current portion of capital lease obligations                                 173,519                 88,771
 Other accrued liabilities                                                    491,897                274,080
                                                                          -----------            -----------

Total current liabilities                                                   3,294,257              2,190,501

Long-term debt, net of current portion                                        699,759                180,818
Long-term capital lease obligations, net of current portion                   833,150                835,775
Notes payable - related parties                                             1,090,000              1,090,000

Commitments and contingencies

Redeemable preferred stock - $.01 par value; 80,000
 shares issued and outstanding, liquidation value
 $10 per share                                                                742,425                689,967

Stockholders' deficit:
 Preferred stock - $.01 par value, 100,000 shares
   authorized; 80,000 redeemable preferred shares
   outstanding                                                                     -                      -
 Common stock - $.01 par value; 15,000,000 shares
   authorized; 2,500,000 shares issued and outstanding
   at September 30, 1998, and 2,476,480 shares issued
   and 2,472,230 shares outstanding at December 31, 1997                       25,000                 24,765
 Additional capital                                                         1,047,606              1,146,473
 Accumulated deficit                                                       (1,802,630)            (1,447,375)
 Treasury stock - 4,250 shares at December 31, 1997                                -                  (2,500)
                                                                          -----------            -----------

Total stockholders' deficit                                                  (730,024)              (278,637)
                                                                          -----------            -----------

Total liabilities and stockholders' deficit                               $ 5,929,567            $ 4,708,424
                                                                          ===========            ===========

See accompanying notes.

                             U. S. REMODELERS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                        Three Month Period Ended
                                                             September 30,
                                                 --------------------------------------
                                                     1998                      1997
                                                 ------------              ------------
Contract revenue                                 $  8,250,496              $  4,891,548
Cost of goods sold                                  3,481,496                 1,866,340
                                                 ------------              ------------

Gross profit                                        4,769,000                 3,025,208

Operating expenses:
 Branch operating                                     390,763                   245,857
 Sales and marketing                                3,057,497                 2,139,101
 License fees                                         130,061                    71,710
 General and administrative                           714,997                   518,442
                                                 ------------              ------------

Net operating loss                                    475,682                    50,098

Other expenses, net                                   (12,709)                  (47,626)
                                                 ------------              ------------

Income before income taxes                            462,973                     2,472
Income taxes                                            5,000                        -
Net income                                       $    457,973              $      2,472
                                                 ============              ============

Net income per common share - basic and diluted  $       0.17              $         -
                                                 ============              ============
Weighted average shares outstanding                 2,500,000                 2,105,000
                                                 ============              ============

                             U. S. REMODELERS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       Period Ended September 30,
                                                ----------------------------------------
                                                                             1997
                                                      1998                (unaudited)
                                                ----------------       -----------------
Contract revenue                                $   21,146,566         $   11,371,441
Cost of goods sold                                   8,844,059              4,089,872
                                                ----------------       -----------------

Gross profit                                        12,302,507              7,281,569

Operating expenses:
 Branch operating                                    1,226,123                616,415
 Sales and marketing                                 9,000,307              5,313,614
 License fees                                          324,590                169,853
 General and administrative                          2,030,471              1,411,862
                                                ----------------       -----------------

Net operating loss                                    (278,984)              (230,175)

Other expense, net                                     (71,271)               (87,718)
                                                ----------------       -----------------

Loss before income taxes                              (350,255)              (317,893)
Income taxes                                             5,000                     -
                                                ----------------       -----------------
Net loss                                        $     (355,255)        $     (317,893)
                                                ================       =================

Net loss per common share - basic and diluted   $        (0.19)        $        (0.18)
                                                ================       =================
Weighted average shares outstanding                  2,484,686              1,782,680
                                                ----------------       -----------------

                             U. S. Remodelers, Inc.

                Consolidated Statement of StockholdersAE Deficit

                                          Common Stock                                           Treasury Stock          Total
                                          ------------          Additional    Accumulated        --------------      Stockholders'
                                       Shares       Amount        Capital       Deficit       Shares        Amount      Deficit
                                       ------       ------        -------       -------       ------        ------      -------
Balance, December 31, 1997           2,476,480     $24,765      $1,146,473   $(1,447,375)     4,250        $(2,500)  $  (278,637)

Accrued dividends --
  Redeemable Preferred Stock                -           -          (20,001)            -         -              -        (20,001)

Accretion on Preferred  Stock               -           -          (16,396)            -         -              -        (16,396)

Net loss                                    -           -               -       (596,132)        -              -       (596,132)
                                     ---------     -------      ----------   ------------    ------        -------   ------------

Balance, March 31, 1998              2,476,480     $24,765      $1,110,076   $(2,043,507)     4,250        $(2,500)  $  (911,166)
                                     ---------     -------      ----------   ------------    ------        -------   ------------
Accrued dividends - Redeemable
  Preferred Stock                           -           -          (20,001)           -          -              -        (20,001)

Accretion on Preferred Stock                -           -          (17,806)           -          -              -        (17,806)

Issuance of Common Stock                23,520         235          13,594            -      (4,250)         2,500        16,329

Net loss                                    -           -               -       (217,096)        -              -       (217,096)
                                     ---------     -------      ----------   ------------    ------        -------   ------------

Balance, June 30, 1998               2,500,000     $25,000      $1,085,863   $(2,260,603)        -         $    -    $(1,149,740)
                                     ---------     -------      ----------   ------------    ------        -------   ------------

Accrued dividends - Redeemable
  Preferred Stock                           -           -          (20,001)           -          -              -        (20,001)

Accretion on Preferred Stock                -           -          (18,256)           -          -              -        (18,256)

Issuance of Common Stock                    -           -                -            -          -              -             -

Net income                                  -           -                -       457,973         -              -        457,973

                                     ---------     -------      ----------   ------------    ------        -------   ------------
Balance, September 30, 1998          2,500,000     $25,000      $1,047,606   $(1,802,630)        -         $    -    $  (730,024)
                                     ---------     -------      ----------   ------------    ------        -------   ------------

See accompanying notes.

                             U. S. REMODELERS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                                            Three Month Period Ended
                                                                               September 30, 1998
                                                                        ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                      1998                   1997
                                                                        ----------             ----------
  Net income
Adjustments to reconcile net income to net cash provided                $ 457,973              $   2,472
  by operating activities:
  Depreciation                                                             95,758                 28,972
  Provision for doubtful accounts                                          24,000                 (4,232)
  Changes in operating assets and liabilities:
   Accounts receivable                                                     42,831                (75,507)
   Inventory                                                              (23,766)               (65,010)
   Prepaid expenses                                                       121,729                 12,534
   Accounts payable                                                      (447,111)               180,822
   Other assets and liabilities                                           266,338                 (1,653)
                                                                        ----------             ----------

Net cash provided by operating activities                                 537,752                 78,398
                                                                        ----------             ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                     (2,889)                (7,385)
                                                                        ----------             ----------
Net cash used in investing activities                                      (2,889)                (7,385)
                                                                        ----------             ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowing of long-term debt                                        (195,216)               (57,024)
                                                                        ----------             ----------
Net cash used in financing activities                                    (195,216)               (57,024)
                                                                        ----------             ----------

Net increase in cash                                                      339,647                 13,989
Cash and cash equivalents at beginning of period                          556,832                597,847
                                                                        ----------             ----------
Cash and cash equivalents at end of period                               $896,479               $611,836
                                                                        ==========             ==========

                             U. S. REMODELERS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Period Ended September 30,
                                                                         ------------------------------
                                                                                              1997
                                                                             1998          (unaudited)
                                                                         ------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                $  (355,255)     $  (317,893)
Adjustments to reconcile net loss to net cash provided by
 (used in) operating activities:
 Depreciation                                                                290,019           56,744
 Provision for doubtful accounts                                              93,000           60,768
 Changes in operating assets and liabilities:
   Accounts receivable                                                      (319,162)        (888,290)
   Inventory                                                                (232,332)        (614,388)
   Prepaid expenses                                                         (140,648)        (340,670)
   Accounts payable                                                          313,954          621,933
   Other assets and liabilities                                              462,417          248,322
                                                                         ------------     -------------

Net cash provided by (used in) operating activities                          111,993       (1,173,474)
                                                                         ------------     -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of AMRE assets                                                          -        (1,481,690)
 Capital expenditures                                                       (256,874)        (197,001)
                                                                         ------------     -------------
Net cash used in investing activities                                       (256,874)      (1,678,691)
                                                                         ------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings of long-term debt                                            767,181        1,309,001
 Net borrowings from related parties                                              -         1,102,500
 Proceeds from issuance of common stock                                       16,329        1,052,500
                                                                         ------------     -------------
Net cash provided by financing activities                                    783,510        3,464,001
                                                                         ------------     -------------

Net increase in cash                                                         638,629          611,836
Cash and cash equivalents at beginning of period                             257,850               -
                                                                         ------------     -------------
Cash and cash equivalents at end of period                               $   896,479      $   611,836
                                                                         ============     =============

                             U. S. REMODELERS, INC.

                   Notes to Consolidated Financial Statements

                               September 30, 1998

     NOTE 1:  ORGANIZATION AND BASIS OF PRESENTATION

     The consolidated financial statements of U.S. Remodelers, Inc. and its subsidiary (the "Company") for the three-month period ended September 30, 1998, the three-month period ended September 30, 1997, and the period January 23, 1997 through September 30, 1997, included herein, are unaudited; however, in the opinion of management, these interim statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows.

     The Company is engaged, through direct consumer marketing, in the design, sales, manufacture and installation of kitchen cabinet refacing products utilized in kitchen remodeling. The Company operates in 13 major metropolitan areas in the United States. The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "Century 21 Cabinet Refacing" under license agreements with TM Acquisition Corp. ("TM") and HFS Licensing Inc. ("HFS") pursuant to a master license agreement between Century 21 Real Estate Corporation and each of TM and HFS. The Company also conducts its business under the name "Facelifters." The consolidated financial statements include the accounts of U. S. Remodelers, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions are eliminated in consolidation.

     On January 23, 1997, the Company commenced business under the laws of the State of Delaware. Effective April 3, 1997, the Company purchased selected assets of Amre, Inc., Facelifters Home Systems, Inc. ("Facelifters") and American Remodeling, Inc., wholly-owned subsidiaries of Amre, Inc. (collectively, "Amre") after Amre filed for protection under Chapter 11 of the United States Bankruptcy Code. Facelifters was a kitchen remodeling and cabinet refacing business which was acquired by Amre, Inc. in April 1996. Effective November 23, 1997, the Company acquired certain assets of Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively "Reunion"). Reunion was a marketer and installer of kitchen cabinet refacing products, as well as a manufacturer of kitchen cabinet doors.

     NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash in bank accounts, money market funds, and certificates of deposit with maturities of 90 days or less.

     ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from individuals, credit card sponsors, and financial institutions. Because of the diverse customer base, there are no concentrations of credit risk. The Company provides for estimated losses of uncollectible accounts.

     INVENTORY

     Inventory (consisting principally of raw materials) is carried at the lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment is carried at cost, less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets by using the straight-line method of depreciation. Maintenance and repair expenditures are expensed when incurred; renewals and betterments are capitalized.

                             U. S. REMODELERS, INC.

     NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION

     Revenue is recognized upon completion of each home improvement contract. Costs of goods sold represent the costs of direct materials and labor associated with installations and manufacturing overhead associated with the production of cabinet fronts and countertops.

     MARKETING

     The Company's marketing consists predominantly of telemarketing and is supplemented by television and other direct consumer marketing media. The Company expenses all marketing costs as incurred.

     INCOME TAXES

     The Company accounts for income taxes under the liability method. Deferred income taxes are provided for temporary differences between the tax bases of assets and liabilities and their bases for financial reporting purposes.

     EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is based on the income (loss) available to common stockholders and the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share includes the effect of dilutive common stock equivalents except when those equivalents would be antidilutive.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments approximate fair value.

     NOTE 3:  ACQUISITION

     Effective April 3, 1997, the Company purchased selected assets from Amre for approximately $834,000 (see Note 1). The Company effected the purchase through a cash payment of approximately $352,000 and the assumption of $482,000 in debt related to certain of these assets. In addition, the Company assumed a capital lease from Amre for a manufacturing facility of approximately $740,000.

     On November 23, 1997, the Company acquired certain assets of Reunion. The Company effected the purchase through the issuance of 371,480 shares of common stock valued at $125,405 and 80,000 shares of redeemable preferred stock with a fair value of $683,300. The acquisition was accounted for as a purchase and accordingly, the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition. The results of operations of the acquired business have been included in the financial statements since the date of acquisition.

                             U. S. REMODELERS, INC.

     NOTE 3:  ACQUISITION (CONTINUED)

     The following unaudited pro forma information shows the results of the Company's operations as though the purchase of Reunion had been made at the beginning of the period. The unaudited pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the purchase actually been made at the beginning of the period, nor is it necessarily indicative of future results of operations of the combined enterprise.

                                           Pro Forma Financial Information
                           --------------------------------------------------------------
                           Three Month Period   Year to Date Period   Year to Date Period
                                  Ended                Ended                 Ended
                           September 30, 1997    September 30, 1997    December 31, 1997
                           --------------------------------------------------------------
Contract revenues                  $7,093,727           $16,895,909           $23,395,301
Net loss                             (161,368)             (513,388)           (1,532,716)
Loss per share -- basic            $     (.08)          $      (.29)          $      (.81)

     NOTE 4:  INVENTORY

     Inventories consisted of the following:

                                        September 30,  December 31,
                                            1998           1997
                                        -------------  ------------
                Raw materials              $  626,240      $578,213
                Work-in-progress              491,252       306,947
                                        -------------  ------------
                                           $1,117,492      $885,160
                                        =============  ============

     NOTE 5:  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and consisted of the following:

                                                      September 30,  December 31,  Depreciation
                                                          1998           1997         Lives
                                                      -------------  ------------  ------------
        Land                                             $   50,000    $   50,000      -
        Buildings and improvements                          690,135       690,135  39 years
        Machinery and equipment                           1,544,868     1,502,865  3-7 years
        Furniture, fixtures and computer equipment          726,284       564,560  3-7 years
        Leasehold improvements                               58,408         5,262  3 years
                                                         ----------    ----------
                                                          3,069,695     2,812,822
        Less accumulated depreciation                       474,466       184,448
                                                         ----------    ----------
                                                         $2,595,229    $2,628,374
                                                         ==========    ==========

                             U. S. REMODELERS, INC.

     NOTE 6:  LONG TERM DEBT

     Long term debt consisted of the following:

                                                                      September 30,  December 31,
                                                                          1998           1997
                                                                      -------------  ------------
 8.2% Secured note payable due to Central Fidelity National Bank in monthly payments of principal and interest of $10,411 through
 November 1998 and a final payment of $9,195 in December 1998         $      29,681  $    118,495

 6.0% Secured note payable due to Industrial Development
 Authority of Charles City County in monthly payments of principal
 and interest of $4,998.46 through April 2002                               192,981       228,395

 Secured revolving credit facility payable to Finova Capital
 Corporation                                                                147,365            --

 Secured term note payable to Finova Capital Corporation in 23 monthly principal payments of $8,333 through March 1, 2000 and
 a final payment of $508,333 on April 1, 2000                               666,667            --

Other                                                                            --         4,746
                                                                      -------------  ------------
                                                                          1,036,694       351,636
Less current portion                                                        336,935       170,818
                                                                      -------------  ------------
                                                                      $     699,759  $    180,818
                                                                      =============  ============

     Notes payable to Central Fidelity National Bank and Industrial Development Authority of Charles City County are secured by certain machinery and equipment.

     In January 1998, the Company received $350,000 in proceeds from the issuance of promissory notes to certain of the Company's stockholders (the "Short-Term Notes"). In April 1998, the Company received a $700,000 secured term loan ("Term Loan") from a financial institution. A portion of the proceeds from the Term Loan were used to retire the Short-Term Notes. In June 1998, the Company entered into a credit agreement with the same financial institution that incorporated the Term Loan and also provided for a revolving credit facility ("Revolving Facility") up to $1.0 million.

     Principal payments under the Term Loan consist of twenty-three (23) equal monthly payments of $8,333 through March 1, 2000 and a final payment of $508,333 on April 1, 2000. Borrowings and required payments under the Revolving Facility are based upon an asset formula involving accounts receivable and inventory. The initial term of the Revolving Facility is for a period of two years and is automatically renewable for successive periods of one year, unless terminated earlier under the provisions of the agreement. At September 30, 1998, the Company had outstanding borrowings under the Revolving Facility of $147,365 and, based upon the terms of the agreement, had an additional borrowing capacity of approximately $710,000.

     Interest on both the Term Loan and Revolving Facility is payable monthly at
     2.125 percentage points above the Prime Rate. However, under the provisions of the agreement, the interest rate will be reduced to 1.50 percentage points above the Prime Rate following the first anniversary if certain financial goals have been achieved.

                             U. S. REMODELERS, INC.

     NOTE 6:  LONG TERM DEBT (CONTINUED)

     The credit agreement contains certain negative covenants. Among others, these negative covenants require the Company to receive prior written consent from the lender before the Company guarantees or incurs any additional indebtedness in excess of designated amounts, declares or pays any dividend on its common stock, merges or consolidates with any entity, or makes capital expenditures in excess of designated amounts in any annual period.

     The Term Loan and Revolving Facility are secured by substantially all of the assets of the Company. In addition, a limited personal guaranty by Murray H. Gross, President and Chief Executive Officer of the Company, secures these obligations. This guaranty amount will be reduced if the Company meets certain financial performance objectives. Certain stockholders of the Company have entered into an agreement with Mr. Gross indemnifying him against certain amounts paid as a result of such guaranty in an amount in excess of his pro rata stock ownership in the Company.

     Maturities of the notes payable through December 31 during the next five periods are as follows:

                1998 (includes Revolving Facility)     $  214,208
                1999                                      150,511
                2000                                      595,293
                2001                                       56,934
                2002                                       19,748
                                                       ----------
                                                       $1,036,694
                                                       ==========

     NOTE 7:  CAPITAL LEASES

     Obligations under capital leases consisted of the following:

                                                  September 30,  December 31,
                                                      1998           1997
                                                  -------------  ------------
                Land and building                 $     677,167  $    709,474
                Machinery and equipment                 301,022       178,514
                Office furniture and equipment           28,480        36,558
                                                  -------------  ------------
                                                  $   1,006,669  $    924,546
                                                  =============  ============

                             U. S. REMODELERS, INC.

     NOTE 7:  CAPITAL LEASES (CONTINUED)

     Future minimum lease payments through December 31 under these leases are as follows:

                1998                                              $   56,844
                1999                                                 227,374
                2000                                                 219,424
                2001                                                 180,109
                2002                                                 116,198
                Thereafter                                           749,252
                                                                  ----------
                Total minimum lease payments                      $1,549,201
                                                                  ----------
                Interest discount amount                            (542,532)
                                                                  ----------
                Total present value of minimum lease payments      1,006,669
                                                                  ----------
                Less current portion                                 173,519
                                                                  ----------
                Long term portion                                 $  833,150
                                                                  ==========

     Capital leases generally contain a bargain purchase option payable at the end of the lease. The leases mature at various dates between July 2000 and February 2009, and are collateralized by assets under the leases having a gross book value of $1,142,869 and accumulated depreciation of $98,864 at September 30, 1998.

     NOTE 8:  NOTES PAYABLE RELATED PARTIES

     On January 23, 1997, the Company's Board of Directors authorized and approved the issuance of an aggregate of $2,092,500 in convertible promissory notes (the "Convertible Notes"). The Convertible Notes were to mature on March 31, 2002 and the interest rate on the outstanding principal was 6.1% simple interest. The Convertible Notes provided that the principal could be converted into Common Stock at a conversion price of $.588 per share at the election of the Board of Directors or upon the consummation of an underwritten public offering. On March 24, 1997, the Board of Directors authorized and approved a conversion of the Convertible Notes into Common Stock for an aggregate consideration of $1,052,500, and after giving effect to the 10 for 1 stock split, issued 1,789,250 shares of Common Stock. In addition, the Company replaced the remaining Convertible Notes with promissory notes (the "Promissory Notes") which are not convertible into shares of Common Stock. The Promissory Notes provide for interest at the rate of 10% per annum and that cash payments of interest are to be made in equal semi-annual payments on each October 1 and April 1 until March 31, 2002, upon which date the principal, together with all accrued but unpaid interest thereon, shall mature and be due and payable. As of December 31, 1997 and September 30, 1998, the outstanding principle on all of the Promissory Notes was $1,040,000. Additionally, the Company has a separate outstanding indebtedness to an officer of the Company with the same terms as the Promissory Notes in the amount of $50,000.

     In January 1998, the Company received additional funds of $350,000 pursuant to promissory notes from certain stockholders. A portion of the proceeds from the $700,000 secured Term Loan (see Note 6) were used to retire these promissory notes.

     Interest expense, including $26,000 of accrued interest, was approximately $78,000 for the period ended December 31, 1997. Interest expense for the period ended September 30, 1998 was approximately $87,000.

                             U. S. REMODELERS, INC.

     NOTE 9:  COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Company operates principally in leased facilities, and in most cases, management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Escalation charges imposed by lease agreements are not significant.

     Rent expense recognized under operating leases was approximately $587,000 for the period ended December 31, 1997 and $628,000 for the period ended September 30, 1998. Commitments for future minimum rental payments required under operating leases with terms in excess of one year for the periods ending December 31 are as follows:

                1998                             $  181,074
                1999                                605,861
                2000                                445,023
                2001                                219,620
                2002                                174,178
                Thereafter                          121,957
                                                 ----------
                Total minimum lease payments     $1,747,713
                                                 ==========

     REVOLVING CREDIT AGREEMENT

     The Company has an agreement with a financial institution which makes financing available to the Company's customers. The agreement provides the financial institution with the right of first refusal on all of the Company's customer credit applications. The customer executes a Revolving Credit Agreement with the lender and the lender pays the Company on completion of the installation. The Company's risk under the agreement is limited to its normal representations and warranties regarding material and workmanship.

     PURCHASE COMMITMENT

     The Company has an agreement with a provider of long distance communication services for 36 months ending February 2000. The agreement provides for certain minimum monthly usage fees whether or not the Company's actual usage exceeds these minimums. During the periods ended December 31, 1997 and September 30, 1998, in no month did these minimums exceed the Company's actual usage. Management does not expect that the minimums will exceed the Company's usage during the term of the agreement.

     LITIGATION

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

                             U. S. REMODELERS, INC.

     NOTE 9:  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     EMPLOYMENT AGREEMENTS

     During 1998, the Company entered into employment agreements with certain of its officers. The agreements are for a one year period and automatically extend for an additional year unless terminated by the officer or the Company. The agreements generally provide for annual salaries and for salary continuation for a specified number of months under certain circumstances, including a change in control of the Company.

     NOTE 10:  REDEEMABLE PREFERRED STOCK

     In connection with the acquisition of the Reunion assets (see Note 3), the Company issued 80,000 shares of Series A Preferred Stock ("Redeemable Preferred Stock") with a redemption price of $10 per share. Holders of the Redeemable Preferred Stock have no voting rights other than those expressly provided in the Certificate of Incorporation or by applicable law. The Redeemable Preferred Stock was recorded at fair value on the date of issuance. The excess of the liquidation value over the carrying value is being accreted by periodic charges to stockholders' equity through June 30, 1999.

     In preference to shares of Common Stock, dividends on the Redeemable Preferred Stock at an annual rate of $1 per share are cumulative from the date of issuance and are payable, when and as declared by the Company's Board of Directors, semi-annually each last day of June and December in arrears (the first being due and payable on June 30, 1999), except that no dividends shall be payable if the Redeemable Preferred Stock is redeemed prior to June 30, 1999.

     The Redeemable Preferred Stock is redeemable at the option of Company at any time, in whole or in part. However, the Company must redeem 8,000 shares each June and December commencing June 30, 1999, together with accrued and unpaid dividends. The Company may also convert and exchange all of the Redeemable Preferred Stock into a promissory note in the original principal amount of the redemption value of the outstanding shares, plus any accrued but unpaid dividends. In the event the Company were to consummate the sale of its Common Stock pursuant to a public offering under the Securities Act of 1933 in which the Company was to receive net proceeds of $7.5 million, the Company must redeem all outstanding shares of the Redeemable Preferred Stock.

     NOTE 11:  CAPITALIZATION

     In June 1998, the stockholders approved an increase in the authorized shares of Common Stock of the company from 1,000,000 shares to 15,000,000 shares. Concurrent with the increase in the number of authorized shares, the Board of Directors authorized a 10 for 1 stock split effected in the form of a 9 for 1 stock dividend. Shareholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional capital to Common Stock the par value of the additional shares arising from the split. In addition, all references in the financial statements to number of shares and per share amounts of the Company's Common Stock have been restated.

     NOTE 12:  INCOME TAXES

     The provision for income taxes for the periods ended December 31, 1997 and September 30, 1998 consist of $5,000 of current state income taxes.

     The components of the Company's net deferred tax asset at December 31, 1997 and September 30, 1998 are as follows:

                                           September 30,   December 31,
                                                1998           1997
                                           -------------   ------------
        Net operating loss carryforward    $     534,887   $    381,595
        Reserve for doubtful accounts             31,449         31,192
        Other                                     45,424         95,473
                                           -------------   ------------
                                                 611,760        508,260
        Valuation allowance                     (611,760)      (508,260)
                                           -------------   ------------

        Net deferred tax asset             $          --   $         --
                                           =============   ============

     The Company has provided a valuation allowance to reflect the uncertainties associated with the ultimate realization of its deferred tax asset, in accordance with SFAS No. 109, "Accounting for Income Taxes." A valuation allowance is required when it is more likely than not that the deferred tax asset will not be realized. Principally, since the Company has no historical taxable income record, there can be no assurance that the deferred tax asset will ultimately be realized.

     The provision for income taxes at the Company's effective tax rate differs from the provision for income taxes at the statutory tax rate for the following reasons:

                                                  September 30,   December 31,
                                                       1998           1997
                                                  ----------------------------
Statutory federal income tax benefit              $    (119,087)  $   (492,674)
State income taxes, net of federal tax benefit            3,300          3,300
Valuation allowance on deferred tax assets              103,500        508,260
Other                                                    17,287        (13,886)
                                                  -------------   ------------
                                                  $       5,000   $      5,000
                                                  =============   ============

     As of September 30, 1998, the Company has a net operating loss carryforward of $1,573, 196 which expires in the year 2013.

     NOTE 13:  LICENSE FEES

     The Company conducts a substantial portion of its direct consumer marketing under the trademark and service mark "Century 21 Cabinet Refacing" under license agreements with TM Acquisition Corp. ("TM") and HFS Licensing Inc. ("HFS") pursuant to a master license agreement between Century 21 Real Estate Corporation and each of TM and HFS (collectively, "Licensor"). The Company also conducts its business under the name "Facelifters."

                             U. S. REMODELERS, INC.

     NOTE 13:  LICENSE FEES (CONTINUED)

     The license agreements provide for a term of 10 years ending in 2007 and give the Company the right to market, sell and install kitchen cabinet refacing in specific territories under the name "Century 21 Cabinet Refacing." The license agreements may be terminated by the Company upon 90 days written notice. The license agreements may be terminated by the Licensor if the Company is negligent in the performance of its services, becomes insolvent or bankrupt, fails to comply with any material provisions of the license agreements, or fails to meet certain minimum revenues. In the event Licensor were to cancel its license agreements, the Company believes that these products could be independently marketed by the Company in these territories; however, the cancellation of the license agreements could have an adverse effect on the business of the Company.

     The license agreements provide for license fees to HFS equal to 2% of the associated contract revenues in 1997, and 2% - 6% of contract revenues over the remainder of the term of the agreement, subject to certain adjustments based upon contract revenue levels and minimum fees in certain of its territories. License fees pursuant to the license agreements were $238,307 for the period ended December 31, 1997 and $324,590 for the period ended September 30, 1998.

     NOTE 14:  OTHER EXPENSES, NET

     Other income (expenses), net consist of the following for the periods ended December 31, 1997 and September 30, 1998:

                                    September 30,   December 31,
                                         1998           1997
                                    --------------  ------------
                Interest expense    $    (229,208)  $   (147,872)
                Other income              157,937          3,740
                                    -------------   ------------
                                    $     (71,271)  $   (144,132)
                                    =============   ============

     Other income consists principally of income derived from its arrangement with its third party lender who provides financing for certain of the Company's customers.

     NOTE 15:  EMPLOYEE SAVINGS PLAN

     The Company maintains an employee savings plan (the "Plan") under which qualified participants make contributions by salary reduction pursuant to
     Section 401(k) of the Internal Revenue Code. At the discretion of the Board of Directors, the Company contributes up to a maximum of 6% of base salary. Employee contributions vest immediately, while Company contributions fully vest after five years. The Company has made no contributions to the Plan in 1997 or 1998.

     NOTE 16:  STOCK OPTIONS

     In May 1998, the Board of Directors adopted, and the stockholders of the company approved, the 1998 Stock Option Plan (the "Plan"). The purpose of the 1998 Plan is to provide employees, directors and advisors with additional incentives by increasing the proprietary interest in the Company. The aggregate number of shares of Common Stock with respect to which options may be granted is 250,000, which amount may be increased at the discretion of the Board of Directors to an amount not to exceed 10% of the total outstanding shares of the Company, from time to time, provided, however, the aggregate number of shares of Common Stock with respect to which options may be granted may in no event, exceed 1,500,000 shares.

                             U. S. REMODELERS, INC.

     NOTE 16:  STOCK OPTIONS (CONTINUED)

     The 1998 Plan provides for the grant of incentive stock options ("ISO's") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("NSO's") (collectively ISO's and NSO's are referred to as "Awards"). The 1998 Plan will be administered by the Company's full Board of Directors, although the 1998 Plan may be administered by a committee of not less than two members of the Board of Directors (the "Committee"). The Board of Directors or, if established, the Committee has, subject to the terms of the 1998 Plan, the sole authority to grant Awards under the 1998 Plan, to construe and interpret the 1998 Plan to make all other determinations to take any and all actions necessary and advisable for the administration of the 1998 Plan. All of the Company's full-time, salaried employees, members of the Board of Directors and certain advisors are eligible to receive Awards under the 1998 Plan. Options will be exercisable during the period specified in each Option Agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designed by the Board of Directors or the Committee. The provisions of Option Agreements may provide for acceleration of exercisability in the event of certain events including certain reorganizations and changes in control of the Company. No option will remain exercisable later than 10 years after the date of grant. The exercise prices for ISO's granted under the 1998 Plan may be no less than the fair market value of the Common Stock on the date of grant. The exercise prices of NSO's are set by the Board of Directors or the Committee. Each non-employee director of the Company shall automatically be granted a NSO to purchase 1,000 shares of Common Stock upon initial election or appointment to the Board of Directors and will be granted a NSO to purchase 1,000 shares of Common Stock on the date of each subsequent annual meeting of the Board of Directors.

     No options have been granted under the 1998 Plan as of September 30, 1998.

     NOTE 17:  EARNINGS (LOSS) PER SHARE

     The following table sets forth the computation of earnings (loss) per share:

                                                 Three Month          Nine Month
                                                 Period Ended        Period Ended     January 23,
                                                September 30,        September 30,    1997 through
                                           ----------------------------------------  September 30,
                                              1998         1997                           1997
                                           (unaudited)  (unaudited)     1998          (unaudited)
                                           -------------------------------------------------------
Weighted average shares
    Outstanding                             2,500,000    2,105,000    2,484,686          1,782,680
                                           ==========   ==========   ==========      =============
Loss applicable to common stockholders:
  Net income (loss)                        $  457,973   $    2,472   $ (355,255)     $    (317,893)
  Accretion on preferred stock                (18,256)           -      (52,458)                -
  Accrued preferred stock dividends           (20,001)           -      (60,003)                -
                                           ----------   ----------   ----------      -------------
  Income (loss) to common stockholders     $  419,716   $    2,472   $ (467,716)     $    (317,893)
                                           ==========   ==========   ==========      =============
Earnings (loss) per common share --
  basic and diluted                        $     0.17   $       -    $    (0.19)     $       (0.18)
                                           ==========   ==========   ==========      =============

The Company has no dilutive common stock equivalents.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     The Board of Directors
     Reunion Home Services, Inc. and Kitchen Masters, Inc.


     We have audited the accompanying combined balance sheet of Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively "Reunion") as of November 23, 1997, and the related combined statement of operations, stockholders' equity and cash flows for the period ended November 23, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Reunion at November 23, 1997 and the results of its operations and its cash flows for the period ended November 23, 1997, in conformity with generally accepted accounting principles.


                              Ernst & Young LLP



     Dallas, Texas
     August 5, 1998

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

                             COMBINED BALANCE SHEET

                               November 23, 1997

ASSETS

Current assets:
 Cash and cash equivalents                                                   $   359,984
 Accounts receivable, net of allowance for doubtful accounts of
     $54,534                                                                     337,799
 Inventory                                                                       447,938
 Prepaid expenses                                                                103,942
                                                                             ------------

Total current assets                                                           1,249,663

Property, plant and equipment, net                                               729,563
Other assets                                                                      61,718
                                                                             ------------

Total assets                                                                 $ 2,040,944
                                                                             ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                                            $   905,248
 Accrued wages, commissions and bonuses                                          430,320
 Current portion of long-term debt                                                 7,092
 Current portion of capital lease obligations                                     20,013
 Other accrued liabilities                                                       130,308
                                                                             ------------

Total current liabilities                                                    $ 1,492,981

Long-term capital lease obligations, net of current portion                       44,985
Notes payable -- related parties                                                 275,000

Commitments and contingencies

Stockholders' equity:
 Reunion Home Services, Inc.
   Common stock - $.01 par value, 20,000,000 shares authorized,
     1,000,000 shares issued and outstanding                                      10,000
   Additional capital                                                          1,915,000
 Kitchen Masters, Inc.
    Common stock - $.01 par value, 20,000,000 shares authorized,
     1,000,000 shares issued and outstanding                                      10,000
   Additional capital                                                            540,005
 Accumulated deficit                                                          (2,247,027)
                                                                             ------------
Total stockholders' equity                                                       227,978
                                                                             ------------
Total liabilities and stockholders' equity                                   $ 2,040,944
                                                                             ------------

See accompanying notes.

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

                        COMBINED STATEMENT OF OPERATIONS

                         Period ended November 23, 1997


Contract revenue                                        $ 11,519,504
Cost of goods sold                                         3,454,870

Gross profit                                               8,064,634

Operating expenses:
  Branch operating                                         1,723,669
  Sales and marketing                                      6,475,678
  License fees                                               220,149
  General and administrative                               1,890,484
                                                        ------------

Net operating loss                                        (2,245,346)

Other income, net                                              1,645
                                                        ------------

Loss before income taxes                                  (2,243,701)
Income taxes                                                   3,326
                                                        ------------
Net loss                                                $(2,247,027)
                                                        ============

See accompanying notes.

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                         Period ended November 23, 1997

                                          Common Stock                                          Total
                                          ------------         Additional    Accumulated    Stockholders'
                                       Shares      Amount       Capital        Deficit         Deficit
                                       ------      ------       -------        -------         -------
Balance at January 21, 1997                -     $      -    $       -       $        -     $          -
(inception)


Issuance of Common Stock

 Reunion Home Services, Inc.        1,000,000       10,000    1,915,000               -         1,925,000

 Kitchen Masters, Inc.              1,000,000       10,000      540,005                           550,005

Net loss                                   -            -            -        (2,247,027)      (2,247,027)
                                    ---------    ---------   ----------      -----------    -------------

Balance at November 23, 1997        2,000,000    $  20,000   $2,455,005      $(2,247,027)   $     227,978
                                    =========    =========   ==========      ===========    =============

     See accompanying notes.

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                         Period ended November 23, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                       $(2,247,027)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation                                                                       115,641
 Provision for doubtful accounts                                                     66,297
 Changes in operating assets and liabilities:
   Accounts receivable                                                             (404,096)
   Inventory                                                                       (447,938)
   Prepaid expenses                                                                (103,942)
   Accounts payable                                                                 905,248
   Other assets and liabilities                                                     498,910
                                                                                -----------

Net cash used in operating activities                                           (1,616,907)
                                                                                ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of AMRE assets                                                           (733,259)
 Capital expenditures                                                              (111,945)
                                                                                -----------
Net cash used in investing activities                                              (845,204)
                                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings of long-term debt                                                    72,090
 Net borrowings from related parties                                                275,000
 Proceeds from issuance of common stock                                           2,475,005
                                                                                -----------
Net cash provided by financing activities                                         2,822,095
                                                                                -----------

Net increase in cash                                                               359,984
Cash and cash equivalents at beginning of period                                        -
Cash and cash equivalents at end of period                                      $  359,984
                                                                                ==========

     See accompanying notes.

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

                     Notes to Combined Financial Statements

                               November 23, 1997


     NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

     Reunion Home Services, Inc. and Kitchen Masters, Inc. (collectively, the "Company") are engaged, through direct consumer marketing, in the design, sales, manufacture and installation of kitchen cabinet refacing products utilized in kitchen remodeling. Reunion operates in certain geographic markets in the United States under the name "Century 21 Cabinet Refacing" under a license agreement with HFS Licensing, Inc. ("HFS") pursuant to a master license agreement between Century 21 Real Estate Corporation and HFS.

     Reunion commenced business on January 21, 1997. Effective April 3, 1997, Reunion purchased selected assets of AMRE, Inc. ("AMRE") after AMRE filed for protection under Chapter 11 of the United States Bankruptcy Code. Reunion purchased the selected assets for a cash payment of approximately $733,000.

     Effective November 23, 1997, U.S. Remodelers, Inc. ("US"), a company engaged in the kitchen cabinet refacing business, purchased selected assets and assumed certain liabilities of Reunion. The financial statements present Reunion's financial position and results of operations immediately prior to the transaction with US. Concurrent with the transaction between US and Reunion, Reunion ceased its kitchen cabinet refacing business.

     NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash in bank accounts, money market funds, and certificates of deposit with maturities of 90 days or less.

     ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from individuals, credit card sponsors and financial institutions. Because of the diverse customer base, there are no concentrations of credit risk. Reunion provides for estimated losses of uncollectible accounts.

     INVENTORY

     Inventory (consisting principally of raw materials) is carried at the lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment is carried at cost, less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets by using the straight-line method of depreciation. Maintenance and repair expenditures are expensed when incurred; renewals and betterments are capitalized.

     REVENUE RECOGNITION

     Revenue is recognized upon completion of each home improvement contract.

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

     NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CONTRACT COSTS

     Contract costs represent the costs of direct materials and labor associated with installations and manufacturing overhead associated with the production of cabinet fronts and countertops.

     MARKETING

     Marketing consists predominantly of telemarketing and is supplemented by television and other direct consumer marketing media. Reunion expenses all marketing costs as incurred.

     INCOME TAXES

     Reunion accounts for income taxes under the liability method. Deferred income taxes are provided for temporary differences between the tax bases of assets and liabilities and their bases for financial reporting purposes.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NOTE 3: INVENTORY

               Inventories at November 23, 1997 consisted of the following:


                        Raw materials...................... $331,330
                        Work-in-progress...................  116,608
                                                            --------
                                                            $447,938
                                                            ========

     NOTE 4: PROPERTY, PLANT AND EQUIPMENT

               At November 23, 1997, property, plant and equipment consisted of the following:

                                                                            Depreciation
                                                                   Cost        Lives
                                                                ---------   ------------
        Machinery and equipment................................ $ 539,664     5 years
        Furniture, fixtures and computer equipment.............   299,226     3-7 years
        Leasehold improvements.................................     6,314     3 years
                                                                ---------
                                                                $ 845,204
        Less accumulated depreciation..........................   115,641
                                                                ---------
                                                                $ 729,563
                                                                =========

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

     NOTE 5: CAPITAL LEASE OBLIGATION

     At November 23, 1997, capital lease obligations consisted of certain furniture and telecommunications equipment. Future minimum lease payments through December 31 of each respective period under the lease are as follows:

        1997............................................ $  2,715
        1998............................................   32,582
        1999............................................   32,582
        2000............................................   19,006
                                                         --------
        Total minimum lease payments.................... $ 86,885
        Interest discount amount........................  (21,887)
                                                         --------
        Total present value of minimum lease payments...   64,998
                                                         --------
        Less current portion............................   20,013
                                                         --------
        Long-term portion............................... $ 44,985
                                                         ========

     The capital lease contains a bargain purchase option payable at the end of the lease. The lease matures in July 2000 and is collateralized by assets under the lease having a gross book value of $70,742.

     NOTE 6: COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     Reunion operates in leased facilities. Escalation charges imposed by lease agreements are not significant. In addition, Reunion leases certain furniture and computer equipment.

     Rent expense recognized under operating leases was approximately $789,000 for the period ended November 23, 1997. Commitments for future minimum rental payments required under operating leases with terms in excess of one year for the periods ending December 31 are as follows:

        1997..................................  $    72,940
        1998..................................      822,925
        1999..................................      680,167
        2000..................................      425,754
        2001..................................      303,225
        Thereafter............................    1,278,885
                                                -----------
        Total minimum lease payments..........  $ 3,583,896
                                                ===========

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

     NOTE 6: COMMITMENTS AND CONTINGENCIES (CONTINUED)

     REVOLVING CREDIT AGREEMENT

     Reunion has an agreement with a financial institution that makes financing available to Reunion's customers. The agreement provides the financial institution with the right of first refusal on all of Reunion's customer credit applications. The customer executes a Revolving Credit Agreement with the lender and the lender pays Reunion on completion of the installation. Reunion's risk under the agreement is limited to its normal representations and warranties regarding material and workmanship.

     PURCHASE COMMITMENT

     Reunion has an agreement with a provider of long distance communication services for 36 months ending July 2000. The agreement provides for certain minimum monthly usage fees whether or not actual usage fees exceed these minimums. During the period ended November 23, 1997, in no month did these minimums exceed the actual usage.

     LITIGATION

     Reunion is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations.

     NOTE 7:  NOTES PAYABLE -- RELATED PARTIES

     Reunion received $25,000 and $250,000 pursuant to secured promissory notes from Ronald I. Wagner, President and Chief Executive Officer of the company. The notes bear interest at 8.25% and 9.0%, respectively. The notes are secured by all of Reunion's assets.

     NOTE 8:  LICENSE FEES

     Reunion conducts its direct consumer marketing under a license agreement with HFS Licensing, Inc. pursuant to a master license agreement with Century 21 Real Estate Corporation (collectively "Licensor"). The license agreement provides for a term of 10 years ending December 31, 2007 and gives Reunion the right to market, sell and install kitchen cabinet refacing in specific territories under the trademark and service mark "CENTURY 21 Home Improvements" or "CENTURY 21 Cabinet Refacing." Reunion may terminate the license agreement upon 90 days written notice. Licensor may terminate the license agreement if Reunion is negligent in the performance of its services, becomes insolvent or bankrupt, fails to comply with any material provisions of the license agreement, or fails to meet certain minimum revenues. In the event Licensor was to cancel its license agreement, the company believes that these products could be independently marketed by the company in these territories. However, the cancellation of the license agreements could have an adverse effect on Reunion's business and results of operation.

     The license agreement provides for license fees equal to 2% of the associated contract revenues in 1997, and 2% to 6% of contract revenues over the remainder of the term of the agreement subject to certain adjustments based upon contract revenue levels and minimum fees. License fees pursuant to the license agreements were $220,149 for the period ended November 23, 1997.

             REUNION HOME SERVICES, INC. AND KITCHEN MASTERS, INC.

     NOTE 9:  INCOME TAXES

     The provision for income taxes for the period ended November 23, 1997 consists of $3,326 of current state income taxes.

     The components of the net deferred tax asset at November 23, 1997 are as follows:

                Net operating loss                         $ 692,365
                Reserve for doubtful accounts                 21,339
                Other accruals                                53,206
                                                           ----------
                                                             766,910
                Valuation allowance                         (766,910)
                                                           ----------
                Net deferred tax asset                     $       -
                                                           ==========

     A valuation allowance has been provided to reflect the uncertainty associated with the ultimate realization of its deferred tax asset, in accordance with SFAS No. 109, "Accounting for Income Taxes."

     The provision for income taxes differs from the provision for income taxes at the statutory federal tax rate for the following reasons:

                Statutory federal income tax benefit       $(762,858)
                State income taxes, net of federal benefit     2,195
                Valuation allowance                          766,910
                Other                                         (2,921)
                                                           ---------
                                                           $   3,326
                                                           =========

     As of November 23, 1997, Reunion has a net operating loss carryforward of approximately $2,036,000 which expires in the year 2012.

================================================================================

  NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO WHICH IT RELATES IN ANY STATE TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
Summary..........................................................  3
Risk Factors.....................................................  7
Use of Proceeds.................................................. 14
Dividend Policy.................................................. 14
Dilution......................................................... 15
Capitalization................................................... 16
Selected Consolidated Financial Information...................... 17
Unaudited Pro Forma Financial Information........................ 18
Management's Discussion and Analysis of
 Financial Condition and Results of Operations................... 20
Business......................................................... 27
Management....................................................... 32
Certain Relationships and Related Transactions................... 37
Principal Stockholders........................................... 39
Description of Securities........................................ 40
Shares Eligible for Future Sale.................................. 43
Underwriting..................................................... 44
Legal Matters.................................................... 46
Experts.......................................................... 46
Index to Financial Statements....................................F-1


                             ---------------------


  UNTIL __________ (_____ DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


                             U.S. REMODELERS, INC.




                                1,400,000 UNITS
                      EACH UNIT COMPRISED OF ONE SHARE OF
                        COMMON STOCK AND ONE REDEEMABLE
                         COMMON STOCK PURCHASE WARRANT







                             ---------------------


                              P R O S P E C T U S


                             ---------------------





                      FIRST LONDON SECURITIES CORPORATION





                          ____________________, 1999




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The Company will bear the following estimated expenses incurred in connection with this Offering:

        Item                                                    Amount
        ----                                                    ------
        SEC registration fee.................................$  6,075.16
        NASD filing fee......................................   2,504.99
        Nasdaq application and listing fee...................  10,000.00
        Underwriters' non-accountable expense allowance...... 143,500.00*
        Boston Stock Exchange application and listing fee....  15,000.00
        Blue sky filing fees and expenses....................  40,000.00
        Transfer agent and registrar fees....................   5,000.00
        Printing and engraving expenses......................  40,000.00
        Legal fees and expenses.............................. 146,750.00
        Accounting fees and expenses.........................  60,000.00
        Miscellaneous........................................   4,370.15
                                                             -----------
        TOTAL................................................$473,200.30
                                                             ===========

     ----------
     *$165,025 if the Underwriters' over-allotment option is exercised.

     ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Certificate of Incorporation

        The Certificate of Incorporation of the Company provides in general that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

     Bylaws

        The Bylaws of the Company provide that the Company will indemnify its directors to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

     Underwriting Agreement

        The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.

     Litigation

        The Company is not involved in any material pending legal proceeding.

     ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

        Unless otherwise noted herein, all issuances of Common Stock listed in this Item reflect the 10 for 1 stock split effected by the Company on June 15, 1998.

        A.  INITIAL COMMON STOCK ISSUANCE.
            -----------------------------

        Upon the formation of the Company on January 23, 1997, the Company issued a total of 315,750 shares of Common Stock to certain officers of the Company and one entity for proceeds of $315.75.

        Information concerning the issuance of Common Stock is as follows:

                No. of
                Shares      Date of Sale         Purchaser       Consideration
                ------      ------------         ---------       -------------
                126,300   January 23, 1997    About Face Limited     $126.30
                 84,200   January 23, 1997    Peter Bulger             84.20
                 84,200   January 23, 1997    Steven Gross/1/          84.20
                 21,050   January 23, 1997    Malcolm R. Harris        21.05
                -------
                315,750                                             $315.75
                =======                                             =======


        The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuances of its Common Stock. No underwriter participated in the issuances, nor did the Company pay any commissions with respect to these transactions. The investors had access to information concerning the Company, its financial condition, assets, management and proposed activities. In connection with the Company's reliance upon the exemption from registration provided in
     Section 4(2) of the Securities Act, the Company determined that (i) the Company's securities were acquired by the investors for their own account, for investment purposes only and not with a view towards distribution thereof, (ii) the investors had the ability to bear economically a total loss of their investment in the Company, (iii) the investors had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of an investment in the Company. The Company has impressed the stock certificates representing the referenced shares of Common Stock with a restrictive legend.

        B.  STOCKHOLDER NOTES.
            -----------------

        On January 23, 1997, the Company's Board of Directors authorized and approved the issuance of the Convertible Notes. The Convertible Notes were to mature on March 31, 2002 and the interest rate on the outstanding principal was 6.1% simple interest. The Convertible Notes provided that the principal could be converted into Common Stock at a conversion price of $.5880 per share at the election of the Board of Directors or upon the


     ----------
     /1/ On July 16, 1998, Steven Gross transferred his shares of Common Stock to Gross Family Trust.

     consummation of an underwritten public offering. On March 24, 1997, the Board of Directors authorized and approved a conversion of the Convertible Notes and (i) issued to officers and directors of the Company and to other investors an aggregate of 1,789,250 shares of Common Stock in exchange for aggregate consideration of $1,052,500 in Convertible Notes and (ii) issued promissory notes in replacement of the balance of the Convertible Notes in the aggregate principal amount of $1,040,000 payable March 31, 2002. The newly issued promissory notes are not convertible into shares of Common Stock.

        Information concerning the sale of such securities is as follows:

        No. of
        Shares       Date of Sale              Purchaser          Consideration
        ------       ------------              ---------          -------------
          255,000  March 24, 1997    About Face Limited             $  150,000
           85,000  March 24, 1997    Peter Bulger                       50,000
           42,500  March 24, 1997    Marc Beresin                       25,000
            4,250  March 24, 1997    Curtis Baker                        2,500
            4,250  March 24, 1997    JoAnn Feeney                        2,500
           63,750  March 24, 1997    Steven Gross/2/                    37,500
           85,000  March 24, 1997    Garden State Brickface, Inc.       50,000
           42,500  March 24, 1997    Malcolm R. Harris                  25,000
          170,000  March 24, 1997    Mark Honigsfeld Living Trust      100,000
          212,500  March 24, 1997    Kiernan Family Trust              125,000
            4,250  March 24, 1997    Paul Kalisz                         2,500
          382,500  March 24, 1997    Sonostar Ventures                 225,000
            4,250  March 24, 1997    David Silverman                     2,500
          170,000  March 24, 1997    Lynne Tarnopol                    100,000
            4,250  March 24, 1997    Steven Thompson                     2,500
            4,250  March 24, 1997    David Vargas                        2,500
          255,000  March 24, 1997    David A. Yoho Revocable Trust     150,000
        1,789,250                                                   $1,052,500
        =========                                                   ==========

        The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuances of its Convertible Notes and upon said section as well as Section 3(a)(9) of the Securities Act in connection with the issuance of the shares of Common Stock upon the conversion thereof. No underwriter participated in the issuances, nor did the Company pay any commissions with respect to these transactions. The investors had access to information concerning the Company, its financial condition, assets, management and proposed activities. In connection with the Company's reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, the Company determined that (i) the Company's securities were acquired by the investors for their own account, for investment purposes only and not with a view towards distribution thereof, (ii) the investors had the ability to bear economically a total loss of their investment in the Company, (iii) the investors had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of an investment in the Company. The Company has impressed the stock certificates representing the referenced shares of Common Stock with a restrictive legend.

        C.  ASSET PURCHASE OF REUNION HOME SERVICES, INC. AND KITCHEN MASTERS,
            -----------------------------------------------------------------
            INC.
            ---

        Effective November 23, 1997, the Company acquired certain assets of Reunion. The Company effected the purchase through the issuance of 371,480 shares of Common Stock valued at $125,405 to Ronald I. Wagner and 80,000 shares of Series A Preferred Stock valued at $683,300 to KMI.

     ----------
     /2/ On July 16, 1998, Steven Gross transferred his shares of Common Stock to Gross Family Trust

        The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuances of its Common Stock. No underwriter participated in the issuances, nor did the Company pay any commissions with respect to these transactions. The investors had access to information concerning the Company, its financial condition, assets, management and proposed activities. In connection with the Company's reliance upon the exemption from registration provided in
     Section 4(2) of the Securities Act, the Company determined that (i) the Company's securities were acquired by the investors for their own account, for investment purposes only and not with a view towards distribution thereof, (ii) the investors had the ability to bear economically a total loss of their investment in the Company, (iii) the investors had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of an investment in the Company. The Company has impressed the stock certificates representing the referenced shares of Common Stock with a restrictive legend.

        D.  COMMON STOCK ISSUANCE TO ROBERT DEFRONZO.
            ----------------------------------------

        On May 31, 1998, the Company issued to Robert DeFronzo, Chief Financial Officer, Treasurer and Secretary of the Company, 27,770 shares of Common Stock for an aggregate consideration of $16,328.76. Of these shares, 23,520 were original issue and 4,250 were treasury shares that had been acquired by the Company from a previous stockholder.

        The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuances of its Common Stock. No underwriter participated in the issuances, nor did the Company pay any commissions with respect to these transactions. Mr. DeFronzo had access to information concerning the Company, its financial condition, assets, management and proposed activities. In connection with the Company's reliance upon the exemption from registration provided in
     Section 4(2) of the Securities Act, the Company determined that (i) the Company's securities were acquired by Mr. DeFronzo for his own account, for investment purposes only and not with a view towards distribution thereof,
     (ii) Mr. DeFronzo had the ability to bear economically a total loss of his investment in the Company, (iii) Mr. DeFronzo had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company. The Company has impressed the stock certificates representing the referenced shares of Common Stock with a restrictive legend.


        E.  ISSUANCE OF OPTIONS.
            -------------------

        On January 8, 1999, the Company granted to 35 employees, none of which were officers or directors of the Company, options to purchase, at fair market value, an aggregate of 37,875 shares of Common Stock. The fair market value exercise price of the options shall be the per share offering price of the Common Stock offered hereby. The option grants will be automatically cancelled if the Company does not complete an initial public offering of its securities on or before June 30, 1999. The options vest as follows: one-third (1/3) of the options granted vest on each of the first, second and third anniversaries of the date of grant. The options otherwise expire on January 8, 2009.

        The foregoing options were granted pursuant to the terms of the Company's 1998 Stock Option Plan. With regard to the issuances of the options discussed above, the Company relied upon Rule 701 under the Securities Act for an exemption from the registration requirements of the Securities Act, since at the time the options were granted the Company was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number                                           Description of Exhibit
------   ------------------------------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement in connection with the Offering.
  1.2+   Form of Agreement Among Underwriters.
  1.3+   Form of Selected Dealer Agreement.
  1.4+++ Form of Representative's Warrant Agreement.
  1.5+   Form of Lock-Up Agreements.
  2.1+   Asset Purchase Agreement dated February 12, 1997 by and among AMRE, Inc., Facelifters Home
         Systems, Inc., American Remodeling, Inc. and the Company (Schedules have been omitted, but will be furnished to the Commission upon request).
  2.2+   First Amendment to Asset Purchase Agreement dated April 3, 1997 by and among AMRE, Inc.,
         Facelifters Home Systems, Inc., American Remodeling, Inc. and the Company  (Schedules have been omitted, but will be furnished to the Commission upon request).
  2.3+   Assignment and Assumption Agreement for Real Property Lease Dated April 3, 1997 by and among
         AMRE, Inc., Facelifters, Inc., American Remodeling, Inc. and the Company (Certain schedules have been omitted, but will be furnished to the Commission upon request).
  2.4+   Asset Purchase Agreement dated November 30, 1997 by and among the Company, Reunion Home
         Services, Inc. and Kitchen Masters, Inc. (Schedules have been omitted, but will be furnished to the
         Commission upon request).

Exhibit
Number                                           Description of Exhibit
------      ------------------------------------------------------------------------------------------------------
   2.5+     Confidentiality and Noncompetition Agreement dated November 30, 1997 by and between the
            Company and Reunion Home Services, Inc.
   2.6+     Confidentiality and Noncompetition Agreement dated November 30, 1997 by and between the
            Company and Kitchen Masters, Inc.
   2.7+     Confidentiality and Noncompetition Agreement dated November 30, 1997 by and between the
            Company and Ronald I. Wagner.
   3.1+     Restated Certificate of Incorporation of the Company.
   3.2+     Bylaws of the Company.
   4.1+     Specimen of Common Stock Certificate.
   4.2+     Form of Warrant Agreement covering the Warrants.
   4.3+     Form of Redeemable Common Stock Purchase Warrants issued in connection with the sale of the
            Warrants.
   4.4+     Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock of the
            Company, filed December 8, 1997.
   4.5+     Form of Amended and Restated Stockholders Agreement effective as of May 27, 1998.
   4.6+     1998 Stock Option Plan.
   5.1      Opinion of Jackson Walker LLP regarding legality of the securities being registered.
  10.1+     License Agreement by and between HFS Licensing, Inc. and Reunion Home Services, Inc.
            (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.2+     Assignment and Assumption Agreement dated December 1, 1997 by and among Reunion Home
            Services, Inc., the Company and HFS Licensing, Inc.
  10.3+     License Agreement dated March 3, 1997 by and between TM Acquisition Corp. and the Company
            (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.4+     Form of Promissory Note dated March 24, 1997.
  10.5+     Secured Promissory Term note dated April 6, 1998 in the principal amount of $700,000.  Maker is the Company and Payee is FINOVA Capital Corporation.
  10.6+++   Security Agreement dated April 6, 1998 by and between the Company and FINOVA Capital
            Corporation (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.7+     Loan and Security Agreement dated June 5, 1998 by and between the Company and FINOVA
            Capital Corporation (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.8+     Amended and Restated Continuing Limited Personal Guaranty dated June 5, 1998 made by Murray
            H. Gross for the benefit of FINOVA Capital Corporation.
  10.9+     Form of First Amended and Restated Contribution and Indemnification Agreement by and among
            Murray H. Gross and the Stockholders of the Company named therein.
  10.10+++  Revolving Credit Program Agreement dated January 23, 1998 by and between Green Tree Financial
            Corporation and the Company.
  10.11+    Assumption Agreement by and between Industrial Development Authority of Charles City County
            and the Company.
  10.12     Form of Employment Agreement by and between the Company and Murray H. Gross.
  10.13     Form of Employment Agreement by and between the Company and Peter T. Bulger.
  10.14     Form of Employment Agreement by and between the Company and Steven L. Gross.

Exhibit
Number                                           Description of Exhibit
------   ----------------------------------------------------------------------------------------------------
 10.15      Form of Employment Agreement by and between the Company and Malcolm R. Harris.
 10.16      Form of Employment Agreement by and between the Company and Robert A. DeFronzo.
 21.1+      Subsidiaries of the Company.
 23.1       Consent of Ernst & Young LLP.
 23.2       Consent of Jackson Walker LLP (Included in its opinion filed as Exhibit 5.1).
 24.1+      Power of attorney.
 27.1++     Financial Data Schedule.

------------------------------
     * To be filed by amendment.
     + Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-65029) as filed with the Commission on September 30, 1998.
     ++ Previously filed as an exhibit to Amendment No. 1 on Form S-1 to the Company's Registration Statement (File No. 333-65029) as filed with the Commission on November 2, 1998.

     +++ Previously filed as an exhibit to Amendment No. 3 on Form S-1 to the Company's Registration Statement (File No. 333-65029) as filed with the Commission on December 14, 1998.

     ITEM 17.  UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required in Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of January, 1999.

                                    U. S. REMODELERS, INC.
                                    (Company)


                                    By:         /s/ Murray H. Gross
                                    ------------------------------------
                                    Murray H. Gross, President and Chief
                                        Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                           Date
                 ---------                                     -----                           ----
     /s/ Murray H. Gross                     President, Chief Executive Officer and       January 29, 1999
-------------------------------------------  Director
Murray H. Gross                              (Principal Executive Officer)

     /s/ David L. Moore*                     Chairman of the Board and Director
-------------------------------------------
David L. Moore

     /s/ Robert A. DeFronzo                  Financial Officer, Secretary and             January 29, 1999
-------------------------------------------  Treasurer
Robert A. DeFronzo                           (Principal Financial and Accounting
                                             Officer)

     /s/ David A. Yoho*                      Director
-------------------------------------------
David A. Yoho

     /s/ Gregory Kiernan*                    Director
-------------------------------------------
Gregory Kiernan

     /s/ Marc W. Beresin*                    Director
-------------------------------------------
Marc W. Beresin

     /s/ Ronald I. Wagner*                   Director
-------------------------------------------
Ronald I. Wagner

     /s/Charles D. Maguire, Jr.              Director                                     January 29, 1999
-------------------------------------------
Charles D. Maguire, Jr.

*By:  /s/ Murray H. Gross                                                                 January 29, 1999
    ---------------------------------------
      Murray H. Gross, Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit
Number                                           Description of Exhibit
------      ------------------------------------------------------------------------------------------------------
   1.1      Form of Underwriting Agreement in connection with the Offering.
   1.2+     Form of Agreement Among Underwriters.
   1.3+     Form of Selected Dealer Agreement.
   1.4+++   Form of Representative's Warrant Agreement.
   1.5+     Form of Lock-Up Agreements.
   2.1+     Asset Purchase Agreement dated February 12, 1997 by and among AMRE, Inc., Facelifters Home
            Systems, Inc., American Remodeling, Inc. and the Company (Schedules have been omitted, but will be furnished to the Commission upon request).
   2.2+     First Amendment to Asset Purchase Agreement dated April 3, 1997 by and among AMRE, Inc.,
            Facelifters Home Systems, Inc., American Remodeling, Inc. and the Company  (Schedules have been omitted, but will be furnished to the Commission upon request).
   2.3+     Assignment and Assumption Agreement for Real Property Lease Dated April 3, 1997 by and among
            AMRE, Inc., Facelifters, Inc., American Remodeling, Inc. and the Company (Certain schedules have been omitted, but will be furnished to the Commission upon request).
   2.4+     Asset Purchase Agreement dated November 30, 1997 by and among the Company, Reunion Home
            Services, Inc. and Kitchen Masters, Inc. (Schedules have been omitted, but will be furnished to the
            Commission upon request).
   2.5+     Confidentiality and Noncompetition Agreement dated November 30, 1997 by and between the
            Company and Reunion Home Services, Inc.
   2.6+     Confidentiality and Noncompetition Agreement dated November 30, 1997 by and between the
            Company and Kitchen Masters, Inc.
   2.7+     Confidentiality and Noncompetition Agreement dated November 30, 1997 by and between the
            Company and Ronald I. Wagner.
   3.1+     Restated Certificate of Incorporation of the Company.
   3.2+     Bylaws of the Company.
   4.1+     Specimen of Common Stock Certificate.
   4.2+     Form of Warrant Agreement covering the Warrants.
   4.3+     Form of Redeemable Common Stock Purchase Warrants issued in connection with the sale of the
            Warrants.
   4.4+     Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock of the
            Company, filed December 8, 1997.
   4.5+     Form of Amended and Restated Stockholders Agreement effective as of May 27, 1998.
   4.6+     1998 Stock Option Plan.
   5.1      Opinion of Jackson Walker LLP regarding legality of the securities being registered.
  10.1+     License Agreement by and between HFS Licensing, Inc. and Reunion Home Services, Inc.
            (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.2+     Assignment and Assumption Agreement dated December 1, 1997 by and among Reunion Home
            Services, Inc., the Company and HFS Licensing, Inc.
  10.3+     License Agreement dated March 3, 1997 by and between TM Acquisition Corp. and the Company
            (Schedules have been omitted, but will be furnished to the Commission upon request).

Exhibit
Number                                           Description of Exhibit
------      ------------------------------------------------------------------------------------------------------
  10.4+     Form of Promissory Note dated March 24, 1997.
  10.5+     Secured Promissory Term note dated April 6, 1998 in the principal amount of $700,000.  Maker is the Company and Payee is FINOVA Capital Corporation.
  10.6+++   Security Agreement dated April 6, 1998 by and between the Company and FINOVA Capital
            Corporation (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.7+     Loan and Security Agreement dated June 5, 1998 by and between the Company and FINOVA
            Capital Corporation (Schedules have been omitted, but will be furnished to the Commission upon request).
  10.8+     Amended and Restated Continuing Limited Personal Guaranty dated June 5, 1998 made by Murray
            H. Gross for the benefit of FINOVA Capital Corporation.
  10.9+     Form of First Amended and Restated Contribution and Indemnification Agreement by and among
            Murray H. Gross and the Stockholders of the Company listed therein.
  10.10+++  Revolving Credit Program Agreement dated January 23, 1998 by and between Green Tree Financial
            Corporation and the Company.
  10.11+    Assumption Agreement by and between Industrial Development Authority of Charles City County
            and the Company.
  10.12     Form of Employment Agreement by and between the Company and Murray H. Gross.
  10.13     Form of Employment Agreement by and between the Company and Peter T. Bulger.
  10.14     Form of Employment Agreement by and between the Company and Steven L. Gross.
  10.15     Form of Employment Agreement by and between the Company and Malcolm R. Harris.
  10.16     Form of Employment Agreement by and between the Company and Robert A. DeFronzo.
  21.1+     Subsidiaries of the Company.
  23.1      Consent of Ernst & Young LLP.
  23.2      Consent of Jackson Walker LLP (Included in its opinion filed as Exhibit 5.1).
  24.1+     Power of attorney.
  27.1++    Financial Data Schedule.

------------------------------
     * To be filed by amendment.
     + Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-65029) as filed with the Commission on September 30, 1998.
     ++ Previously filed as an exhibit to Amendment No. 1 on Form S-1 to the Company's Registration Statement (File No. 333-65029) as filed with the Commission on November 2, 1998.

     +++ Previously filed as an exhibit to Amendment No. 3 on Form S-1 to the Company's Registration Statement (File No. 333-65029) as filed with the Commission on December 14, 1998.